Exhibit 10.2

Execution Version

CREDIT AGREEMENT

dated as of April 26, 2006

among

AERFUNDING 1 LIMITED,

as Borrower,

AERCAP IRELAND LIMITED

individually and as Servicer,

THE OTHER SERVICE PROVIDERS NAMED HEREIN,

UBS REAL ESTATE SECURITIES INC.

and

THE OTHER FINANCIAL INSTITUTIONS NAMED HEREIN AS CLASS A LENDERS,

as Class A Lenders,

UBS REAL ESTATE SECURITIES INC.

and

THE OTHER FINANCIAL INSTITUTIONS NAMED HEREIN AS CLASS B LENDERS,

as Class B Lenders,

UBS REAL ESTATE SECURITIES INC.

and

THE OTHER FINANCIAL INSTITUTIONS NAMED HEREIN AS CLASS C LENDERS,

as Class C Lenders,

UBS SECURITIES LLC,

as Administrative Agent,

UBS SECURITIES LLC

as UBS Funding Agent,

THE OTHER FUNDING AGENTS NAMED HEREIN,

as Other Funding Agents,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent and Account Bank,

i

SECTION 13.3 Rights Upon the Facility Termination Date	148

ARTICLE XIV THE ADMINISTRATIVE AGENT	151

SECTION 14.1 Authorization and Action	151
SECTION 14.2 Exculpation	151
SECTION 14.3 Administrative Agent and Affiliates	152
SECTION 14.4 Lender’s Credit Decision	152
SECTION 14.5 Certain Matters Affecting the Administrative Agent	152
SECTION 14.6 Administrative Agent Not Liable	153
SECTION 14.7 Agent May Own Notes	154
SECTION 14.8 Resignation or Removal of Agent	154
SECTION 14.9 Successor Administrative Agent	155
SECTION 14.10 Eligibility Requirements for Successor Agent	156
SECTION 14.11 Merger or Consolidation of Agent	156
SECTION 14.12 Administrative Agent May Enforce Claims Without Possession of Notes	156
SECTION 14.13 Suit for Enforcement	156
SECTION 14.14 Indemnification of Agent	157

ARTICLE XIVA FUNDING AGENTS	157

SECTION 14A.1 Authorization and Action	157
SECTION 14A.2 Exculpation	157
SECTION 14A.3 Funding Agent and Affiliates	158
SECTION 14A.4 Lender’s Credit Decision	158
SECTION 14A.5 Certain Matters Affecting the Funding Agent	158
SECTION 14A.6 Funding Agent Not Liable	159
SECTION 14A.7 Agent May Own Notes	160
SECTION 14A.8 Resignation or Removal of Agent	160
SECTION 14A.9 Successor Funding Agent	161
SECTION 14A.10 Eligibility Requirements for Successor Agent	162
SECTION 14A.11 Merger or Consolidation of Agent	162
SECTION 14A.12 Funding Agent May Enforce Claims Without Possession of Notes	162
SECTION 14A.13 Indemnification of Agent	162
SECTION 14A.14 Other Arrangements	162

ARTICLE XV ASSIGNMENTS	163

SECTION 15.1 Assignments	163
SECTION 15.2 Documentation	164
SECTION 15.3 Rights of Assignee	164
SECTION 15.4 Endorsement	164
SECTION 15.5 Registration; Registration of Transfer and Exchange	164
SECTION 15.6 Mutilated, Destroyed, Lost and Stolen Notes	166
SECTION 15.7 Persons Deemed Owners	166
SECTION 15.8 Cancellation	167

APPENDICES

APPENDIX I	Portfolio Concentration Limitations and Eligible Aircraft

EXHIBITS
EXHIBIT A	Form of Advance Request
EXHIBIT B	Form of Note
EXHIBIT C	Form of Assignment and Assumption
EXHIBIT D	Form of Quarterly Report
EXHIBIT E	Form of Service Provider Administrative Agency Agreement
EXHIBIT F	Form of Cash Management Agreement
EXHIBIT G	Form of Servicing Agreement
EXHIBIT H	Form of Monthly Report
EXHIBIT I	Form of Security Trust Agreement
EXHIBIT J	Form of Participation Agreement
EXHIBIT K	Forms of Opinion of Counsel to Borrower Group/AerCap
EXHIBIT L	Forms of Opinion of Counsel to Administrative Agent/Lenders
EXHIBIT M	Form of AerCap-Borrower Purchase Agreement
EXHIBIT N	Form of Syndication Cooperation Agreement
EXHIBIT O	Hedging Policy
EXHIBIT P	[Reserved]

v

EXHIBIT Q	Forms of limited liability company agreement, trust agreement and corporate constituent documents

SCHEDULES
SCHEDULE I	List of Aircraft
SCHEDULE II	List of Aircraft Owning Entities, the Aircraft Owned by Such Aircraft Owning Entities and the associated Owner Participants and Owner Trustees
SCHEDULE III	List of Leases
SCHEDULE IV	List of Approved Countries
SCHEDULE V	[Reserved]
SCHEDULE VI	Account Details
SCHEDULE VII	[Reserved]
SCHEDULE VIII	Capitalization and Subsidiaries

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made and entered into as of April 26, 2006 among AERFUNDING 1 LIMITED, an exempted company organized and existing under the laws of Bermuda (the “Borrower”), AERCAP IRELAND LIMITED, a limited company incorporated and existing under the laws of Ireland (“AerCap”), as primary servicer under the Servicing Agreement (AerCap in such capacity, or any successor servicer appointed pursuant to Section 12.3 hereof, the “Servicer”), AERCAP ADMINISTRATIVE SERVICES LIMITED, a limited company incorporated and existing under the laws of Ireland (“AASL”), individually and as primary administrative agent under the Service Provider Administrative Agency Agreement (AASL in such capacity, or any successor primary administrative agent appointed pursuant to Section 12.3 hereof, the “Service Provider Administrative Agent”), AERCAP CASH MANAGER II LIMITED, a limited company incorporated and existing under the laws of Ireland (“ACML”), individually and as financial administrative agent under the Service Provider Administrative Agency Agreement (ACML in such capacity, or any successor financial administrative agent appointed pursuant to Section 12.3 hereof, the “Financial Administrative Agent”), and as cash manager under the Cash Management Agreement (ACML in such capacity, or any successor cash manager appointed pursuant to Section 12.3 hereof, the “Cash Manager”), and as insurance servicer under the Servicing Agreement (ACML in such capacity, or any successor financial administrative agent appointed pursuant to Section 12.3 hereof, the “Insurance Servicer”), UBS REAL ESTATE SECURITIES INC. (“UBSRESI”) and THE OTHER FINANCIAL INSTITUTIONS THAT BECOME PARTIES HERETO AS CLASS A LENDERS (together with any permitted successors and assigns, “Class A Lenders”), UBSRESI and THE OTHER FINANCIAL INSTITUTIONS THAT BECOME PARTIES HERETO AS CLASS B LENDERS (together with any permitted successors and assigns, “Class B Lenders”), UBSRESI and THE OTHER FINANCIAL INSTITUTIONS THAT BECOME PARTIES HERETO AS CLASS C LENDERS (together with any permitted successors and assigns, “Class C Lenders” and, together with the Class A Lenders and the Class B Lenders, the “Lenders”), UBS SECURITIES LLC (“UBSS”), as agent (UBSS in such capacity, the “Administrative Agent”) for the Lenders, UBSS as funding agent (UBSS in such capacity, the “UBS Funding Agent”) for the UBS Funding Group (as defined below), each Other Funding Agent (as defined below) as funding agent for its related Other Funding Group (as defined below), and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Collateral Agent (as defined below) and in its capacity as Account Bank (as defined below).

W I T N E S S E T H :

WHEREAS, the parties hereto intend to enter into this Agreement on the terms and conditions specified herein;

NOW THEREFORE, for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1       Defined Terms. As used in this Agreement, the following terms have the following meanings:

“AASL” has the meaning set forth in the Preamble.

“ABS Transaction” means an issuance, whether by public offering or private placement (whether under Rule 144A promulgated under the Securities Act of 1933 or otherwise), by any special purpose corporation, trust or other entity of any asset-backed securities secured by, or representing an interest in, any Aircraft Assets, and/or beneficial interests in any Borrower Subsidiaries, which Aircraft Assets, and/or beneficial interests in Borrower Subsidiaries, shall have been transferred to such special purpose corporation, trust or other entity by the Borrower and/or certain Borrower Subsidiaries.

“Account Bank” means initially Deutsche Bank Trust Company Americas and any successor or replacement thereof.

“ACML” has the meaning set forth in the Preamble.

“Additional Advance Commitment Period” means the period commencing on the Closing Date and ending on the Conversion Date.

“Additional Advance Date” has the meaning set forth in Section 2.1(g)(i).

“Additional Advance Request” has the meaning set forth in Section 2.2(b).

“Additional Advances” has the meaning set forth in Section 2.1(f).

“Additional Class A Advances” has the meaning set forth in Section 2.1(d).

“Additional Class B Advances” has the meaning set forth in Section 2.1(e).

“Additional Class C Advances” has the meaning set forth in Section 2.1(f).

“Additional Lease” means a Lease of an Additionally Financed Aircraft that is listed as an “Additional Lease” on Schedule III hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.

“Additionally Financed Aircraft” means an Aircraft with respect to which an Advance (other than an Improvement Advance) is made subsequent to the Initial Advance Date and which is listed as an “Additionally Financed Aircraft” on Schedule I hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.

“Adjusted Appraised Base Value” means, as of any date of determination, with respect to an individual Aircraft, its adjusted appraised value determined by the following calculation to reflect straight line depreciation using the Applicable Useful Life of such Aircraft to a “zero” assumed residual/salvage value:

IABV - [((IABV) / (AUL - M)) x N]

where:

IABV	=	the Applicable Initial Appraised Base Value of such Aircraft;

AUL	=	the Applicable Useful Life of such Aircraft in months;

M	=

the number of months elapsed between the date of manufacture of such Aircraft (or, if applicable, the Freighter Conversion Effective Date) and the date on which the initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance is made with respect to such Aircraft); and

N	=

the number of months elapsed since the date on which the initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance was made with respect to such Aircraft), to the date of determination.

“Adjusted Appraised Market Value” means, as of any date of determination, with respect to an individual Aircraft, its adjusted appraised value determined by the following calculation to reflect straight line depreciation using the Applicable Useful Life of such Aircraft to a “zero” assumed residual/salvage value:

IACMV - [((IACMV) / (AUL - M)) x N]

where:

IACMV	=	the Applicable Initial Current Market Value of such Aircraft;

AUL	=	the Applicable Useful Life of such Aircraft in months;

M	=

the number of months elapsed between the date of manufacture of such Aircraft (or, if applicable, the Freighter Conversion Effective Date) and the date on which the initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance is made with respect to such Aircraft); and

N	=

the number of months elapsed since the date on which the initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance was made with respect to such Aircraft), to the date of determination.

“Adjusted Book Value” means, as of any date of determination, with respect to an individual Aircraft, its adjusted book value determined by the following calculation to reflect straight line depreciation using the Applicable Useful Life of such Aircraft to a “zero” assumed residual/salvage value:

IABKV - [((IABKV) / (AUL - M)) x N]

where:

IABKV	=	the Applicable Initial Book Value of such Aircraft;

AUL	=	the Applicable Useful Life of such Aircraft in months;

M	=

the number of months elapsed between the date of manufacture of such Aircraft (or, if applicable, the Freighter Conversion Effective Date) and the date on which the initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance is made with respect to such Aircraft); and

N	=

the number of months elapsed since the date on which the initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance was made with respect to such Aircraft), to the date of determination.

“Adjusted Borrowing Value” means with respect to an Eligible Aircraft and as of any date of determination, (a) for an Eligible Aircraft of the Type described as “Category 1” on Appendix I hereto, the lowest of its Adjusted Book Value, its Adjusted Appraised Base Value and its Adjusted Appraised Market Value as of such date, and (b) for an Eligible Aircraft of the Type described as either “Category 2” or “Category 3” on Appendix I hereto, the lower of its Adjusted Appraised Base Value and its Adjusted Appraised Market Value as of such date. The Adjusted Borrowing Value of an Aircraft that is not an Eligible Aircraft as of the related date of determination, or as to which an Event of Loss has occurred as of the related date of determination, shall be zero. Also, to the extent that inclusion of the Adjusted Borrowing Value of a particular Aircraft under clause (b) of the definition of Facility Limit Percentage causes the Facility Limit Percentage to exceed an Aircraft Type Concentration Limit, Country/Region Concentration Limit or Widebody Maximum Percentage, as applicable, such Adjusted Borrowing Value, when used in calculating any Borrowing Base, will be reduced to the highest amount which, if included under such clause (b), would not cause such an excess.

“Administrative Agent” has the meaning set forth in the Preamble.

“Advance” means any amount disbursed by any Lender to the Borrower under this Agreement.

“Advance Date” means the Initial Advance Date or an Additional Advance Date.

“Advance Rate” means, with respect to any Aircraft, the Class A Advance Rate, Class B Advance Rate and Class C Advance Rate, or any of them, applicable to such Aircraft as of any date of determination.

“Advance Rate Adjustment” means, with respect to any Aircraft, an adjustment to the Base Advance Rates for an Aircraft of that Type, attributable to an Aircraft Age Advance Rate Adjustment, Aircraft Type Concentration Advance Rate Adjustment, Critical Mass Advance Rate Adjustment, Lessee Diversity Score Advance Rate Adjustment, or Weighted Average Portfolio Age Advance Rate Adjustment. Such Advance Rate Adjustments will apply to the determination of the applicable Advance Rates against Adjusted Borrowing Value, and be redetermined with all applicable adjustments being given current effect, as of each Payment Date or any other date as of which a Borrowing Base is being determined, except as contemplated in the last sentence of the definition of Aircraft Age Advance Rate Adjustment herein. All applicable Advance Rate Adjustments as of any particular date of determination will apply on a cumulative basis to reduce the otherwise applicable Base Advance Rate.

“Adverse Claim” means any Lien or any title retention, trust, or other type of preferential arrangement having the effect or purpose of creating a Lien or any claim of ownership, other than Permitted Liens.

“AerCap” has the meaning set forth in the Preamble.

“AerCap-Borrower Purchase Agreement” means the Purchase Agreement, substantially in the form of Exhibit M hereto, dated as of April 26, 2006, by and among the Borrower, AerCap and other vendors, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“AerCap Group” means AerCap Holdings C.V. and its consolidated Subsidiaries.

“AerCap Liquidity Facility” means the liquidity loan agreement from AerCap as lender in favor of the Borrower, established for the purpose of funding the portion of Approved Asset Improvement Costs of the Borrower expected to be repaid with the proceeds of an Improvement Advance hereunder (with the remaining portion of such costs to be funded through advances under the AerCap Sub Notes).

“AerCap Sub Notes” means certain subordinated notes of the Borrower issued to AerCap, the principal of and interest on which are repayable on a subordinated basis to the Borrower’s obligations to the Lenders, pursuant to the Flow of Funds.

“Affected Lender” has the meaning set forth in Section 6.6(a).

“Affected Party” has the meaning set forth in Section 6.2(a).

“Affiliate” of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan), or (ii) is an officer, trustee or director of such person. Without limiting the foregoing, a Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:

(a) to vote greater than 50% or more of the securities, membership interests or similar ownership interests (on a fully diluted basis) having ordinary voting power for the election of directors, members, managing partners or similar Persons; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

The word “Affiliated” has a correlative meaning.

“Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Aircraft” means one or more of the commercial aircraft (including, without limitation, the airframe and all engines and parts with respect thereto) listed on Schedule I hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.

“Aircraft Acquisition Documents” means (a) in respect of any Aircraft to become a Funded Aircraft (other than as contemplated in clause (b) of this definition), any of the related Lease, a bill of sale, a lease assignment and assumption agreement, the purchase agreement pursuant to which AerCap or an Aircraft Owning Entity acquires the Aircraft for on-sale to the Borrower under the AerCap-Borrower Purchase Agreement, and any invoice or other documentation evidencing the purchase price paid for such assets (to the extent not evidenced by any of the foregoing other documents); and (b) in the case of the ANA Aircraft shall in any event include the Tateha Sale and Conditional Repurchase Agreement, the Tateha Mortgage, the Lyon Lease, the Tombo Sublease, the ANA Subsublease, the Mitsui Tateha Guaranty, the Mitsui Tombo Guaranty, the Lyon Assignment, and the Tombo Assignment.

“Aircraft Age” means, where such term is used in the definitions of Aircraft Age Limit, Aircraft Age Advance Rate Adjustment and Weighted Average Aircraft Age, the age in integral number of completed elapsed months of an Aircraft since its date of manufacture (or, if such Aircraft has been subjected to a Freighter Conversion to a Freighter Type, since the related Freighter Conversion Effective Date). With respect to an Aircraft that becomes a Funded Aircraft on a date that is after a Determination Date (or, if the first Determination Date has not yet occurred, the Closing Date) and is before or on the next succeeding Determination Date, the Aircraft Age of such Aircraft for purposes of the foregoing definitions will be deemed to be its Aircraft Age in months on and as of such next succeeding Determination Date.

“Aircraft Age Advance Rate Adjustment” means, with respect to any Type of Aircraft, an adjustment to the Base Advance Rate for that Type based on the Aircraft Age and Aircraft Age Range for that Type, as follows:

(a)         for Aircraft with an Aircraft Age lower than the fourth lowest number in the Aircraft Age Range for Aircraft of that Type, there is no adjustment; and

(b)         for Aircraft with an Aircraft Age within the Aircraft Age Range for Aircraft of that Type, (i) if such Aircraft Age at least equals the fourth lowest integral number in the Aircraft Age Range but does not equal or exceed the third next higher (i.e., the seventh lowest) integral number within the Aircraft Age Range, the applicable Base Advance Rate will decrease by 0.375 percentage points so long as Critical Mass does not exist, and by 0.25 percentage points while Critical Mass exists, and (ii) for each additional third higher integral number within the Aircraft Age Range that such Aircraft Age at least equals but does not exceed, the applicable Base Advance Rate will decrease by an additional 0.375 percentage points so long as Critical Mass does not exist, and by an additional 0.25 percentage points while Critical Mass exists.

An Aircraft of any particular Type whose Aircraft Age exceeds (measuring by integral months of Aircraft Age) the related Aircraft Age Limit at the time of its proposed addition to the Borrower’s Portfolio, is not eligible to become a Funded Aircraft and accordingly has a zero Advance Rate. It is understood that the Aircraft Age Advance Rate Adjustment is applied to a particular Aircraft in determining a Borrowing Base for that Aircraft as of the date it first becomes a Funded Aircraft hereunder (and based on its deemed Aircraft Age on that date as described in the definition of Aircraft Age), but no further adjustment is to occur due to the aging of the Aircraft after such date for so long as it remains a Funded Aircraft within the Borrower’s Portfolio; provided that upon the occurrence of a Freighter Conversion Effective Date for such Aircraft, the next Borrowing Base determination after such date will reflect the change in Aircraft Age due to such Freighter Conversion (as contemplated in the definition of Aircraft Age), after which no further adjustment is to occur due to the aging of the Aircraft after such determination for so long as it remains a Funded Aircraft within the Borrower’s Portfolio.

“Aircraft Age Limit” means, for each Type of Aircraft listed on Table 1 to Appendix I hereto, the highest number in the Aircraft Age Range. An Aircraft of any particular Type whose Aircraft Age exceeds the Aircraft Age Limit for such Type at the time of its proposed addition to the Borrower’s Portfolio, is not eligible to become a Funded Aircraft hereunder.

“Aircraft Age Range” means, for each Type of Aircraft listed on Table 1 to Appendix I hereto, the range of months for Aircraft Age set forth under the category “Maximum Age” for that Type on Table 1 of Appendix I.

“Aircraft Asset Expenses” has the meaning set forth in the Servicing Agreement; provided, that when such term is used in the Flow of Funds, Aircraft Asset Expenses shall not be deemed to include expenses that have been paid with funds withdrawn from the Maintenance Reserve Account or the Security Deposit Account, and also shall not include expenses and costs attributable to Approved Asset Improvements.

“Aircraft Assets” means one or more Aircraft, together with the related assets with respect thereto, including, without limitation, the Leases with respect to such Aircraft (and the Related Security with respect thereto) and any related Security Deposits, Maintenance Reserves or other cash reserves.

“Aircraft Limitation Event” means that at any time after the Borrower initially achieves Critical Mass, and immediately after giving effect to any of the following:

(a) an acquisition into the Borrower’s Portfolio of an Aircraft, or

(b) the sale and consequent removal from the Borrower’s Portfolio of an Aircraft,

any of the following is true: (i) any Aircraft Type Concentration Percentage will exceed the related Aircraft Type Concentration Limit, (ii) the Category 1 Percentage will be less than the Minimum Category 1 Percentage, (iii) the Weighted Average Portfolio Age will exceed the Weighted Average Portfolio Age Limit, or (iv) the Widebody Percentage will exceed the Widebody Maximum Percentage.

“Aircraft Owning Entity” means a Person that is (i) an entity with Organizational Documents and Operating Documents substantially in the forms attached hereto as Exhibit Q (or in such other form as shall be reasonably satisfactory to the Administrative Agent), (ii) is identified on Schedule II hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time, (iii) either (A) the sole legal owner (including, without limitation, an Owner Trust but excluding an Owner Participant) of the Aircraft listed to the right of such Person’s name on such Schedule II hereto (as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time), or (B) in the case of the ANA Aircraft, the sole beneficial owner (pursuant to the ANA Beneficial Ownership Structure) of the ANA Aircraft listed to the right of such Person’s name on such Schedule II hereto, and (iv) a Person in which the Borrower owns, whether directly or indirectly, all of the Equity Interests.

“Aircraft Type Concentration Limit” means, for each Type of Aircraft listed on Table 1 to Appendix I hereto, the highest percentage in the Aircraft Type Concentration Range, or if no Aircraft Type Concentration Range is listed for such Type, then the single percentage for that Type, set forth under the category “Maximum Aircraft Type Concentration Percentage” on Table 1.

“Aircraft Type Concentration Percentage” means, for any date of determination and any particular Type of Aircraft, the Facility Limit Percentage of Aircraft of that Type in the Borrower’s Portfolio as of such date.

“Aircraft Type Concentration Range” means, for each Type of Aircraft listed on Table 1 to Appendix I hereto, the range of percentages (if any) for Aircraft of each Type set forth under the category “Maximum Aircraft Type Concentration Percentage” for that Type on Table 1.

“Aircraft Type Concentration Advance Rate Adjustment” means, with respect to any Type of Aircraft, an adjustment to the Base Advance Rate for that Type based on the Aircraft Type Concentration Percentage (“ATCP”) for that Type, as follows:

(a)         if the ATCP for that Type does not at least equal or exceed the second lowest integral percentage point in the Aircraft Type Concentration Range (“ATCR”) for those Types which have an ATCR, or the related Aircraft Type Concentration Limit for those Types which do not have an ATCR, there is no adjustment; and

(b)         for Types which have an ATCR, (i) if the ATCP at least equals or exceeds the second lowest integral percentage point in the ATCR but does not equal or exceed the next highest integral percentage point within the ATCR, the applicable Base Advance Rate will decrease by 0.60 percentage points so long as Critical Mass does not exist, or by 0.40 percentage points while Critical Mass exists, and (ii) for each additional integral percentage point within the ATCR that the ATCP equals or exceeds, the applicable Base Advance Rate will decrease by an additional 0.60 percentage points while Critical Mass does not exist, or by an additional 0.40 percentage points while Critical Mass exists, and

(c)          for all Types, to the extent the ATCP exceeds the relevant Aircraft Type Concentration Limit (which is the highest percentage point in the ATCR for Types which have an ATCR), the Adjusted Borrowing Value attributable to Aircraft of such Type that is used in calculating any Borrowing Base will be reduced to the highest amount which, if used in the calculation of ATCP, would not cause such an excess.

“Allocable Advance Amount” means, with respect to any Aircraft and as of any date of determination, an amount equal to the product of (i) the Outstanding Principal Amount as of such date and (ii) a fraction, the numerator of which is equal to the Adjusted Borrowing Value of such Aircraft as of such date and the denominator of which is equal to the sum of the Adjusted Borrowing Values of all Aircraft in the Borrower’s Portfolio at such time.

“Alternate Base Rate” means, as of any date, a fluctuating rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greater of (a) the rate of interest established by UBS AG Stamford Branch as its corporate base rate (such rate not necessarily being the lowest or best rate charged by UBS AG Stamford Branch) as of such date of determination and (b) the Federal Funds Rate most recently determined by the UBS Funding Agent plus 0.50% per annum.

“Amortization Period” means the period beginning on the Conversion Date and ending on the Stated Maturity Date.

“AMS AerCap” means AMS AerCap B.V.

“ANA” means All Nippon Airways Co. Ltd., a company organized under the law of Japan.

“ANA Aircraft” means the Airbus A321-100 Aircraft bearing manufacturer’s serial number 0802.

“ANA Beneficial Ownership Structure” means the beneficial ownership of the ANA Aircraft by Opal by means of its ability to purchase the ANA Aircraft from Tateha for $1.00 under the Tateha Sale and Conditional Purchase Agreement.

“ANA Sublease” means the Aircraft Sublease Agreement dated September 26, 2002 between Tombo, as lessor, and ANA, as lessee, covering the leasing of the ANA Aircraft, as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Anti-Terrorism Laws” has the meaning set forth in Section 9.21.

“Applicable Carrier” means, as of any date, with respect to any Aircraft, the Eligible Carrier that is leasing such Aircraft from the applicable Aircraft Owning Entity or an Applicable Intermediary, on such date.

“Applicable Class A Margin” has the meaning set forth in the Fee Letter.

“Applicable Class B Margin” has the meaning set forth in the Fee Letter.

“Applicable Class C Margin” has the meaning set forth in the Fee Letter.

“Applicable Foreign Aviation Law” means, with respect to any Aircraft, any applicable law, rule or regulation (other than the FAA Act) of any Government Entity of any jurisdiction not included in the United States, governing the registration, ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority of Liens on all or any part of such Aircraft.

“Applicable Foreign Government Entity” means, with respect to any Aircraft, any Government Entity that administers an Applicable Foreign Aviation Law.

“Applicable Initial Appraised Base Value” means, with respect to any individual Aircraft,

(A)          If an initial Advance was or is being made in respect of such Aircraft but no Improvement Advance has been made in respect thereof, the Applicable Initial Appraised Base Value for such Aircraft shall be equal to the Base Value of such Aircraft set forth in its Initial Base Value Appraisal; and

(B)          If an Improvement Advance was or is being made in respect of such Aircraft, the Applicable Initial Appraised Base Value for such Aircraft shall be equal to the Base Value of such Aircraft set forth in its Improvement Base Value Appraisal.

“Applicable Initial Appraised Current Market Value” means, with respect to any individual Aircraft,

(A)          If an initial Advance was or is being made in respect of such Aircraft but no Improvement Advance has been or is being made in respect thereof, the Applicable Initial Appraised Current Market Value for such Aircraft shall be equal to the Current Market Value of such Aircraft set forth in its Initial Current Market Value Appraisal; and

(B)          If an Improvement Advance was or is being made in respect of such Aircraft, the Applicable Initial Appraised Current Market Value for such Aircraft shall be equal to the Current Market Value of such Aircraft set forth in the Improvement Current Market Value Appraisal.

“Applicable Initial Book Value” means, with respect to any individual Aircraft,

(A)          If an initial Advance was or is being made in respect of such Aircraft but no Improvement Advance has been or is being made in respect thereof, the Applicable Initial Book Value for such Aircraft shall be equal to the Book Value of such Aircraft as of the Initial Advance Date; and

(B)          If an Improvement Advance was or is being made in respect of such Aircraft, the Applicable Initial Book Value for such Aircraft shall be equal to the sum of (i) the amount of Approved Asset Improvement Cost for such Aircraft, plus (b) the Adjusted Book Value of such Aircraft as of the date such Approved Asset Improvement Costs are incurred, determined using clause (A) immediately above as the Applicable Initial Book Value.

“Applicable Intermediary” means, with respect to any Aircraft, the Eligible Intermediary that has leased such Aircraft from the applicable Aircraft Owning Entity or Owner Trustee, and has subleased such Aircraft to an Applicable Carrier.

“Applicable Margin” means, as the context may require, the Applicable Class A Margin, the Applicable Class B Margin and the Applicable Class C Margin, or any of them.

“Applicable Useful Life” means, in connection with calculating depreciation of an Aircraft, (a) prior to the Freighter Conversion Effective Date for such Aircraft, if ever applicable, 300 months, and (b) if such Aircraft has been subjected to a Freighter Conversion, following the Freighter Conversion Effective Date, 180 months.

“Approved Appraiser” means any commercial aircraft appraiser which is reasonably acceptable to the Administrative Agent, it being understood that as of the Closing Date and the date of any Initial Base Value Appraisal or Initial Current Market Value Appraisal applicable to an Initial Financed Aircraft, Airclaims Limited is an Approved Appraiser.

“Approved Asset Improvement” means, in respect of an Aircraft in the Borrower’s Portfolio against which an Advance has been previously made, the Borrower’s procurement (using funds derived from advances made to it under the AerCap Liquidity Facility, the AerCap Sub Notes, and/or retained cash flow distributed to it pursuant to the Flow of Funds) of a Freighter Conversion of such Aircraft, or another value-enhancing improvement or upgrade as to such Aircraft (including but not limited to airframe heavy checks, engine refurbishment, landing gear overhaul, APU overhaul, and aircraft reconfiguration).

“Approved Asset Improvement Cost” means the amount of the Borrower’s (or applicable Borrower Subsidiary’s) cost for an Approved Asset Improvement, following (as applicable) the Freighter Conversion Effective Date or Other Improvement Effective Date in respect of such Approved Asset Improvement, and the Borrower’s procurement and delivery to the Administrative Agent of an Improvement Base Value Appraisal and Improvement Current Market Value Appraisal of the related Aircraft.

“Approved Country List” means the list of countries set forth on Schedule IV attached hereto, as such list may be modified and supplemented from time to time in accordance with the following provisions (it being understood that no country which is a Prohibited Country shall be on the Approved Country List):

(a)           if the Administrative Agent advises the Borrower in writing of (i) a change in law or regulation or in the interpretation thereof by a Government Entity after the Closing Date, or (ii) the implementation or initial application by a Government Entity after the Closing Date of law or regulation in a particular country then on the Approved Country List, that in either case, in the good faith, reasonable judgment of the Administrative Agent makes the financing of Aircraft registered in such country or leased by a Lessee organized under the laws of or domiciled in such country, subject to a material increase in legal risk as to creditor’s or lessor’s rights, rights of repossession or enforcement, or other material legal risks making it undesirable for a lender to finance such Aircraft (any of the foregoing, an “Adverse Legal Risk Change”), then the Approved Country List shall upon delivery of such written advice be deemed amended and changed to remove such adversely affected country, provided, that no such removal shall be effective as to any Additional Advance for an Additionally Financed Aircraft related to the affected jurisdiction that occurs within 30 days of the delivery of such written advice, unless such Adverse Legal Risk Change itself occurred within such 30 day period; and

(b)           with respect to (i) any adversely affected country described in clause (a) above which has been removed from the Approved Country List, or (ii) any other country which is otherwise not on the current Approved Country List, the Borrower may nonetheless provide that such country be treated for all purposes hereunder as if it were named on the list by either (1) obtaining the written agreement of the Administrative Agent to so treat such country as if on the list (or to actually add the country to an amended version of such list, if mutually agreed with the Borrower), or (2) procuring and maintaining Political Risk/Repossession Insurance in respect of Aircraft either registered in such country or that are leased under a Lease with a Lessee domiciled in or organized under the laws of such country (or both, if such is the case), in an amount not less than the Required Coverage Amount; and

(c)           any country that has become or becomes a “contracting state” by ratification/accession to the Cape Town Convention and related Aviation Protocol shall be deemed automatically added to the Approved Country List at the time it becomes such a contracting state.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee of such Lender and acknowledged and agreed to by the related Funding Agent, and, if the assignee thereunder is not an Eligible Assignee and such assignment and assumption agreement is executed prior to the occurrence of an Event of Default, acknowledged and agreed to by the Borrower, substantially in the form of Exhibit C hereto.

“Available Collections” means in respect of any Payment Date, all Collections on deposit in the Collection Account as of the last day of the calendar month preceding such Payment Date; provided, that with respect to Leases with rental payments payable by the Lessee less frequently than monthly that are deposited therein during such calendar month, a pro rata portion (based on the frequency of payment in months) of such rental payments that have been so received and are held in the Collection Account will be treated as Available Collections received during that and each succeeding calendar month, and in each case applied on the related Payment Date pursuant to the Flow of Funds, with the balance not so applied on a Payment Date being retained in the Collection Account for pro rata application on future monthly Payment Dates as aforesaid.

“Base Advance Rate” means any of the percentages set forth on Table 2 of Appendix I for each Type of Aircraft listed on such Table 2, under the headings “Class A Advance Rate before Critical Mass”, “Class A Advance Rate after Critical Mass”, “Class B Advance Rate before Critical Mass”, “Class B Advance Rate after Critical Mass”, “Class C Advance Rate before Critical Mass”, or “Class C Advance Rate after Critical Mass”, as applicable.

“Base Value” means, with respect to any Aircraft and the definitions of Initial Base Value Appraisal and Improvement Base Value Appraisal used herein, the “Base Value” of such Aircraft which, in any case, represents an appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”, founded in the historical trend of values and in the projection of future value trends and presuming an arm’s length, cash transaction between willing, able and knowledge parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any limited partnership with a corporate general partner, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Book Value” means with respect to an Aircraft, (a) if such Aircraft or related Aircraft Owning Entity was purchased by AerCap not earlier than 45 days prior to its related Initial Advance Date or Additional Advance Date, as applicable, an amount equal to the cash purchase price of such Aircraft (or related Aircraft Owning Entity), or (b) if such Aircraft or Aircraft Owning Entity was purchased by AerCap more than 45 days prior to its related Initial Advance Date or Additional Advance Date, as applicable, an amount equal to the net book value for such asset as such value would be carried on the records of AerCap Group, consistent with GAAP, at the time of the related Initial Advance Date or Additional Advance Date, as applicable.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Acquisition” has the meaning set forth in Section 10.30(a).

“Borrower Acquisition Documents” means, in respect of any Funded Aircraft, the documents executed in connection with a Borrower Acquisition thereof, including without limitation, any related Aircraft Acquisition Document and the AerCap-Borrower Purchase Agreement.

“Borrower Collateral” has the meaning set forth for the term “Collateral” as defined in the Security Trust Agreement.

“Borrower Expenses” means, for purposes of the use of such term in the Flow of Funds, Aircraft Asset Expenses, Operating Expenses and Related Expenses; provided that Borrower Expenses as used in the Flow of Funds shall not include (a) Borrower Income Tax Expenses (to the extent a separate allocation is provided therefor in the Flow of Funds), (b) expenses that have been or are properly payable or reimbursable with funds withdrawn from the Maintenance Reserve Account or the Security Deposit Account, or with the application of funds received from an insurance payment or other third party payment relating to casualty or condemnation (and in either such case such funds are actually available to the Borrower for such purposes and, for the avoidance of doubt, such expenses shall be Borrower Expenses to the extent such funds are not actually available to the Borrower for such purpose), (c) any expenses and costs attributable to Approved Asset Improvements, which costs (assuming satisfaction of all applicable conditions precedent and other requirements of this Agreement) could properly be the subject of reimbursement through an Improvement Advance, or (d) Overhead Expenses (as defined in the Servicing Agreement).

“Borrower Income Tax Expenses” means, for purposes of the use of such term in the Flow of Funds, Taxes based upon, attributable to or otherwise determinable by relation to income or net income of the Borrower or any Borrower Group Member.

“Borrower Funding Account” means an account (number 51948) in the name of the Borrower and maintained with the Account Bank.

“Borrower Group Member” means the Borrower or a Borrower Subsidiary.

“Borrower’s Portfolio” means, when used with respect to Aircraft, all Aircraft then Owned directly or indirectly by any Borrower Group Member or Owner Trust.

“Borrower Subsidiary” means any direct or indirect Subsidiary of the Borrower, each of which shall be reasonably satisfactory to the Administrative Agent, including, without limitation, any Aircraft Owning Entity, any Owner Participant, and any Applicable Intermediary.

“Borrowing Base” means any of the Class A Borrowing Base, the Class B Borrowing Base or the Class C Borrowing Base, as applicable.

“Borrowing Base Deficiency” means any of a Class A Borrowing Base Deficiency, Class B Borrowing Base Deficiency or Class C Borrowing Base Deficiency.

“Business Day” means any day on which commercial banks in New York, New York or Amsterdam, The Netherlands are not authorized or required to be closed, and in the case of the use of such term in connection with Advances bearing or to bear interest based on the Eurodollar Rate, on which dealings are carried on in the London interbank eurodollar market.

“Cape Town Convention” means, collectively, the official English language texts of the Convention on International Interests in Mobile Equipment and the protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001, at a diplomatic conference in Cape Town, South Africa.

“Cash Management Agreement” means the Cash Management Agreement, dated as of April 26, 2006, among the Cash Manager, the Collateral Agent, the Borrower, the Aircraft Owning Entities, the Owner Participants, the Applicable Intermediaries and the Administrative Agent, substantially in the form of Exhibit F hereto, as the same may be amended, modified and/or restated from time to time pursuant to the terms thereof.

“Cash Manager” has the meaning set forth in the Preamble.

“Category” means any of the categories designated “1”, “2” or “3” listed next to the Types of Aircraft set forth on Table 1 of Appendix I hereto. “Category 1 Aircraft”, “Category 2 Aircraft” and “Category 3 Aircraft” each have a correlative meaning.

“Category 1 Percentage” means, as of any date of determination, the percentage represented by the quotient of the Adjusted Borrowing Value of Funded Aircraft constituting Category 1 Aircraft as of such date, divided by the aggregate Adjusted Borrowing Value of all Funded Aircraft as of such date.

“Chattel Paper Original” means, when used in the provisions of Article VII in connection with delivery requirements and in related provisions in Article X, that the applicable original Lease and any related lease amendment or supplement being delivered shall have been designated the sole original copy thereof by the applicable Lessor (1) adding substantially the following language to the cover page of such Lease: “To the extent, if any, that this Lease Agreement or any lease amendment or supplement hereunder constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), this copy shall constitute the sole original thereof and no security interest in this Lease Agreement or lease amendment or supplement may be created through the transfer or possession of any counterpart other than this counterpart”; and (2) marking each other original executed counterpart of such Lease Agreement or lease amendment or supplement in its possession with the words “DUPLICATE ORIGINAL.”

“Class A Advance Rate” means, for each Aircraft of a particular Type as of any date of determination, the applicable Base Advance Rate (whether before or after Critical Mass exists), as adjusted by each applicable Advance Rate Adjustment.

“Class A Advances” has the meaning set forth in Section 2.1(d).

“Class A Advances Limit” means $715,000,000.

“Class A Borrowing Base” means, as of any date of determination, the amount equal to (a) the aggregate sum of the products of (x) the applicable Class A Advance Rate for each Aircraft then in the Borrower’s Portfolio, and (y) the Adjusted Borrowing Value of such Aircraft as of such date, plus (b) the portion allocable to Class A Advances, of unreleased Advance proceeds held in the Borrower Funding Account pending release to the Borrower during the Holding Period, or repayment to the Lenders immediately following the Holding Period.

“Class A Borrowing Base Deficiency” means, as of any Payment Date, the amount by which the Outstanding Class A Principal Amount on such Payment Date exceeds the Class A Borrowing Base on such Payment Date.

“Class A Funding Agent” means the UBS Funding Agent and each Other Funding Agent of an Other Funding Group funding Class A Advances hereunder.

“Class A Funding Group” means the UBS Funding Group and each Other Funding Group funding Class A Advances hereunder.

“Class A Funding Group Limit” means the sum of the UBS Funding Group Limit and each Other Funding Group Limit of a Funding Group funding Class A Advances.

“Class A Lenders” has the meaning set forth in the Preamble.

“Class A Majority Lenders” means, at any time, Class A Lenders which have advanced more than 50% of the Outstanding Class A Principal Amount.

“Class A Scheduled Principal Payments” has the meaning set forth in Section 8.1(e).

“Class B Advance Rate” means, for each Aircraft of a particular Type as of any date of determination, the applicable Base Advance Rate (whether before or after Critical Mass exists), as adjusted by each applicable Advance Rate Adjustment.

“Class B Advances” has the meaning set forth in Section 2.1(e).

“Class B Advances Limit” means $180,000,000.

“Class B Borrowing Base” means, as of any date of determination, the amount equal to (a) the aggregate sum of the products of (x) the applicable Class B Advance Rate for each Aircraft then in the Borrower’s Portfolio, and (y) the Adjusted Borrowing Value of such Aircraft as of such date, plus (b) the amount on deposit in the Liquidity Reserve Account as of such date, after taking into account any funds proposed to be released therefrom on such date of determination (and, with respect to determinations of the Class B Borrowing Base as of any date that a Class B Advance is being made hereunder, giving effect to any amounts to be deposited into such Liquidity Reserve Account funded with the proceeds of Class B Advances on such date), plus (c) the portion allocable to Class B Advances, of unreleased Advance proceeds held in the Borrower Funding Account pending release to the Borrower during the Holding Period, or repayment to the Lenders immediately following the Holding Period.

“Class B Borrowing Base Deficiency” means, as of any Payment Date, the amount by which the Outstanding Class B Principal Amount on such Payment Date exceeds the Class B Borrowing Base less the Class A Borrowing Base on such Payment Date.

“Class B Funding Agent” means the UBS Funding Agent and each Other Funding Agent of an Other Funding Group funding Class B Advances hereunder.

“Class B Funding Group” means the UBS Funding Group and each Other Funding Group funding Class B Advances hereunder.

“Class B Funding Group Limit” means the sum of the UBS Funding Group Limit with respect to Class B Advances and each Other Funding Group Limit of a Funding Group funding Class B Advances.

“Class B Lenders” has the meaning set forth in the Preamble.

“Class B Majority Lenders” means at any time Class B Lenders who advanced more than 50% of the Outstanding Class B Principal Amount.

“Class B Scheduled Principal Payments” has the meaning set forth in Section 8.1(e).

“Class C Advance Rate” means, for each Aircraft of a particular Type as of any date of determination, the applicable Base Advance Rate (whether before or after Critical Mass exists), as adjusted by each applicable Advance Rate Adjustment.

“Class C Advances” has the meaning set forth in Section 2.1(f).

“Class C Advances Limit” means $105,000,000.

“Class C Borrowing Base” means, as of any date of determination, the amount equal to (a) the aggregate sum of the products of (x) the applicable Class C Advance Rate for each Aircraft then in the Borrower’s Portfolio, and (y) the Adjusted Borrowing Value of such Aircraft as of such date, plus (b) the amount on deposit in the Liquidity Reserve Account as of such date, after taking into account any funds proposed to be released therefrom on such date of determination (and, with respect to determinations of the Class C Borrowing Base as of any date that a Class B Advance is being made hereunder, giving effect to any amounts to be deposited into such Liquidity Reserve Account funded with the proceeds of Class B Advances on such date), plus (c) the amount on deposit in the Class C Reserve Account as of such date, after taking into account any funds proposed to be released therefrom on such date of determination (and, with respect to determinations of the Class C Borrowing Base as of any date that a Class C

Advance is being made hereunder, giving effect to any amounts to be deposited into such Class C Reserve Account funded with the proceeds of Class C Advances on such date), plus (d) the portion allocable to Class C Advances, of unreleased Advance proceeds held in the Borrower Funding Account pending release to the Borrower during the Holding Period, or repayment to the Lenders immediately following the Holding Period.

“Class C Borrowing Base Deficiency” means, as of any Payment Date, the amount by which the Outstanding Class C Principal Amount on such Payment Date exceeds the Class C Borrowing Base, less the Class B Borrowing Base on such Payment Date.

“Class C Funding Agent” means the UBS Funding Agent and each Other Funding Agent of an Other Funding Group funding Class C Advances hereunder.

“Class C Funding Group” means the UBS Funding Group and each Other Funding Group funding Class C Advances hereunder.

“Class C Funding Group Limit” means the sum of the UBS Funding Group Limit with respect to Class C Advances and each Other Funding Group Limit of a Funding Group funding Class C Advances.

“Class C Insufficiency” has the meaning set forth in Section 5.1(e) .

“Class C Lenders” has the meaning set forth in the Preamble.

“Class C Majority Lenders” means at any time Class C Lenders who advanced more than 50% of the Outstanding Class C Principal Amount.

“Class C Reserve Account” has the meaning set forth in Section 5.1(a)(ii).

“Class C Scheduled Principal Payments” has the meaning set forth in Section 8.1(e).

“Class Majority Lenders” means, at any time, Class A Lenders, Class B Lenders and Class C Lenders, taken as a whole, which have advanced more than 50% of the sum of (i) the Outstanding Class A Principal Amount, (ii) the Outstanding Class B Principal Amount and (iii) the Outstanding Class C Principal Amount.

“Closing Date” means April 26, 2006.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” has the meaning set forth in the Security Trust Agreement.

“Collateral Agent” means, for purposes of this Agreement and the other Transaction Documents and any related agreements or instruments, Deutsche Bank Trust Company

Americas in its capacity as collateral agent under the Security Trust Agreement, together with any of its permitted successors and assigns.

“Collateral Agent Fees and Expenses” means the fees and expenses payable to the Collateral Agent and Account Bank pursuant to this Agreement or the Security Trust Agreement together with any other fees, payments and amounts owed to the Collateral Agent or the Account Bank under the Security Trust Agreement or this Agreement, including, without limitation, amounts payable pursuant to any indemnification provisions thereunder.

“Collection Account” means the Collection Trust Account together with the Collection DDA Account (it being understood that any provision herein providing for or requiring a deposit of funds to the Collection Account shall be deemed to refer to a deposit to the Collection DDA Account, with all amounts on deposit in the Collection DDA Account to be automatically transferred on a daily basis to the Collection Trust Account).

“Collection DDA Account” means an account (number 01-474-339) in the name of the Borrower and maintained with the Account Bank.

“Collection Trust Account” means an account (number 51944) in the name of the Borrower and maintained with the Account Bank.

“Collections” means (i) any and all rent or lease payments, fees, and other income or payments in respect of any and all Aircraft due or collected under the Leases of such Aircraft excluding Maintenance Reserve payments and Security Deposit payments made by the applicable lessees, (ii) any and all proceeds from the sale, transfer, assignment or other disposition of any Aircraft, (iii) the portion of Security Deposits applied against rent or lease payments, (iv) any and all payments received by the Borrower as indemnification payments in respect of (A) any Aircraft Assets or (B) any Aircraft Owning Entity, Owner Participant or other Borrower Subsidiary, pursuant to the AerCap-Borrower Purchase Agreement, an Aircraft Acquisition Document or otherwise, (v) any proceeds from any guarantees, letters of credit or similar arrangements related to any and all Leases with respect to any and all Aircraft supporting the obligations described in clauses (i) through (iv) above, (vi) payments received by the Borrower under any Hedge Agreement, (vii) the amount of any Servicer Advances funded by the Servicer into the Collection Account, and (viii) any proceeds from any insurance (other than liability insurance) with respect to any and all Aircraft; provided, that Collections shall not include any Excluded Payments.

“Communications” has the meaning set forth in Section 17.3(c).

“Conduit Lender” means any Other Conduit.

“Contingent Policy” means (i) the insurance policy MK 51244 provided by Willis Limited for the benefit of the Borrower as in effect on the Closing Date, in the form provided and certified as a true and correct copy by the Borrower to the Administrative Agent for review prior to the Closing Date, with such amendments, addendums, endorsements, extensions or replacements as may have been entered into consistent with the provisions of Section 10.34 hereof, or (ii) one or more aviation hull, liability and/or other insurance policies in replacement of the foregoing as the Administrative Agent shall have reasonably approved.

“Contingent Liabilities” means, with respect to any Person, (a) any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person (the amount of obligation under any Contingent Liabilities shall be deemed to be the maximum outstanding amount of the debt, obligation or other liability guaranteed) and/or (b) liabilities that are contingent in nature which would be included as liabilities on the face of the balance sheet of such Person in accordance with GAAP.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” and “Controlled by” shall have meanings correlative thereto.

“Conversion Date” means the first Business Day that is on or after the second anniversary of the Closing Date; provided, that if an Event of Default or an Early Amortization Event occurs prior to the then scheduled Conversion Date, the Conversion Date shall be accelerated to the date on which such Event of Default or Early Amortization Event shall occur.

“Country/Region Concentration” means, for Aircraft within the Borrower’s Portfolio that are subject to a Lease, and for any date of determination, the Facility Limit Percentage of all Aircraft in the Borrower’s Portfolio that are under Lease to a Lessee within a specified Lessee Location (or an Affiliate thereof).

“Country/Region Concentration Limits” means, for Aircraft within the Borrower’s Portfolio which are subject to a Lease, the percentage assigned for each particular category of Lessee Location as set forth in the table on Appendix I hereto headed “Geographical Diversification”.

“Credit Documents” means this Credit Agreement, any Notes, the Fee Letter, the AerCap-Borrower Purchase Agreement, the Deed of Tax Indemnity, each Service Provider Agreement, the Indemnification Agreement, the Purchase Agreement Guaranty, the Security Trust Agreement, the Irish Pledges, the Syndication Cooperation Agreement, the Pledge of Borrower Equity, the Expenses Apportionment Agreement, and any Hedge Agreement.

“Credit Parties” has the meaning set forth in Section 17.4.

“Critical Mass” means as of any date of determination, the existence of an Outstanding Principal Amount that is secured by not less than $300,000,000 in Adjusted Borrowing Value of Funded Aircraft in the Borrower’s Portfolio as of such date.

“Critical Mass Advance Rate Adjustment” means any change within the Base Advance Rates set forth on Table 2 of Appendix I hereto, that occurs as a result of the existence of Critical Mass, as noted in the Advance Rate columns set forth within such Table 2 by the designations “before Critical Mass” and “after Critical Mass”.

“Critical Mass Event Advance” means an Additional Advance following the initial existence of Critical Mass, not constituting an Improvement Advance or for the purpose of financing the acquisition of an Additional Aircraft into the Borrower’s Portfolio, but utilizing any increase in availability of Advances due to an increase in Adjusted Borrowing Values attributable to a Critical Mass Advance Rate Adjustment.

“Current Market Value” means, with respect to an Aircraft and in connection with the definitions of Initial Current Market Value Appraisal and Improvement Current Market Value Appraisal herein, the amount, expressed in terms of currency, that may reasonably be expected for property exchanged between a willing buyer and a willing seller with equity to both, neither under any compulsion to buy or sell and both fully aware of all relevant, reasonably ascertainable facts.

“Deed of Tax Indemnity” means the Deed, dated 26 April 2006, between AerCap and the Borrower, relating to the AerCap-Borrower Purchase Agreement.

“Default” means any event that, if it continues uncured, will, with lapse of time or the giving of notice or both, constitute an Event of Default.

“Default Rate” means, with respect to any Advance (or portion thereof) on any date of determination, a rate per annum equal to the Lender Rate that would otherwise be in effect with respect to such Advance as of such date of determination plus 2%.

“Determination Date” means, with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“Early Amortization Event” means any of the following events:

(i)            the occurrence of a Servicer Termination Event; or

(ii)           any Borrowing Base Deficiency exists as of any Payment Date and is not cured with a payment by the Borrower within five Business Days of such Payment Date.

“Effectively Bonded” means, when such term is used in connection with a judgment or order for the payment of money, that (A) (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (y) such insurer, which shall be rated at least “A” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order, or (B) cash collateral has been posted, in a manner reasonably satisfactory to the Administrative Agent, in an amount sufficient to discharge the applicable judgment or Lien.

“Eligible Aircraft” means any Aircraft that satisfies each of the following requirements:

(a)           (i) such Aircraft (immediately after giving effect to the related purchase by a Borrower Group Member pursuant to the AerCap-Borrower Purchase Agreement and thereafter) is Owned by an Aircraft Owning Entity (or, in the case of the ANA Aircraft, Tateha), (ii) such Ownership is free and clear of any Adverse Claim, and (iii) the Equity Interest with respect to the Aircraft Owning Entity that owns such Aircraft (immediately after giving effect to the related purchase by the Borrower under the AerCap-Borrower Purchase Agreement and thereafter) is owned, directly or indirectly, by the Borrower free and clear of any Adverse Claim;

(b)           such Aircraft is of a Type set forth on Table 1 to Appendix I hereto;

(c) such Aircraft (i) if under Lease, is the subject of an Eligible Lease or (ii) if not the subject of an Eligible Lease, is being (or, after acquisition of such Aircraft by a Borrower Group Member, will be) serviced and managed, including as to efforts to currently, or eventually after completion of any applicable maintenance and/or improvements, market such Aircraft for placement under an Eligible Lease, in each case in accordance with the requirements of the Servicing Agreement;

(d) such Aircraft is covered by (A) all of the insurance required to be provided by the lessee thereof described on Schedule 2.02(a) to the Servicing Agreement or (B) if such Aircraft is not the subject of an effective Lease, or the lessee with respect to such Aircraft has failed to maintain the insurance described on Schedule 2.02(a) to the Servicing Agreement with respect to such Aircraft (provided that the Servicer is taking all actions necessary under the Servicer Standard of Performance in connection with such lessee’s failure to obtain such insurance), the Contingent Policy; and the Administrative Agent has received with respect to such Aircraft, certificates of insurance from qualified brokers of aircraft insurance or other evidence reasonably satisfactory to the Administrative Agent, evidencing all such insurance, in each case, together with all endorsements required under the Transaction Documents and/or the applicable Notice and Acknowledgment;

(e) neither the Aircraft Owning Entity, nor, if applicable, the Owner Participant, the Applicable Intermediary or the Owner Trustee, with respect to such Aircraft is organized under the laws of, or domiciled in, any Prohibited Country, nor is the Aircraft registered in any Prohibited Country;

(f) the Collateral Agent (on behalf of the Administrative Agent, the Funding Agents and the Lenders) has a duly perfected, first priority Lien and security interest on (i) the Lease relating to such Aircraft, as applicable and (ii) the Equity Interests of the Aircraft Owning Entity which Owns such Aircraft and, if applicable, the Owner Participant with respect to such Aircraft;

(g) the Administrative Agent has received each of an Initial Base Value Appraisal and an Initial Current Market Value Appraisal with respect to such Aircraft;

(h) no Event of Loss has occurred with respect to such Aircraft; and

(i) at the time of its addition to the Borrower’s Portfolio as a Funded Aircraft, its Aircraft Age does not exceed the Aircraft Age Limit for Aircraft of that Type.

In addition, (A) if the provisions of clause (b)(2) of the definition of Approved Country List apply to a country, an Aircraft otherwise constituting an Eligible Aircraft under this definition that is registered in such country, or leased by a Lessee organized under the laws of or domiciled in such country, shall cease to be an Eligible Aircraft if the Borrower fails to maintain the Required Coverage Amount for such country as contemplated in Section 10.34(d) and such failure is not remedied within 30 days, and (B) the ANA Aircraft shall cease to be an Eligible Aircraft if Tateha receives a conveyance of or acquires any additional aircraft following the Closing Date, unless the Administrative Agent shall have otherwise consented in its sole discretion.

“Eligible Assignee” has the meaning assigned such term in Section 15.1.

“Eligible Carrier” means any air carrier

(i)            that is duly licensed to carry passengers or cargo (as such may be contemplated under the Lease related to the applicable Aircraft) under all Requirements of Law, whether foreign or domestic,

(ii)           that is not organized under the laws of, or domiciled in, any Prohibited Country,

(iii)          that is organized under the laws of or domiciled in a country or jurisdiction whose laws provide for (x) the recognition of the rights of the relevant Aircraft Owning Entity (and any relevant Applicable Intermediary), as owner and lessor of such Aircraft, and (y) the entitlement or ability of such Aircraft Owning Entity (and any relevant Applicable Intermediary) to recover possession of such Aircraft in accordance with the terms of such Lease, and

(iv)          that, on the date that the Aircraft becomes a Funded Aircraft within the Borrower’s Portfolio under Lease to such air carrier or, if later, on the date that the Lease of the Aircraft to such air carrier commences, has had no continuing Event of Bankruptcy occur with respect to such air carrier unless (i) in the case of a Lease to a carrier domiciled in or organized under the laws of the United States, each Aircraft Owning Entity leasing any Aircraft to such air carrier is entitled, pursuant to an order of the relevant bankruptcy court or under the relevant bankruptcy or insolvency law, to enforce such Aircraft Owning Entity’s rights against such air carrier, including, without limitation, the right to require the performance of such air carrier’s obligations under such Lease or the return of such Aircraft during such air carrier’s bankruptcy or insolvency, and (ii) in the case of a Lease to a carrier domiciled in or organized under the laws of a jurisdiction other than the United States, either (x) the Servicer has received, and found satisfactory, legal advice from Local Aircraft Counsel to the effect that the country in which such air carrier is organized has laws, with respect to bankruptcy, insolvency, protection of creditors, administration of receivership or reorganization applicable to such air carrier that provide for the entitlement or ability of such Aircraft Owning Entity (and any relevant Applicable Intermediary) to recover possession of such Aircraft in accordance with the terms of such Lease irrespective of such Event of Bankruptcy, or (y) the Administrative Agent has otherwise approved the entering into of such Lease.

“Eligible Counterparty” means, in respect of any Hedge Agreement with the Borrower, a counterparty that, at the time of execution and delivery of the related Hedge Agreement, (a) has a long term unsecured debt rating of at least A from Standard & Poor’s or A2 from Moody’s, and has a short-term unsecured debt rating of a least A-1 from Standard & Poor’s or “P-1” from Moody’s, or (b) has otherwise been approved by the Borrower and the Lenders.

“Eligible Hedge Agreement” means an ISDA interest rate swap or cap agreement, collar or other interest rate hedging instrument between the Borrower and the Eligible Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith, pursuant to which the Borrower will receive payments from, or make payments to, the Eligible Counterparty as provided therein, and which (a) limits recourse by the Eligible Counterparty to the Borrower, to distributions in accordance with the Flow of Funds, (b) provides that the counterparty on such Hedge Agreement provide collateral for its obligations upon a downgrade of its credit rating, and (c) is otherwise consistent with the requirements of Section 10.32 hereof.

“Eligible Intermediary” means, with respect to any Aircraft, a Person that is a direct or indirect, wholly-owned subsidiary of the Borrower.

“Eligible Investments” means book-entry securities entered on the books of the registrar of such securities and held in the name or on behalf of the Account Bank, negotiable instruments, or securities represented by instruments in bearer or registered form (registered in the name of the Account Bank or its nominee) which evidence:

(a)           readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States;

(b) insured demand deposits, time deposits or certificates of deposit of any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated, at the time of the investment or contractual commitment to invest therein, as described in clause (d), (iii) is organized under the laws of the United States or any state thereof and (iv) has combined capital and surplus of at least $500,000,000;

(c) money market deposit accounts, time deposits or savings deposits, in each case as defined by Regulation D of the Board of Governors of the Federal Reserve

System and issued or offered by any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof, which institution has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank of the type described in clause (b) above;

(e) commercial paper having, at the time of the investment or contractual commitment to invest therein, a short-term rating of at least A-1/P-1 from Standard & Poor’s and Moody’s, respectively;

(f) investments in no-load money market funds having a rating from each of Standard & Poor’s and Moody’s in its highest investment category (including such funds for which the Account Bank or any of its affiliates is investment manager or advisor); or

(g) other securities or instruments approved in writing by the Administrative Agent.

“Eligible Lease” means a fully-executed, valid and enforceable Lease of an Eligible Aircraft, between an Aircraft Owning Entity that Owns such Aircraft or any Applicable Intermediary, as Lessor, and an Eligible Carrier, as Lessee, which Lease satisfies each of the following requirements (unless the Administrative Agent otherwise consents in writing):

(a) no prepayment shall have been made under such Lease, and no Lease payment obligation shall have been accelerated, provided that it is understood that a scheduled rental payment that is paid at the beginning of a rental period in accordance with the applicable Lease terms is not deemed to be a prepayment;

(b) the Administrative Agent shall have received a Notice and Acknowledgment executed by the Lessee with respect to such Lease;

(c) rent or lease payments under such Lease are payable no less frequently than semiannually;

(d) all monetary obligations of the Lessee pursuant to such Lease are payable solely in Dollars or Euros (and with respect to Euros, subject to the restrictions of Section 10.32), and, in the case of such obligations payable in Euros, a currency hedge agreement reasonably satisfactory to the Administrative Agent is in effect with respect to payments to be made under such Leases;

(e) the Lessee has delivered to the Lessor formal notice of such Lessee’s acceptance of the relevant Aircraft executed at the time the term of such Lease commenced;

(f) with respect to any Security Deposit or Maintenance Reserve required of the Lessee under the Lease, if the Lease provides for the Lessee to procure a letter of credit in lieu of cash funding of such amounts, any such letter of credit that the Lessee has procured names the Borrower and/or the applicable Aircraft Owning Entity as beneficiary;

(g) the insurance required to be maintained by the Lessee under the terms of such Lease together with the insurance maintained under the Contingent Policy and any other insurance maintained by a Borrower Group Member shall provide coverages, limits and other terms with respect to the Aircraft that are in every respect the same in substance as, or more favorable to the Administrative Agent and the Lenders than, the applicable provisions of Annex 1 of the Servicing Agreement;

(h) such Lease contains:

(i)            provisions requiring the Lessee not to create any Lien in respect of such Aircraft or any part thereof except for permitted liens consistent with Leasing Company Practice, including Liens not affecting the applicable Aircraft Owning Entity’s Ownership interest in such Aircraft or the use or operation of the Aircraft arising in the ordinary course of such Lessee’s business;

(ii)           provisions prohibiting the Lessee from flying or locating such Aircraft in any country in violation of applicable Requirements of Law or any insurance coverage required to be maintained by the Lessee;

(iii)          representations and warranties as to, without limitation, the due execution of such Lease by the Lessee and the validity of the Lessee’s obligations thereunder, due authorization of such Lease and procurement of relevant licenses and permits in connection therewith (or a legal opinion confirming such matters has been delivered to the relevant Lessor on behalf of the Lessee);

(iv)          provisions stipulating that such Lease will terminate (or such Lease is capable of being terminated) upon the occurrence of an Event of Loss with respect to such Aircraft (other than with respect to an engine) and the satisfaction of the Lessee’s obligations thereunder;

(v)           provisions setting forth the conditions under which the Lessor may terminate such Lease and repossess the relevant Aircraft, at any time after the expiration of any agreed grace period or remedy period, in each case consistent with Leasing Company Practice;

(vi)          provisions prohibiting the assignment by the Lessee of any benefits or obligations under the Lease to any Person, except (A) in the case of a merger, consolidation or transfer of all or substantially all assets by the Lessee, provided the successor assumes all of the Lessee’s obligations under the Lease, or (B) otherwise consistent with Leasing Company Practice (provided, that in respect of any assignment under this clause (B) exception that involves an assumption of the existing Lessee’s obligations and a corresponding release of the Lessee therefrom, the assuming lessee must be an Eligible Carrier);

(vii)         provisions acknowledging that when the Lessee gives formal notice of acceptance of the relevant Aircraft, it takes delivery of such Aircraft with no condition, warranty or representation of any kind having been given by or on behalf of the Lessor in respect of such Aircraft, except as to matters expressly set forth in such Lease;

(viii)        provisions stating that payments are to be made by the Lessee without set-off, counterclaim, withholding or any similar reduction, in each case with exceptions consistent with Leasing Company Practice;

(ix)           provisions requiring the Lessee to maintain the relevant Aircraft in accordance with and pursuant to applicable governmental and regulatory requirements, and consistent with Leasing Company Practice;

(x)            provisions permitting the Lessee to sublease the Aircraft only if the Lessee remains obligated to make payments on such Lease, except as permitted under specific conditions included in a Precedent Lease or with respect to specific classes of sublessees agreed by the applicable Lessor consistent with Leasing Company Practice (and provided, that in respect of any sublease under this exception, the sublessee must be an Eligible Carrier);

(xi)           provisions prohibiting the Lessee from selling the Aircraft except upon exercise of a purchase option, any which purchase option must be a Qualifying Purchase Option as of the applicable Advance Date;

(xii)          provisions making the Lessee’s obligation to make rental payments absolute and unconditional under any and all circumstances and regardless of the occurrence of any events, with only such exceptions as are consistent with Leasing Company Practice;

(xiii)         provisions requiring the Lessee to bear the cost of complying with all Lease covenants including those pertaining to operation, insurance, maintenance and return, except that the Lessor may agree in the Lease to a formula for sharing the cost of compliance with airworthiness directives and manufacturer service bulletins, and to other concessions in respect of such costs, in each case consistent with Leasing Company Practice;

(xiv)        provisions requiring the Lessee to maintain insurance with respect to the Aircraft, consistent with Leasing Company Practice; and

(xv)         provisions requiring the Lessee to redeliver the Aircraft, including, if applicable, replacement engines and parts, on expiry or termination of the Lease (other than any expiration or termination coincident with the purchase of the Aircraft pursuant to the exercise of a purchase option by the Lessee), specifying the required return condition and any obligation of the Lessee to remedy or compensate the Aircraft Owning Entity that is the Lessor thereunder, directly or indirectly, for any material deviations from such return condition, in each case considering the other terms of the relevant Lease and to the extent consistent with Leasing Company Practice;

provided, however, that “Eligible Lease” also means, individually and collectively, (X) a fully-executed lease by an Aircraft Owning Entity (as Lessor) to an Applicable Intermediary (as Lessee) of an Aircraft, which Lease satisfies each of the requirements for an “Eligible Lease” set forth in clauses (a) through (h) above except that the Lessee is not an Eligible Carrier, and (Y) a fully-executed sublease by such Applicable Intermediary (as sublessor) to an Eligible Carrier (as sublessee) of such Aircraft, and which sublease satisfies all the requirements for an “Eligible Lease” set forth in clauses (a) through (h) above, except that the sublessor is such Applicable Intermediary and the Eligible Carrier is a sublessee.

In addition, if any Lessee of an Aircraft otherwise constituting an Eligible Lease under this definition shall be in violation of any Anti-Terrorism Laws, including the Executive Order and the Patriot Act, such Lease shall cease to be an Eligible Lease due to such status of the Lessee until such violation is cured or the relevant Lease is otherwise terminated.

“Eligible Service Provider” means any member of the AerCap Group or another Person which, at the time of its appointment as a Service Provider, (i) is servicing a portfolio of aircraft leases, (ii) is legally qualified and has the capacity to service the Aircraft and the Leases, (iii) has demonstrated the ability professionally and competently to service a portfolio of aircraft leases similar to the Leases with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the applicable Service Provider uses in connection with performing its duties and responsibilities under this Agreement and the applicable Service Provider Agreement or otherwise has available software which is adequate in the judgment of the Administrative Agent to perform its duties and responsibilities under this Agreement and the applicable Service Provider Agreement and (v) is otherwise satisfactory to the Administrative Agent.

“Employee Benefit Plan” means, with respect to any Person, any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of a Person or any of its ERISA Affiliates or is assumed by such Person or any of its ERISA Affiliates in connection with any acquisition or (ii) has at any time been maintained for the employees of such Person or any current or former ERISA Affiliate.

“Embargoed Person” has the meaning set forth in Section 10.36.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other “Superfund” or “Superlien” law.

“Equity Interest” means, with respect to any Person, all of the issued and outstanding shares, interests or other equivalents of capital stock of such Person, whether voting or non-voting and whether common or preferred, all partnership, joint venture, limited liability company, beneficial interests in a trust (statutory or common law) or other equity interests in or other indicia of ownership of such Person, all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing, all rights to receive interest, income, dividends, distributions, returns of capital and other amounts of such Person (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property of such Person, from time to time paid or payable or distributed or distributable in respect of any of the foregoing, including all rights to receive amounts due and to become due under or in respect of any Investment Agreement or upon the termination thereof, all rights of access to the books and records of any such Person, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under applicable law in connection therewith, including the right to vote and to manage and administer the business of any such Person pursuant to any applicable Investment Agreement, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”, as applied to any Person, means any other Person or trade or business which is a member of a group which is under common control with such Person, who together with such Person, is treated as a single employer within the meaning of Section 414(b) and (c) of the Internal Revenue Code.

“Euro” means the basic unit of currency among participating European Union countries.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, with respect to any Advance made by a Lender or any assignee of either, a rate per annum equal to:

(i)            for any Interest Period commencing on a date other than a Payment Date as contemplated in the definition of Interest Period (i.e. that is a period of less than one month), the rate per annum determined by the Administrative Agent to be the average of the rates for one-month deposits in Dollars, as in effect on each Business Day during such Interest Period, which rate in each case is determined on each applicable date by the Administrative Agent by reference to the British Bankers’ Association LIBOR Rates on Bloomberg (or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) on such date (or, if such date is not a Business Day, on the immediately preceding Business Day) at or about 11 a.m. New York City time; provided, however, that if no rate appears on Bloomberg on any date of determination, Eurodollar Rate shall mean the rate for one-month deposits, in Dollars which appears on the Telerate Page 3750 on any such date of determination; provided, further, that if no such one-month deposit rate appears on either Bloomberg or such Telerate Page 3750, on any such date of determination the Eurodollar Rate shall be determined as follows: the Eurodollar Rate will be determined at approximately 11:00 a.m., New York City time, on each day on the basis of (a) the arithmetic mean of the rates at which one-month deposits, as applicable, in Dollars are offered to prime banks in the London interbank market by four (4) major banks in the London interbank market selected by the Administrative Agent and in a principal amount of not less than $75,000,000 that is representative for a single transaction in such market at such time, if at least two (2) such quotations are provided, or (b) if fewer than two (2) quotations are provided as described in the preceding clause (a), the arithmetic mean of the rates, as requested by the Administrative Agent, quoted by three (3) major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m., New York City time, on such day, of one-month deposits in Dollars to leading European banks and in a principal amount of not less than $75,000,000 that is representative for a single transaction in such market at such time; and

(ii)           for any monthly Interest Period commencing on a Payment Date and concluding on but excluding the next succeeding Payment Date (as contemplated in the definition of Interest Period), an interest rate per annum determined by the Administrative Agent by reference to the British Bankers’ Association Settlement Rates for deposits in U.S. dollars appearing on the display designated as “Page 3750” on the Telerate Service (or any successor to or substitute for such service, as determined by the related Funding Agent from time to time for the purposes of providing quotations of interest rates applicable to deposits in U.S. dollars in the London interbank market) at approximately 11:00 A.M., London time, on the second Business Day before (and for value on) the first day of the Interest Period related to such Advance (i.e., the Payment Date) as the rate for deposits with a maturity comparable to such Interest Period; provided, that if such rate is not available at such time for any reason, then the “Eurodollar Rate” shall be the rate at which deposits in U.S. dollars in a principal amount of not less than $1,000,000 and for a maturity comparable to such Interest Period are offered by the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M. (London Time) on the second Business Day before (and for value on) the first day of such Interest Period.

“Eurodollar Rate Advances” has the meaning set forth in Section 6.1.

“Eurodollar Rate Reserve Percentage” of any Lender for any Interest Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the yield rate on Eurocurrency Liabilities is determined) having a term equal to such Interest Period.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a)           a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examination, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of all or substantially all of the debts of such Person, the appointment of a trustee, receiver, examiner, conservator, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, examiner, conservator, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or other entity, its Board of Directors shall vote to implement any of the foregoing.

“Event of Default” has the meaning set forth in Section 13.1.

“Event of Loss” means with respect to any Aircraft (a) if the same is subject to a Lease, a “Total Loss,” “Casualty Occurrence” or “Event of Loss” or the like (however so defined in the applicable Lease); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) requisition of title of such Aircraft, or its confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 30 consecutive days or longer. An Event of Loss with respect to any Aircraft shall be deemed to occur on the date on which such Event of Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or if the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition of title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of such requisition); or (E) in the case of clause (iv) above, the final day of the period of 30 consecutive days referred to therein.

“Excluded Payments” has the meaning assigned to such term in the Security Trust Agreement.

“Executive Order” has the meaning set forth in Section 9.21.

“Expenses Apportionment Agreement” means the Loan, Expense Apportionment and Guarantee Agreement, dated as of April 26, 2006, among the borrower named therein, and the Borrower.

“FAA” means the United States Federal Aviation Administration.

“FAA Act” means 49 U.S.C. Subtitle VII, §§ 40101 et seq., as amended from time to time, any regulations promulgated thereunder and any successor provision.

“FAA Counsel” means a law firm having nationally recognized expertise in FAA matters that is reasonably satisfactory to the Administrative Agent, it being understood that as of the Closing Date, the firms of Debee, Gilchrist & Lidia, Daugherty, Fowler, Peregrin, Haught & Jensen, Crowe and Dunlevy, or McAfee & Taft, are each satisfactory to the Administrative Agent.

“Facility Limit” means $1,000,000,000.

“Facility Limit Percentage” means, with respect to any percentage determination relating to Aircraft Type Concentration Limits, Country/Region Concentration Limits or Widebody Maximum Percentage, and as of any date of determination, the percentage represented by the product of (a) the Class C Advance Rate applicable to Aircraft falling within the category being measured (and giving effect to all applicable Advance Rate Adjustments), times (b) the sum of the Adjusted Borrowing Values of all Aircraft falling within the category being measured, divided by (c) the amount of the Facility Limit.

“Facility Termination Date” means the earliest to occur of (i) the Stated Maturity Date or (ii) the date of the declaration, or automatic occurrence, of the Facility Termination Date pursuant to Section 13.2, and (iii) the date on which both of the following conditions exist: (A) the aggregate outstanding Advances and all other Obligations have been indefeasibly paid in full, and (B) the commitment of each Non-Conduit Lender to make any Advances hereunder shall have expired or been terminated.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Funding Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 3.4.

“Fees” means all fees and other amounts payable by the Borrower to the Administrative Agent under the Fee Letter.

“Financial Administrative Agent” has the meaning set forth in the Preamble.

“Fiscal Year” means a fiscal year for financial accounting purposes commencing on January 1 and ending on December 31.

“Fitch” means Fitch, Inc.

“Flow of Funds” means the cash flow allocation and distribution provisions set forth at Section 8.1(e) of this Agreement.

“Freighter Conversion” means the conversion of an Aircraft constituting a passenger Aircraft to one of the Freighter Types. For avoidance of doubt, an Aircraft that has been originally manufactured as a Freighter Type, is not considered to have been subjected to a Freighter Conversion, including for purposes of calculating its Applicable Useful Life.

“Freighter Conversion Effective Date” means, in respect of an Approved Aircraft Improvement constituting a Freighter Conversion, the date by which each of the following has occurred: (a) the completion of such Freighter Conversion, (b) the delivery of appropriate completion and/or airworthiness certificates associated therewith to the Administrative Agent, in form and substance acceptable thereto, and (c) the placing of such Aircraft back into service following such Freighter Conversion.

“Freighter Type” means any one of the Types of Aircraft designated as “B737-300F”, “B737-400F”, “B747-400F”, “B757-200F”, or “MD-11F” on Table 1 and Table 2 to Appendix I hereto.

“Funded Aircraft” means any Aircraft with respect to which Advances have been made hereunder.

“Funding Agent” means the UBS Funding Agent or an Other Funding Agent and any reference to a Funding Group’s Funding Agent shall mean, with respect to the UBS Funding Group, the UBS Funding Agent, and with respect to an Other Funding Group, the related Other Funding Agent.

“Funding Group” means the UBS Funding Group or an Other Funding Group.

“Funding Group Limit” means the UBS Funding Group Limit, or an Other Funding Group Limit.

“Funding Group Majority Lenders” means, with respect to a particular Funding Group at any time, the Lenders in such Funding Group which have advanced more than 50% of the aggregate amount of all Advances which have been advanced by all Lenders in such Funding Group and remain outstanding at such time.

“Funding Threshold Event” means that the Adjusted Borrowing Value of Funded Aircraft in the Borrower’s Portfolio does not, through a combination of the Initial Advance and Additional Advances, at least equal $100,000,000 by the thirtieth (30th) day following the Closing Date (unless the Administrative Agent shall otherwise consent in writing in its sole discretion), provided, that any such Funding Threshold Event will be cured and no longer exist, once an Additional Advance following such 30th day has the effect of increasing the above-described Adjusted Borrowing Value to at least $100,000,000.

“Future Lease” means, with respect to each Aircraft, any Eligible Lease as may be in effect at any time after the Initial Advance Date between a Borrower Group Member (as Lessor) and an Eligible Carrier (as Lessee), in each case other than any Initial Lease or Additional Lease.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Government Entity” means: (a) any national government, political sub-division thereof, or local jurisdiction therein; (b) any instrumentality, board, commission, department, division, organ, court, exchange control authority, or agency of any thereof, however constituted; or (c) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

“Hazardous Material” means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

“Hedge Agreement” means one of the hedge agreements entered into by the Borrower pursuant to the terms of Section 10.32 hereof.

“Hedging Policy” has the meaning set forth in Section 10.32(a).

“Holding Account Control Agreement” means a written agreement (in form and substance reasonably acceptable to the Administrative Agent) among the Collateral Agent, the Borrower and the London Account Bank or the Hong Kong Account Bank, as the case may be, which agreement (i) provides for a valid grant of a security interest in and/or pledge and/or charge of or over the subject London Holding Account or Hong Kong Holding Account, as

applicable, under the laws stated to apply to such Account Control Agreement, (ii) allows for the receipt and deposit of funds therein representing Advance proceeds transferred from the Borrower Funding Account, (iii) allows for the timely disbursement of those proceeds pursuant to the direction of the Administrative Agent in connection with the Borrower’s satisfaction of conditions precedent to such releases hereunder applicable to the Borrower’s acquisition, directly or indirectly, of one or more Additional Aircraft, and (iv) provides for the return of all proceeds not so disbursed at the end of the related Holding Period to the Borrower Funding Account.

“Holding Period” has the meaning set forth in Section 2.3(c)(i).

“Holding Period Release Request” has the meaning set forth in Section 2.3(c(iv).

“Hong Kong Account Bank” means the commercial bank located in Hong Kong which has executed a Holding Account Control Agreement and which provides the Hong Kong Holding Account.

“Hong Kong Holding Account” means a deposit account, the subject of a Holding Account Control Agreement, established and maintained by the Borrower with the Hong Kong Account Bank.

“Improvement Advance” means an Additional Advance in respect of Approved Asset Improvement Costs (and, if applicable, the use of a portion of the related Class B Advance to increase the amounts in the Liquidity Reserve Account, and a portion of the related Class C Advance to increase the amounts in the Class C Reserve Account) rather than for the purpose of adding Additionally Financed Aircraft to the Borrower’s Portfolio.

“Improvement Base Value Appraisal” means in connection with an Improvement Advance in respect of an Aircraft, the appraisal of the Base Value (adjusted for actual maintenance status) of such Aircraft from an Approved Appraiser, delivered after the completion of the related Approved Asset Improvement but not earlier than 45 days prior to the date of the related Improvement Advance.

“Improvement Current Market Value Appraisal” means in connection with an Improvement Advance in respect of an Aircraft, the appraisal of the Current Market Value (adjusted for actual maintenance status) of such Aircraft from an Approved Appraiser, delivered after the completion of the related Approved Asset Improvement but not earlier than 45 days prior to the date of the related Improvement Advance.

“Increased Availability Advance” means an Additional Advance following the initial existence of Critical Mass, not constituting an Improvement Advance or a Critical Mass Event Advance, and not for the purpose of financing the acquisition of an Additional Aircraft into the Borrower’s Portfolio, but utilizing any increase in availability of Advances due to an increase in Adjusted Borrowing Values attributable to a change in an Advance Rate Adjustment.

“Indebtedness” of any Person means, without duplication:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;

(d) all obligations of such Person to pay the deferred purchase price of property;

(e) all obligations secured by an Adverse Claim upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; and

(f) all Contingent Liabilities of such Person in respect of any of the foregoing.

“Indemnification Agreement” means the Indemnification Agreement dated as of April 26, 2006 by AerCap Holdings C.V. in favor of the Borrower, the Collateral Agent and the Administrative Agent, or any successor to such agreement contemplated by Section 12.1(f) hereof and the terms thereof.

“Indemnified Amounts” has the meaning set forth in Section 16.1.

“Indemnified Party” has the meaning set forth in Section 16.1.

“Indemnitor” means AerCap Holdings C.V. as party to the Indemnification Agreement, and any successor thereto as contemplated in the definition of Indemnification Agreement.

“Individual Lessee Score” means, for purposes of determining Lessee Diversity Score and with respect to any particular Lessee of an Aircraft within the Borrower’s Portfolio, the percentage represented by the quotient of one divided by the number of Aircraft in the Borrower’s Portfolio under Lease to such Lessee (or any Affiliate thereof).

“Initial Advance Date” has the meaning set forth in Section 2.1(g)(i).

“Initial Advance Request” has the meaning set forth in Section 2.2(a).

“Initial Advances” has the meaning set forth in Section 2.1(c).

“Initial Base Value Appraisal” means with respect to any individual Aircraft, the appraisal of the Base Value (adjusted for actual maintenance status) of such Aircraft from an Approved Appraiser delivered not earlier than 45 days prior to the date of the initial Advance against such Aircraft.

“Initial Class A Advances” has the meaning set forth in Section 2.1(a).

“Initial Class A Borrowing Base” means an amount equal to Class A Borrowing Base, determined in respect of the Initial Financed Aircraft.

“Initial Class B Advances” has the meaning set forth in Section 2.1(b).

“Initial Class B Borrowing Base” means an amount equal to the Class B Borrowing Base determined in respect of the Initial Financed Aircraft.

“Initial Class C Advances” has the meaning set forth in Section 2.1(c).

“Initial Class C Borrowing Base” means an amount equal to the Class C Borrowing Base determined in respect of the Initial Financed Aircraft.

“Initial Current Market Value Appraisal” means with respect to any individual Aircraft, the appraisal of the Current Market Value (adjusted for actual maintenance status) of such Aircraft from an Approved Appraiser delivered not earlier than 45 days prior to the date of the initial Advance against such Aircraft.

“Initial Financed Aircraft” means an Aircraft with respect to which an Advance is made on the Initial Advance Date and which is listed as an “Initial Financed Aircraft” on Schedule I hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.

“Initial Lease” means a Lease of an Initial Financed Aircraft which is listed as an “Initial Lease” on Schedule III hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.

“Initial Required Class C Reserve Amount” means, in respect of Advances against Aircraft occurring on the Initial Advance Date as referred to in Section 5.1(a)(ii) hereof, an amount equal to 0.40% of the Adjusted Borrowing Value of the Aircraft in the Borrower’s Portfolio in respect of which such Advances are being made on such date.

“Initial Required Liquidity Reserve Amount” means, in respect of Advances against Aircraft occurring on the Initial Advance Date as referred to in Section 5.1(a)(i) hereof, an amount equal to 6% (or 4%, if Critical Mass will exist after giving effect to such initial Advances) of the Adjusted Borrowing Value of the Aircraft in the Borrower’s Portfolio in respect of which such Advances are being made on such date.

“Insufficiency” has the meaning set forth in Section 5.1(d).

“Insurance Servicer” has the meaning set forth in the Preamble.

“Interest Period” means, as to any Advance (or portion thereof), the period commencing on the funding date of such Advance, and concluding on but excluding the next succeeding Payment Date, and each period thereafter commencing on a Payment Date and concluding on but excluding the next succeeding Payment Date; provided that:

(i)            if any Interest Period for any Advance commencing before the Facility Termination Date would otherwise end on a date after the Facility Termination Date, such Interest Period shall be deemed to and shall end on the Facility Termination Date; and

(ii)           the duration of each such Interest Period that commences on or after the Facility Termination Date, if any, shall be of such duration as shall be selected by the applicable Funding Agent.

“International Registry” means the international registry located in Dublin, Ireland, established pursuant to the Cape Town Convention.

“International Registry Procedures” means the official English language text of the Procedures for the International Registry issued by the supervisory authority thereof pursuant to the Cape Town Convention.

“Investment Agreement” means, with respect to any Person, any Operating Document or Organizational Document, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Equity Interests and to which such Person is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time pursuant to the terms thereof.

“Irish Bank” means any bank organized under the laws of the Republic of Ireland.

“Irish Pledge” means each Equitable Charge on Shares granted or to be granted by the applicable Borrower Group Member in favor of the Collateral Agent relating to each of its Irish incorporated Subsidiaries.

“Irish VAT Refund Account” means an account in the name of the Borrower and maintained with an Irish Bank.

“Lease” means a lease agreement, which is listed on Schedule III hereto, as such schedule is supplemented (or, if not so supplemented, required to be supplemented) pursuant to the terms hereof from time to time, between an Aircraft Owning Entity or an Applicable Intermediary, as lessor of an Aircraft, and an airline, air freight company or similar entity, as lessee of such Aircraft, in each case together with all schedules, supplements and amendments thereto, and each other document, agreement and instrument related thereto.

“Leasing Company Practice” means the reasonable commercial practices of leading international aircraft operating lessors.

“Lender Rate” means:

(a) with respect to any Advance made and held by a Lender in any Class A Funding Group, and the Interest Period related thereto, an interest rate per annum equal to the Eurodollar Rate applicable to such Interest Period plus the Applicable Class A

Margin; provided, however, that if the related Funding Agent determines that (x) funding such Advance at a Eurodollar Rate would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, then, in any such case, such Funding Agent shall suspend the availability of such Eurodollar Rate for such Lender in the Class A Funding Group and such Advance for such Lender shall accrue Yield during such Interest Period at the Alternate Base Rate; and

(b) with respect to any Advance made and held by a Lender in any Class B Funding Group, and the Interest Period related thereto, an interest rate per annum equal to the Eurodollar Rate applicable to such Interest Period plus the Applicable Class B Margin; provided, however, that if the related Funding Agent determines that (x) funding such Advance at a Eurodollar Rate would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, then, in any such case, such Funding Agent shall suspend the availability of such Eurodollar Rate for such Lender in the Class B Funding Group and such Advance for such Lender shall accrue Yield during such Interest Period at the Alternate Base Rate; and

(c) with respect to any Advance made and held by a Lender in any Class C Funding Group, and the Interest Period related thereto, an interest rate per annum equal to the Eurodollar Rate applicable to such Interest Period plus the Applicable Class C Margin; provided, however, that if the related Funding Agent determines that (x) funding such Advance at a Eurodollar Rate would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, then, in any such case, such Funding Agent shall suspend the availability of such Eurodollar Rate for such Lender in the Class C Funding Group and such Advance for such Lender shall accrue Yield during such Interest Period at the Alternate Base Rate.

“Lenders” has the meaning set forth in the Preamble.

“Lessee” means the lessee under the applicable Lease.

“Lessee Diversity Score” means, with respect to the Borrower’s Portfolio and as of any date of determination, the aggregate sum of the individual percentages, calculated for each individual Lessee of an Aircraft under Lease to such Lessee (a “Specified Lessee”) or an Affiliate thereof, with such individual percentages determined pursuant to the following formula:

(ABVL / AABV) x ILS

where:

ABVL	=	the Adjusted Borrowing Value of Funded Aircraft under Lease to the Specified Lessee (or an Affiliate thereof);

AABV	=	the aggregate Adjusted Borrowing Value of all Funded Aircraft in the Borrower’s Portfolio; and

ILS	=	the Individual Lessee Score for the Specified Lessee.

“Lessee Diversity Score Advance Rate Adjustment” means an adjustment to the Base Advance Rates based on the Lessee Diversity Score as follows:

(a)           for any date of determination, if the Lessee Diversity Score as of such date is equal to or below 30%, the applicable Base Advance Rate is reduced by 10 percentage points so long as Critical Mass does not exist, and by 5 percentage points while Critical Mass exists;

(b)           for any date of determination, (i) if the Lessee Diversity Score as of such date is lower than or equal to 39% but greater than 38%, the applicable Base Advance Rate will decrease by 6/10ths of a percentage point so long as Critical Mass does not exist, and by 3/10ths of a percentage point while Critical Mass exists, and (ii) for each additional integral percentage point from 38% down to 30% as to which the Lessee Diversity Score as of such date is lower than or equal to the higher integer and greater than the next lower integer, the applicable Base Advance Rate will decrease by an additional 6/10ths of a percentage point, so long as Critical Mass does not exist, and by 3/10ths of a percentage point while Critical Mass exists;

(c)           for any date of determination, (i) if the Lessee Diversity Score as of such date is lower than or equal to 49% but greater than 48%, the applicable Base Advance Rate will decrease by 4/10ths of a percentage point so long as Critical Mass does not exist, and by 2/10ths of a percentage point while Critical Mass exists, and (ii) for each additional integral percentage point from 48% down to 39% as to which the Lessee Diversity Score as of such date is lower than or equal to the higher integer and greater than the next lower integer, the applicable Base Advance Rate will decrease by an additional 4/10ths of a percentage point, so long as Critical Mass does not exist, and by 2/10ths of a percentage point while Critical Mass exists; and

(d)           for any date of determination as of which the Lessee Diversity Score as of such date is equal to or greater than 49%, the applicable Base Advance Rates will have no adjustment.

“Lessee Limitation Event” means that at any time after the Borrower initially achieves Critical Mass, and immediately after giving effect to any of the following:

(a) an acquisition into the Borrower’s Portfolio of an Aircraft subject to a Lease, or

(b) the sale and consequent removal from the Borrower’s Portfolio of an Aircraft subject to a Lease, or

(c) the leasing of an Aircraft within the Borrower’s Portfolio (other than an extension or renewal with the same Lessee of a then-existing Lease),

any Country/Region Concentration applicable to a Lessee exceeds a Country/Region Concentration Limit.

“Lessee Location” means, where such term is used in connection with Country/Region Concentration, the country or geographical region (within the designated categories of same set forth in the table on Appendix I hereto headed “Geographical Diversification”) in which the applicable Lessee is domiciled.

“Lessor” means the lessor under the applicable Lease.

“Lien” means any security interest, lien, mortgage, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens, conditional sale and any liens that attach by operation of law.

“Liquidity Reserve Account” has the meaning set forth in Section 5.1(a)(i).

“Local Aircraft Counsel” means any law firm having expertise in Applicable Foreign Aviation Law matters that is reasonably satisfactory to the Administrative Agent.

“London Holding Account” means a deposit account, the subject of a Holding Account Control Agreement, established and maintained by the Borrower with London Account Bank.

“London Account Bank” means the commercial bank located in London, England which has executed a Holding Account Control Agreement and which provides the London Holding Account.

“Lyon” means Lyon Location SARL, a company organized under the law of France.

“Lyon Assignment” means the Security Assignment dated April 26, 2006 between Lyon, as assignor, and Opal, as assignee, which includes as collateral the rights of Lyon under the Tombo Sublease and under the Mitsui Tombo Guaranty and the rights of Tombo under the Tombo Assignment, as such assignment may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Lyon Lease” means the Aircraft Specific Lease Agreement (incorporating provisions of the Common Terms Agreement referred to therein) dated March 17, 2006 between Opal, as lessor, and Lyon, as lessee, covering the leasing of the ANA Aircraft, as such lease may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Maintenance Reserve Account” means an account (number 51945) in the name of the Borrower and maintained with the Account Bank.

“Maintenance Reserves” means maintenance reserves or other supplemental rent payments based on usage of the Aircraft payable by the lessee under any Lease for purposes of reserving for the payments with respect to the future maintenance and repair of the related Aircraft.

“Material Adverse Effect” means a material adverse effect on (i) the interests, taken as a whole, of the Borrower, any Borrower Subsidiary, AerCap, the Collateral Agent, or the Lenders in the Aircraft, the Leases, the Related Security or any other Borrower Collateral, (ii) the Borrower’s, any Borrower Subsidiary’s, AerCap’s, or any Service Provider’s ability to perform its obligations under this Agreement or any other Transaction Document, as applicable, (iii) the validity or enforceability of this Agreement or any of the Credit Documents or (iv) the validity or enforceability of a substantial portion of the Leases.

“Maximum Aggregate Principal Amount” means, as of any date of determination, the sum of the Maximum Class A Principal Amount, the Maximum Class B Principal Amount and the Maximum Class C Principal Amount.

“Maximum Class A Principal Amount” means, as of any date of determination, the lesser of (a) the Class A Borrowing Base, and (b) the Class A Advances Limit.

“Maximum Class B Principal Amount” means, as of any date of determination, the lesser of (a) the Class B Borrowing Base, and (b) the Class B Advances Limit.

“Maximum Class C Principal Amount” means, as of any date of determination, the lesser of (a) the Class C Borrowing Base, and (b) the Class C Advances Limit.

“Minimum Category 1 Percentage” means 40%.

“Mitsui” means Mitsui & Co., Ltd., a company organized under the law of Japan.

“Mitsui Tateha Guaranty” means the Deed of Guarantee dated March 17, 2006, from Mitsui, as guarantor, in favor of Opal, as beneficiary, covering the obligations of Tateha under the Tateha Sale and Conditional Repurchase Agreement and the Tateha Aircraft Mortgage, as the such guaranty may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Mitsui Tombo Guaranty” means the Deed of Guarantee dated March 17, 2006, from Mitsui, as guarantor, in favor of Lyon, as beneficiary, covering the obligations of Tombo under the Tombo Lease, as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Monthly Report” has the meaning set forth in Section 10.19(a)(i).

“Multiemployer Plan” means, as to any Person, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

“New Accord” has the meaning set forth in Section 6.2(b).

“New Rules” has the meaning set forth in Section 6.2(b).

“Non-Conduit Lender” means any Lender other than a Conduit Lender.

“Non-Conduit Lender Commitment” of any Non-Conduit Lender means (a) with respect to UBSRESI and Class A Advances, $715,000,000, or such amount as reduced or increased by any Assignment and Assumption entered into by UBSRESI, (b) with respect to UBSRESI and Class B Advances, $180,000,000, or such amount as reduced or increased by any Assignment and Assumption entered into by UBSRESI, (c) with respect to UBSRESI and Class C Advances, $105,000,000, or such amount as reduced or increased by any Assignment and Assumption entered into by UBSRESI, and (d) with respect to a Non-Conduit Lender (other than a Non-Conduit Lender described in clauses (a) through (c) above) that has entered into an Assignment and Assumption, the amount set forth therein as such Non-Conduit Lender’s Non-Conduit Lender Commitment, in each case as such amount may be reduced or increased by an Assignment and Assumption entered into by such Non-Conduit Lender.

“Non-Excluded Taxes” has the meaning set forth in Section 6.3(a).

“Non-Note Register” has the meaning set forth in Section 15.5(a).

“Non-Note Registrar” has the meaning set forth in Section 15.5(a).

“Non-Trustee Account” means any account in the name of the Borrower and maintained with a Non-Trustee Account Bank.

“Non-Trustee Account Bank” means a bank (other than the Account Bank) with which a Non-Trustee Account is maintained.

“Note” means any promissory grid note, in the form of Exhibit B, made payable to the order of a Funding Agent at the request of such Funding Agent for the benefit of a Funding Group or any replacement of such Note.

“Note Register” has the meaning set forth in Section 15.5(b).

“Note Registrar” has the meaning set forth in Section 15.5(b).

“Notice and Acknowledgment” means a Notice and Acknowledgment in form and substance reasonably acceptable to the Administrative Agent, provided that a notice and acknowledgment substantially in the form attached as Exhibit D to the Security Trust Agreement (but with changes from such form as determined by the Servicer in its sole discretion to address the comments or requests made by, and negotiations of the Servicer with, the Lessee as to the

Lessee’s representations and coverage of indemnitees therein, but in all cases to include the Lessee representation set forth in clause (a) of paragraph 8 of the form at such Exhibit D) shall be deemed acceptable to the Administrative Agent.

“Obligations” means all obligations of the Borrower, AerCap, any Service Provider, or any Borrower Subsidiary to the Lenders, the Administrative Agent, the Funding Agents and the Collateral Agent arising under or in connection with this Agreement, the Notes, if any, and each other Transaction Document to which the Borrower, AerCap, such Servicer Provider, or any Borrower Subsidiary is a party.

“Obligor” means a Person obligated to make payments with respect to a Lease.

“OFAC” has the meaning set forth in Section 9.21.

“Off-Lease” means an Aircraft that is, as of any date of determination, not subject to an existing Lease. “Off-Lease Aircraft” has a correlative meaning.

“Opal” means Opal Aircraft Leasing Limited, a limited liability company incorporated under the laws of Ireland.

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the bylaws, memorandum and articles of association, operating agreement, partnership agreement, limited partnership agreement, trust agreement or other applicable documents relating to the operation, governance or management of such entity.

“Operating Expenses” means amounts due by any Borrower Group Member with respect to (i) owner trustee fees and expenses, (ii) Taxes (other than Borrower Income Tax Expenses), and (iii) all other operating and administrative expenses payable or reimbursable by the Borrower.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable to the Administrative Agent, which opinion, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Administrative Agent or to any Funding Agent, is acceptable in form and substance to the Administrative Agent.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership, certificate of trust or other applicable organizational or charter documents relating to the creation of such entity.

“Other Conduit” means a commercial paper conduit administered by an Other Non-Conduit Lender which commercial paper conduit, under an Assignment and Assumption, an amendment to, or an amendment and restatement of this Agreement, as applicable, hereafter agrees to become a party hereto as a Conduit Lender hereunder.

“Other Fees” means all fees and other amounts payable by the Borrower to an Other Conduit, an Other Funding Agent or an Other Non-Conduit Lender pursuant to the Fee Letter.

“Other Funding Agent” means an Other Non-Conduit Lender in its capacity as funding agent for an Other Funding Group.

“Other Funding Group” means, collectively, an Other Conduit and each related Other Non-Conduit Lender.

“Other Funding Group Limit” means the maximum outstanding principal amount of Advances that may be extended by an Other Funding Group. As of the date of this Agreement, each Other Funding Group Limit is $0.

“Other Improvement Effective Date” means, in respect of an Approved Aircraft Improvement other than a Freighter Conversion, the date by which each of the following has occurred: (a) the completion of such Approved Aircraft Improvement, (b) the delivery of appropriate completion and/or airworthiness certificates associated therewith to the Administrative Agent, in form and substance reasonably acceptable thereto, and (c) the placing of such Aircraft back into service following such improvement.

“Other Non-Conduit Lender” means a bank or other financial institution which, under an Assignment and Assumption, an amendment to, or an amendment and restatement of this Agreement, as applicable, hereafter agrees to become a party hereto as a Non-Conduit Lender hereunder and/or any of its successors and assigns thereof permitted under the terms hereof.

“Other Non-Conduit Lender Percentage” of any Other Non-Conduit Lender means, (i) with respect to an Other Non-Conduit Lender, the percentage set forth on the signature page to an amendment to or an amendment and restatement of this Agreement, as such amount is reduced or increased by any Assignment and Assumption entered into with an Eligible Assignee (or other assignee consented to by the Borrower) or, after the occurrence of an Event of Default, any other Person or (ii) with respect to an Other Non-Conduit Lender that has entered into an Assignment and Assumption, the amount set forth therein as such Non-Conduit Lender’s Other Non-Conduit Lender Percentage, as such amount is reduced or increased by an Assignment and Assumption entered into between such Other Non-Conduit Lender and an Eligible Assignee (or other assignee consented to by the Borrower) or, after the occurrence of an Event of Default, any other Person.

“Outstanding Class A Principal Amount” means, as of any date of determination, the sum of all outstanding Class A Advances.

“Outstanding Class B Principal Amount” means, as of any date of determination, the sum of all outstanding Class B Advances.

“Outstanding Class C Principal Amount” means, as of any date of determination, the sum of all outstanding Class C Advances.

“Outstanding Principal Amount” means, as of any date of determination, the sum of all outstanding Advances.

“Own” means, with respect to an Aircraft, to hold legal, direct and sole ownership of such Aircraft, or, in the case of the ANA Aircraft, to hold beneficial ownership pursuant to the ANA Beneficial Ownership Structure. The terms “Ownership” and “Owned by” have a correlative meaning.

“Owner Participant” means a Borrower Subsidiary which is the sole beneficial owner of one or more Aircraft by means of owning, pursuant to an Owner Trust Agreement, all of the beneficial interest in the Owner Trust which Owns such Aircraft.

“Owner Trust” means an owner trust, reasonably satisfactory to the Administrative Agent, (i) that is the legal owner of an Aircraft and (ii) all of the beneficial interest in which is owned by an Owner Participant pursuant to an Owner Trust Agreement.

“Owner Trust Agreement” means a trust agreement, reasonably satisfactory to the Administrative Agent, between an Owner Participant and an Owner Trustee.

“Owner Trustee” means a Person, not in its individual capacity, but solely in its capacity as the owner trustee of an Owner Trust under an Owner Trust Agreement, which such Person shall be (i) a bank or trust company having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) and that is reasonably satisfactory to the Administrative Agent, or (ii) any other Person that is reasonably satisfactory to the Administrative Agent, it being understood that as of the Closing Date any of Wells Fargo Bank National Association, Wells Fargo Bank Northwest, National Association, Wilmington Trust Company, or U.S. Bank, National Association each are satisfactory to the Administrative Agent.

“Participant” means the party to a Participation Agreement identified as the “Participant” thereunder, which party either (A) has a long term debt rating of at least “A” from Standard & Poor’s and/or “A2” from Moody’s, or a short term debt rating of at least “A-1” from Standard & Poor’s and/or “P-1” from Moody’s, or (B) has otherwise been consented to by the Borrower (with such consent not to be unreasonably withheld or delayed).

“Participation Agreement” means a written agreement between UBSRESI and the applicable Participant, substantially in the form attached hereto as Exhibit J.

“Patriot Act” has the meaning set forth in Section 9.21.

“Payment Date” means the 10th day of each calendar month (commencing June 10, 2006), or if such 10th day is not a Business Day, the next succeeding Business Day.

“Pension Plan” means, with respect to any Person, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of such Person or any of its ERISA Affiliates or is assumed by such Person or any of its ERISA Affiliates in connection with any acquisition or (ii) has at any time been maintained for the employees of such Person or any current or former ERISA Affiliate.

“Permitted Lien” means:

(i)            any Lien for Taxes if (a) such Taxes shall not be due and payable, or (b) the obligation to pay such Taxes is being contested in good faith by appropriate proceedings and as to which reserves have been established and, in accordance with GAAP, are reflected in the relevant financial statements, provided, that any proceedings related thereto, or the continued existence of such Lien, does not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected asset or of criminal liability on the part of any Borrower Group Member;

(ii)           in respect of any Aircraft, any repairer’s, carrier’s or hangar keeper’s, warehousemen’s, mechanic’s or materialmen’s Lien or employee and other like Liens arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar Lien if such Liens (a) have not been due and payable for more than sixty (60) days, or (b) have been due and payable for more than sixty (60) days, but are being contested in good faith and as to which reserves, reasonably satisfactory to the Administrative Agent, have been established and in accordance with GAAP are reflected in the relevant financial statements, provided, that any proceedings related thereto, or the continued existence of the Lien, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected assets or of criminal liability on the part of any Borrower Group Member;

(iii)          any Lien for any air navigation authority, airport tending, gate or handling (or similar) charges or levies arising in the ordinary course of business unless such Lien gives rise to a reasonable likelihood of the sale, forfeiture or other loss of the affected assets or of criminal liability on the part of any Borrower Group Member;

(iv)          any Lien created by a Lessee, a sublessee of a Lessee or any Person claiming by or through a Lessee or such a sublessee, provided that the Dollar equivalent amount of claims, charges or obligations asserted to be secured by such Lien, does not exceed 10% of the Adjusted Borrowing Value of the Aircraft as to which such Lien purports to attach, unless Effectively Bonded;

(v)           any Lien created in favor of the Collateral Agent, the Administrative Agent, the Funding Agents or the Lenders pursuant to the Transaction Documents;

(vi)          any permitted lien or encumbrance, as defined under any Lease, on any Aircraft or the engines or parts thereof (other than liens or encumbrances created by the relevant lessor);

(vii)         the respective rights of the Aircraft Owning Entity, any Applicable Intermediary and the lessee under any applicable Lease (and the rights of any sublessee under any permitted sublease relating to such Lease) and the documents related thereto; and

(viii)        Liens arising out of any judgment or amount with respect to which an appeal or proceding for review is being prosecuted in good faith by appropriate proceedings diligently conducted and with respect to which a stay of execution is in effect, and such stay is Effectively Bonded.

“Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Platform” has the meaning set forth in Section 17.3(c).

“Pledge of Borrower Equity” means a pledge, assignment, grant, charge, security agreement or other similar instrument, to be entered into by Codan Trust Company Limited as holder of 95% of the entire Equity Interest in the Borrower, encumbering in favor of the Collateral Agent such 95% Equity Interest in the Borrower.

“Political Risk/Repossession Insurance” means coverage under (i) the insurance policy MJ 51225 provided by Willis Limited for the benefit of the Borrower as in effect on the Closing Date, in the form provided and certified as a true and correct copy by the Borrower to the Administrative Agent for review prior to the Closing Date, but subject to supplement and indorsement as necessary to procure coverage levels up to at least the Required Coverage Amount and/or to effect such other additional coverages or increases in coverage as the Borrower or the Insurance Servicer may determine to obtain, and with such amendments, addendums, endorsements, extensions or replacements as may have been entered into consistent with the provisions of Section 10.34 hereof, or (ii) such other comparable insurance policy or policies in replacement of the foregoing as the Administrative Agent shall have reasonably approved.

“Precedent Lease” means (i) the lease under which an Aircraft is leased at the time such Aircraft becomes subject to the financing provided herein; or (ii) in connection with the leasing of an Aircraft to a Person that is or has been a lessee of aircraft from any Borrower Subsidiary, a form of lease substantially similar to the prior or pre-existing lease to such lessee from such lessor.

“Prohibited Countries” means those countries, as reasonably determined by the Administrative Agent from time to time (based upon applicable Rating Agency guidelines then in effect), in which Aircraft may not be registered in, or operated by lessees domiciled in or organized under the laws of, such countries without procuring insurance consistent with industry standards, which countries presently include Afghanistan, Albania, Bosnia, Burma, Burundi, Cambodia, Congo, Cote d’Ivoire, Cuba, Haiti, Herzegovina, Iran, Iraq, North Korea, Laos, Lebanon, Liberia, Libya, Montenegro, Rwanda, Serbia, any former Soviet Republic (other than Russia, Ukraine, Kazakhstan and Azerbaijan), Sudan, Syria, Yemen, Yugoslavia, Zaire and Zimbabwe.

“Purchase Agreement Guaranty” mean the Guaranty Agreement of AerCap C.V., dated as of the Closing Date, securing the obligations of AerCap under the AerCap-Borrower Purchase

Agreement, together with any successor or replacement thereof as contemplated in the provisions thereof and in Section 12.1(f).

“Qualifying Lender” means a Lender, beneficially entitled to the interest payable to such Lender under this Agreement (a) which is an entity qualifying as a body corporate; (b) which, by virtue of the law of a relevant territory, is resident for the purposes of tax in that relevant territory (a relevant territory for this purpose means (i) a Member State of the European Community (other than Ireland) or (ii) a territory which has concluded a double-tax treaty with Ireland which has force of law in Ireland and such relevant territory); and (c) to which the interest payments under this Agreement are not made in connection with a trade or business carried on by such Lender through a branch or agency in Ireland.

“Qualifying Purchase Option” means, with respect to a Lease that has a purchase option exercisable by the Lessee in respect of the Aircraft leased thereunder, that the expected purchase price of such option (as determined as of the Advance Date with respect to such Aircraft) will not be less than 95% of the Adjusted Borrowing Value of such Aircraft on the date of purchase pursuant to the option.

“Quarterly Report” means a report in substantially the form of Exhibit D hereto.

“Rating Agency” means Standard & Poor’s and Moody’s, or any of them.

“Records” means all Leases and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software (to the extent permitted by any applicable licenses) and related property and rights) directly related to the Leases and the other Aircraft Assets related to the Aircraft, and the servicing thereof, whether maintained by the Servicer or any other Person, and including without limitation with respect to each Lease: records including the lease number; Obligor name; Obligor address; Obligor business phone number; original term; rent; stated termination date; origination date; date of most recent payment; days (if any) currently delinquent; number of contract extensions (months) to date; expiration date of any current insurance policies; and past due late charges (if any).

“Related Expenses” means amounts due by any Borrower Group Member to an Obligor under a Lease or related document that are not funded out of the Maintenance Reserve Account or the Security Deposit Account.

“Related Security” means with respect to any Lease:

(a)           any and all security interests or Liens and property subject thereto from time to time purporting to secure payment of such Lease;

(b) all guarantees, indemnities, warranties, letters of credit, escrow accounts, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Lease whether pursuant to such Lease or otherwise;

(c) the Records relating to such Lease; and

(d) all proceeds of the foregoing.

“Replaced Lender” has the meaning set forth in Section 6.6(b).

“Replacement Lender” has the meaning set forth in Section 6.6(b).

“Required Class C Reserve Amount” means, for any date of determination, an amount equal to 0.40% of the Adjusted Borrowing Value of the Funded Aircraft in the Borrower’s Portfolio as of such date.

“Required Coverage Amount” means, with respect to any country described in clause (b)(2) of the definition of Approved Country List, an amount of available coverage under Political Risk/Repossession Insurance with respect to covered events affecting the related Funded Aircraft, which amount results in net proceeds available under such coverage at least equal to 105% of the aggregate Allocable Advance Amounts of Funded Aircraft registered in such country or leased by a Lessee organized or domiciled in such country (with such Allocable Advance Amount measured as of the date the Aircraft became a Funded Aircraft hereunder).

“Required Liquidity Reserve Amount” means, for any date of determination, an amount equal to (i) for so long as Critical Mass exists, 4%, and (ii) otherwise, 6%, in each case of the Adjusted Borrowing Value of the Funded Aircraft in the Borrower’s Portfolio as of such date.

“Requirement of Law” means, as to any Person, any law, treaty, rule, order or regulation or determination of a regulatory authority or arbitrator or a court or other Government Entity, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, each Applicable Foreign Aviation Law applicable to such Person or the Aircraft Owned or operated by it or as to which it has a contractual responsibility.

“Section 6.3 Indemnitee” has the meaning set forth in Section 6.3(a).

“Security Deposit” means any security deposits, commitment fees, consultant fees and any other supplemental rent payments in respect thereof payable by any Lessee under a Lease.

“Security Deposit Account” means an account (number 51946) in the name of the Borrower and maintained with the Account Bank.

“Security Trust Agreement” means the Security Trust Agreement, dated as of April 26, 2006 and substantially in the form of Exhibit I hereto, among the Collateral Agent, the Borrower and each of the Borrower Subsidiaries from time to time, as such agreement may be amended, modified and/or restated from time to time pursuant to the terms thereof.

“Seller” means any seller or transferor of an Aircraft or Aircraft Owning Entity under a related Aircraft Acquisition Document.

“Service Provider Agreements” means, collectively, the Servicing Agreement, the Service Provider Administrative Agency Agreement, and the Cash Management Agreement.

“Service Provider Administrative Agency Agreement” means the Administrative Agency Agreement, dated as of April 26, 2006, among the Service Provider Administrative Agent, the Financial Administrative Agent, the Borrower, the Aircraft Owning Entities, the Owner Participants, the Applicable Intermediaries and the Administrative Agent, substantially in the form of Exhibit E hereto, as the same may be amended, modified and/or restated from time to time pursuant to the terms thereof.

“Service Provider Administrative Agent” has the meaning set forth in the Preamble.

“Service Provider Fees” means, with respect to any Payment Date, (a) a fee for the services of the Servicer under the Servicing Agreement, equal to 3.00%, (b) a fee for the services of the Administrative Agent under the Service Provider Administrative Agency Agreement, equal to 0.40%, (c) a fee for the services of the Cash Manager under the Cash Management Agreerment, equal to 0.40%, (d) a fee for the services of the Insurance Servicer under the Servicing Agreement, equal to 0.10%, and (e) a fee for the services of the Financial Administrative Agent under the Service Provider Administrative Agency Agreement, equal to 0.10%, in each case of the total amount of lease rental payments (excluding any Maintenance Reserves or Security Deposits, unless and until applied to Lease obligations, and/or any payments reimbursable to any Obligor) paid by Obligors and deposited into the Collection Account during the monthly period (or the portion thereof after the Initial Advance Date) commencing with a Determination Date (or, before the initial Determination Date, the Initial Advance Date) through the day preceding the next Determination Date.

“Service Providers” means, collectively, the Servicer, Service Provider Administrative Agent, Insurance Servicer, Cash Manager and Financial Administrative Agent.

“Servicer” has the meaning set forth in the Preamble.

“Servicer Advance” has the meaning assigned such term in Section 8.1(g).

“Servicer Advance Reimbursement” means the amount of a Servicer Advance, to which the Servicer shall be entitled to reimbursement under the Flow of Funds.

“Servicer Standard of Performance” means, collectively, the Standard of Care and the Conflicts Standard, in each case as such terms are defined in the Servicing Agreement.

“Servicer Termination Event” has the meaning set forth in Section 12.1.

“Servicing Agreement” means the Servicing Agreement, dated as of April 26, 2006, among the Servicer, the Insurance Servicer, the Service Provider Administrative Agent, the Financial Administrative Agent, the Borrower, the Aircraft Owning Entities, the Owner Participants, the Applicable Intermediaries and the Administrative Agent, substantially in the form of Exhibit G hereto, as the same may be amended, modified and/or restated from time to time pursuant to the terms thereof.

“Settlement Date” means, with respect to any Advance, (x) each Payment Date, or (y) the date on which the Borrower shall repay or prepay Advances pursuant to Section 4.1 or Section 4.2.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(i)            the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Liabilities; and

(ii)           it is then able and expects to be able to pay its debts as they mature;

(iii)          with respect to any Person formed, organized or incorporated under the laws of Ireland, it is neither unable nor deemed to be unable to pay its debts within the meaning of Section 214 of the Companies Act, 1963 (as amended) or Section 2(3) of the Companies (Amendment) Act 1990; and

(iv)          it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“State” means a State in the United States of America.

“Stated Maturity Date” means the fourth anniversary of the Conversion Date or, if such fourth anniversary is not a Business Day, the first Business Day following such fourth anniversary.

“Subsidiary” means, with respect to any Person (for purposes of this definition only, the “Parent”) at any date, (i) any person the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association, trust or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the Parent and/or one or more subsidiaries of the Parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the Parent and/or one or more subsidiaries of the Parent or (b) the only general partners of which are the Parent and/or one or more subsidiaries of the Parent and (iv) any other person that is otherwise Controlled by the Parent and/or one or more subsidiaries of the Parent.

“Supporting Party” means AerCap Holdings C.V. in its capacity as signatory to the Purchase Agreement Guaranty, and the Indemnity Agreement, together with any successor or replacement thereto as contemplated in the provisions thereof and in Section 12.1(f).

“Syndication Cooperation Agreement” means an agreement substantially in the form of Exhibit N hereto, dated on or before the Closing Date, among the Servicer, the Borrower and the Administrative Agent.

“Tateha” means Tateha Aircraft Holding Corporation, a company organized under the law of Japan.

“Tateha Aircraft Mortgage” means the First Priority Aircraft Mortgage Agreement dated March 17, 2006, between Tateha, as mortgagor, and Opal, as mortgagee, covering the ANA Aircraft, as such mortgage may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Tateha Sale and Conditional Repurchase Agreement” means the Sale and Conditional Repurchase Agreement dated March 17, 2006, among Opal, as Seller, Tateha, as Titleholder, and Mitsui, as Parent, covering the ANA Aircraft, as such agreement may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Taxes” means all taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by any Governmental Entity.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Event” has the meaning set forth in Section 10.14.

“Tombo” means Tombo Capital Corporation, a company organized under the law of Japan.

“Tombo Assignment” means the Security Assignment dated March 17, 2006 between Tombo, as assignor, and Lyon, as assignee, which includes as collateral the rights of Tombo under the ANA Sublease, as such assignment may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Tombo Sublease” means the Aircraft Sublease Agreement dated March 17, 2006 between Lyon, as lessor, and Tombo, as lessee, covering the leasing of the ANA Aircraft, as such sublease may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Transaction Documents” means the Credit Documents, any Aircraft Acquisition Document, and any other documents executed or to be executed and delivered by the Borrower, AerCap, any Service Provider or any Borrower Subsidiary in connection therewith.

“Type” means with respect to an Aircraft, the designation of Aircraft type or model which designation is set forth on Table 1 and Table 2 in Appendix I hereto.

“UBS Funding Agent” has the meaning set forth in the Preamble.

“UBS Funding Group” means, collectively, each UBS Non-Conduit Lender.

“UBS Funding Group Limit” means the maximum outstanding principal amount of Advances that may be extended by the UBS Funding Group. As of the date of this Agreement, the UBS Funding Group Limit is $1,000,000,000.

“UBS Non-Conduit Lender” means UBSRESI and/or any of its respective successors and assigns permitted under the terms hereof.

“UBS Non-Conduit Lender Percentage” of any UBS Non-Conduit Lender means, (i) with respect to UBSRESI, 100%, as such percentage is reduced or increased by any Assignment and Assumption entered into with an Eligible Assignee (or other assignee consented to by the Borrower) or, after the occurrence of an Event of Default, any other Person or (ii) with respect to another UBS Non-Conduit Lender that has entered into an Assignment and Assumption, the amount set forth therein as such UBS Non-Conduit Lender’s UBS Non-Conduit Lender Percentage, as such amount is reduced or increased by any Assignment and Assumption entered into between such UBS Non-Conduit Lender and an Eligible Assignee (or other assignee consented to by the Borrower) or, after the occurrence of an Event of Default, any other Person.

“UBSRESI” has the meaning set forth in the Preamble.

“UBSS” has the meaning set forth in the Preamble.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Weighted Average Portfolio Age” means, as of any Payment Date for which the same is determined, the weighted (by Adjusted Borrowing Value) average Aircraft Age of the Borrower’s Portfolio as of such date.

“Weighted Average Portfolio Age Limit” means 8.5 years.

“Weighted Average Portfolio Age Advance Rate Adjustment” means an adjustment to the Base Advance Rates based on the Weighted Average Portfolio Age as follows:

(a)           for any date of determination as of which the Weighted Average Portfolio Age is above 8.0 years, the applicable Base Advance Rate is reduced by 1.50 percentage points so long as Critical Mass does not exist, and by 1.00 percentage points while Critical Mass exists;

(b)           for any date of determination as of which the Weighted Average Portfolio Age is above 7.5 years, but at or below 8.0 years, the applicable Base Advance Rate is reduced by 1 percentage point so long as Critical Mass does not exist, and by 5/10ths of a percentage point while Critical Mass exists; and

(c)           for any date of determination as of which the Weighted Average Portfolio Age is at or below 7.5 years, the applicable Base Advance Rates will have no adjustment.

“Wet Lease” means any arrangement whereby a lessee under a Lease (or the sublessee under any permitted sublease) agrees to furnish an Aircraft to a lessee pursuant to which (i) such lessee’s (or permitted sublessee’s) crew shall maintain full operational control of the Aircraft, (ii) such Aircraft shall be operated solely by regular employees of such lessee (or permitted sublessee) or independent contractors under the direction and supervision of such lessee (or permitted sublessee) possessing all current appropriate FAA or other Applicable Foreign Government Entity certificates and licenses (it is understood that cabin attendants need not be regular employees of such lessee), (iii) the insurance required under such Lease shall remain in full force and effect, (iv) such Aircraft shall be maintained and used by such lessee (or permitted sublessee) and any maintenance provider in accordance with its normal maintenance practices and as required by the terms of the applicable Lease (or any relevant permitted sublessee), and (v) the term of any such arrangement does not extend beyond the remaining term of the applicable Lease.

“Widebody Aircraft” means Aircraft of the following Types (from the list of Types shown on Table 1 of Appendix I hereto): any Type with a designation using “747”, “767”, “777”, “A330” or “MD-11”.

“Widebody Maximum Percentage” means 30%.

“Widebody Percentage” means, as of any date of determination, the Facility Limit Percentage of Funded Aircraft constituting Widebody Aircraft.

“Yield” means, with respect to any period and any Advance, the sum of the daily interest accrued on such Advances on each day during such period equal, for any such day, to the product of (x) the outstanding principal amount of such Advances on such day, (y) the applicable Lender Rate and (z) the applicable computation period determined in accordance with Section 3.5 of this Agreement, provided that (1) after the occurrence of an Event of Default, Yield shall accrue at the Default Rate with respect to all Advances and (2) after the date any principal amount of any Advance is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) or after any other monetary Obligation of the Borrower arising under this Agreement shall become due and payable, the Borrower shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing Yield) Yield (after as well as before judgment) on such amounts at a rate per annum equal to (A) with respect to Advances, the greater of (i) the applicable Yield on such Advance as in effect on the date that such Advance became due and payable, and (ii) the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50% per annum, and (B) with respect to other Obligations, the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50% per annum.

SECTION 1.2         Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, any Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d) All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9 or any other article of the UCC in the State of New York.

ARTICLE II

THE FACILITY, ADVANCE PROCEDURES AND NOTES

SECTION 2.1         Facility.

(a) Initial Class A Advances. Subject to the terms and conditions of this Agreement, each of the Conduit Lenders, if any, in each Class A Funding Group may, on or after the Closing Date, in its sole discretion, and if the Conduit Lenders in such Class A Funding Group do not (or, if there are no Conduit Lenders in such Class A Funding Group), each Non-Conduit Lender in such Class A Funding Group shall, ratably, make an initial Class A Advance to the Borrower in such amounts as may be requested by the Borrower pursuant to Section 2.2 (the “Initial Class A Advances”).

(b) Initial Class B Advances. Subject to the terms and conditions of this Agreement, each of the Conduit Lenders, if any, in each Class B Funding Group may, on or after the Closing Date, in its sole discretion, and if the Conduit Lenders in such Class B Funding Group do not (or, if there are no Conduit Lenders in such Class B Funding Group), each Non-Conduit Lender in such Class B Funding Group shall, ratably, make an initial Class B Advance to the Borrower in such amounts as may be requested by the Borrower pursuant to Section 2.2 (the “Initial Class B Advances”). Notwithstanding the foregoing, if UBSRESI has entered into a Participation Agreement relating to all or any portion of its Non-Conduit Lender Commitment with respect to Initial Class B Advances, it shall not be obligated to the Borrower to fund against such related amount of its commitment under this subsection if it does not receive funding in respect of such related amount from the applicable Participant.

(c) Initial Class C Advances. Subject to the terms and conditions of this Agreement, each of the Conduit Lenders, if any, in each Class C Funding Group may, on or after the Closing Date, in its sole discretion, and if the Conduit Lenders in such Class C Funding Group do not (or, if there are no Conduit Lenders in such Class C Funding Group), each Non-Conduit Lender in such Class C Funding Group shall, ratably, make an initial Class C Advance to the Borrower in such amounts as may be requested by the Borrower pursuant to Section 2.2 (the “Initial Class C Advances,” and, together with the Initial Class A Advances and the Initial Class B Advances, the “Initial Advances”). Notwithstanding the foregoing, if UBSRESI has entered into a Participation Agreement relating to all or any portion of its Non-Conduit Lender Commitment with respect to Initial Class C Advances, it shall not be obligated to the Borrower to fund against such related amount of its commitment under this subsection if it does not receive funding in respect of such related amount from the applicable Participant.

(d) Additional Class A Advances. Subject to the terms and conditions of this Agreement, each of the Conduit Lenders, if any, in each Class A Funding Group may, in its sole discretion, and if the Conduit Lenders in such Class A Funding Group do not (or, if there are no Conduit Lenders in such Class A Funding Group), each Non-Conduit Lender in such Class A Funding Group shall, during the Additional Advance Commitment Period, ratably make Class A Advances to the Borrower in such amounts as may be requested by the Borrower pursuant to Section 2.2 (the “Additional Class A Advances”, and, together with the Initial Class A Advances, the “Class A Advances”).

(e) Additional Class B Advances. Subject to the terms and conditions of this Agreement, each of the Conduit Lenders, if any, in each Class B Funding Group may, in its sole discretion, and if the Conduit Lender in such Class B Funding Group do not (or, if there are no Conduit Lenders in such Class B Funding Group), each Non-Conduit Lender in such Class B Funding Group shall, during the Additional Advance Commitment Period, ratably make Class B Advances to the Borrower in such amounts as may be requested by the Borrower pursuant to Section 2.2 (the “Additional Class B Advances,” and, together with the Initial Class B Advances, the “Class B Advances”). Notwithstanding the foregoing, if UBSRESI has entered into a Participation Agreement relating to all or any portion of its Non-Conduit Lender Commitment with respect to Additional Class B Advances, it shall not be obligated to the Borrower to fund against such related amount of its commitment under this subsection if it does not receive funding in respect of such related amount from the Participant.

(f) Additional Class C Advances. Subject to the terms and conditions of this Agreement, each of the Conduit Lenders, if any, in each Class C Funding Group may, in its sole discretion, and if the Conduit Lender in such Class C Funding Group do not (or, if there are no Conduit Lenders in such Class C Funding Group), each Non-Conduit Lender in such Class C Funding Group shall, during the Additional Advance Commitment Period, ratably make Class C Advances to the Borrower in such amounts as may be requested by the Borrower pursuant to Section 2.2 (the “Additional Class C Advances,” and, together with the Initial Class C Advances, the “Class C Advances”; the Additional Class C Advances together with the Additional Class A Advances and the Additional Class B Advances, the “Additional Advances”). Notwithstanding the foregoing, if UBSRESI has entered into a Participation Agreement relating to all or any portion of its Non-Conduit Lender Commitment with respect to Additional Class C Advances, it shall not be obligated to the Borrower to fund against such related amount of its commitment under this subsection if it does not receive funding in respect of such related amount from the Participant.

(g) Class A Advance Limits, etc. Advances pursuant to clauses (a) and (d) above are subject to the following requirements:

(i)            Initial Class A Advances, Initial Class B Advances and Initial Class C Advances, and Additional Class A Advances, Additional Class B Advances and Additional Class C Advances relating to the same Aircraft (or the same Critical Mass Event Advance or Increased Availability Advance or Improvement Advance, as the case may be), in each case shall be made on the same date (the “Initial Advance Date” or an “Additional Advance Date”, as applicable);

(ii)           After giving effect to such Advances, the Outstanding Class A Principal Amount outstanding hereunder shall not exceed the Maximum Class A Principal Amount and the Outstanding Class A Principal Amount advanced by any Non-Conduit Lender shall not exceed the Non-Conduit Lender Commitment of such Non-Conduit Lender;

(iii)          the Outstanding Principal Amount outstanding hereunder shall not exceed the Maximum Aggregate Principal Amount; and

(iv)          the aggregate principal amount of all Class A Advances made by any Class A Funding Group shall not exceed the related Funding Group Limit.

Each Class A Advance by a Class A Funding Group shall be made on a pro rata basis based on the Class A Funding Group Limit of such Class A Funding Group as a percentage of the aggregate Class A Funding Group Limits of all Class A Funding Groups and each Class A Advance by a Non-Conduit Lender in a Class A Funding Group shall be made on a pro rata basis based on the Non-Conduit Lender Commitment of such Non-Conduit Lender as a percentage of the aggregate Non-Conduit Lender Commitments of all Non-Conduit Lenders in such Class A Funding Group (except as otherwise provided in the proviso to the last sentence of this Section 2.1(g)). Payments or prepayments of the Class A Advances may be reborrowed from time to time prior to the Conversion Date as Additional Class A Advances, but only to finance a portion of the acquisition cost for acquiring an Additionally Financed Aircraft into the Borrower’s Portfolio, or to finance the reimbursement of Approved Asset Improvement Costs with an Improvement Advance, or in a single drawdown on a Payment Date as a Critical Mass Event Advance, or in a drawdown on a Payment Date as an Increased Availability Advance, and in each case otherwise subject to the terms and conditions applicable to such Advances herein.

The obligations of the Class A Funding Groups to fund Advances hereunder are several and not joint; provided, however, that if a Class A Funding Group shall fail to fund a Class A Advance pursuant to the terms hereof, any other Class A Funding Group may, in its sole discretion, fund all or any portion of such Class A Advance without regard to the pro rata provisions of this Agreement and without regard to the Class A Funding Group Limit of such Class A Funding Group or the Non-Conduit Lender Commitment of any Non-Conduit Lender included in such Class A Funding Group which shall be deemed adjusted to reflect any such funding without any other act by any Person being necessary.

(h) Class B Advance Limits, etc. Advances pursuant to clauses (b) and (e) above are subject to the following requirements:

(i)            Initial Class B Advances, Initial Class C Advances and Initial Class A Advances, and Additional Class B Advances, Additional Class C Advances and Additional Class A Advances relating to the same Aircraft (or the same Critical Mass Event Advance or Increased Availability Advance or Improvement Advance, as the case may be), in each case shall be made on the same Initial Advance Date or Additional Advance date, as applicable;

(ii)           After giving effect to such Advances, the Outstanding Class B Principal Amount shall not exceed the Maximum Class B Principal Amount and the Outstanding Class B Principal Amount advanced by any Non-Conduit Lender shall not exceed the Non-Conduit Lender Commitment of such Non-Conduit Lender;

(iii)          the Outstanding Principal Amount shall not exceed the Maximum Aggregate Principal Amount; and

(iv)          the aggregate principal amount of all Class B Advances made by any Class B Funding Group shall not exceed the related Funding Group Limit.

Each Class B Advance by a Class B Funding Group shall be made on a pro rata basis based on the Class B Funding Group Limit of such Class B Funding Group as a percentage of the aggregate Class B Funding Group Limits of all Class B Funding Groups and each Class B Advance by a Non-Conduit Lender in a Class B Funding Group shall be made on a pro rata basis based on the Non-Conduit Lender Commitment of such Non-Conduit Lender as a percentage of the aggregate Non-Conduit Lender Commitments of all Non-Conduit Lenders in such Class B Funding Group (except as otherwise provided in the proviso to the last sentence of this Section 2.1(h)). Payments or prepayments of the Class B Advances may be reborrowed from time to time prior to the Conversion Date as Additional Class B Advances, but only to finance a portion of the acquisition cost for acquiring an Additionally Financed Aircraft into the Borrower’s Portfolio, or to finance the reimbursement of Approved Asset Improvement Costs with an Improvement Advance, or in a single drawdown on a Payment Date as a Critical Mass Event Advance, or in a drawdown on a Payment Date as an Increased Availability Advance, and in each case otherwise subject to the terms and conditions applicable to such Advances herein.

The obligations of the Class B Funding Groups to fund Advances hereunder are several and not joint; provided, however, that if a Class B Funding Group shall fail to fund a Class B Advance pursuant to the terms hereof, any other Class B Funding Group may, in its sole discretion, fund all or any portion of such Class B Advance without regard to the pro rata provisions of this Agreement and without regard to the Class B Funding Group Limit of such Class B Funding Group or the Non-Conduit Lender Commitment of any Non-Conduit Lender included in such Class B Funding Group which shall be deemed adjusted to reflect any such funding without any other act by any Person being necessary.

(i) Class C Advance Limits, etc. Advances pursuant to clauses (c) and (f) above are subject to the following requirements:

(i)            Initial Class C Advances, Initial Class B Advances and Initial Class A Advances, and Additional Class C Advances, Additional Class B Advances and Additional Class A Advances relating to the same Aircraft (or the same Critical Mass Event Advance or Increased Availability Advance or Improvement Advance, as the case may be), in each case shall be made on the same Initial Advance Date or Additional Advance date, as applicable;

(ii)           After giving effect to such Advances, the Outstanding Class C Principal Amount shall not exceed the Maximum Class C Principal Amount and the Outstanding Class C Principal Amount advanced by any Non-Conduit Lender shall not exceed the Non-Conduit Lender Commitment of such Non-Conduit Lender;

(iii)          After giving effect to such Advances, the Outstanding Principal Amount shall not exceed the Maximum Aggregate Principal Amount; and

(iv)          the aggregate principal amount of all Class C Advances made by any Class C Funding Group shall not exceed the related Funding Group Limit.

Each Class C Advance by a Class C Funding Group shall be made on a pro rata basis based on the Class C Funding Group Limit of such Class C Funding Group as a percentage of the aggregate Class C Funding Group Limits of all Class C Funding Groups and each Class C Advance by a Non-Conduit Lender in a Class C Funding Group shall be made on a pro rata basis based on the Non-Conduit Lender Commitment of such Non-Conduit Lender as a percentage of the aggregate Non-Conduit Lender Commitments of all Non-Conduit Lenders in such Class C Funding Group (except as otherwise provided in the proviso to the last sentence of this Section 2.1(i)). Payments or prepayments of the Class C Advances may be reborrowed from time to time prior to the Conversion Date as Additional Class C Advances, but only to finance a portion of the acquisition cost for acquiring an Additionally Financed Aircraft into the Borrower’s Portfolio, or to finance the reimbursement of Approved Asset Improvement Costs with an Improvement Advance, or in a single drawdown on a Payment Date as a Critical Mass Event Advance, or in a drawdown on a Payment Date as an Increased Availability Advance, and in each case otherwise subject to the terms and conditions applicable to such Advances herein.

The obligations of the Class C Funding Groups to fund Advances hereunder are several and not joint; provided, however, that if a Class C Funding Group shall fail to fund a Class C Advance pursuant to the terms hereof, any other Class C Funding Group may, in its sole discretion, fund all or any portion of such Class C Advance without regard to the pro rata provisions of this Agreement and without regard to the Class C Funding Group Limit of such Class C Funding Group or the Non-Conduit Lender Commitment of any Non-Conduit Lender included in such Class C Funding Group which shall be deemed adjusted to reflect any such funding without any other act by any Person being necessary.

(j)            UBSRESI Agreements re Participant Rights. With respect to the references to UBSRESI’s funding obligations in the relevant provisions in Section 2.1 above in the event of a failure of a Participant to honor its funding agreement to UBSRESI under a Participation Agreement, UBSRESI agrees with the Borrower that UBSRESI will use commercially reasonable efforts to enforce its rights to receive funds from the Participant (and agrees to consult with the Borrower in good faith as to the progress of its efforts in such enforcement) (the “Enforcement Efforts”); provided, that at the sole option of the Borrower, and upon the Borrower’s written request, UBSRESI, in lieu of complying any further with the Enforcement Efforts, will promptly assign to AMS AerCap all of its rights to enforce against the Participant such dishonored funding obligation (and will execute any necessary powers of attorney, and give other commercially reasonable further assurances to or cooperations with the assignee, in order for the assignee to receive the full benefit of the assignment of such rights against the Participant under the Participation Agreement).

SECTION 2.2         Advance Procedures.

(a) Initial Advances. By at least 11:00 a.m., New York time, two (2) Business Days prior to the Initial Advance Date (or at such later time, on or prior to the Initial Advance Date, as the Borrower and the Administrative Agent may agree), the Borrower may request Initial Advances hereunder, by giving notice (herein called an “Initial Advance Request”) to the Administrative Agent and each Funding Agent. The Initial Advance Request shall be substantially in the form of Exhibit A and shall include the date and amount of the Initial Advance, and a borrowing base certification satisfactory to the Funding Agents, setting forth the information required therein. The Initial Advance shall be made against, and in connection with the acquisition into the Borrower’s Portfolio of, an aggregate Adjusted Borrowing Value of Aircraft as specified on the related Initial Advance Request, allocated among Class A Advances, Class B Advances and Class C Advances based on the respective applicable Borrowing Bases at such time (and giving effect to such acquisition in determining the applicable Borrowing Bases), and shall be allocated pro rata among the Funding Groups based on their respective Funding Group Limits. The Borrower’s Initial Advance Request shall be irrevocable unless and to the extent otherwise agreed among the parties in connection with closing the Initial Advances on the Closing Date.

(b) Additional Advances. During the Additional Advance Commitment Period, the Borrower may request Additional Advances from time to time hereunder, by giving notice (herein called an “Additional Advance Request”) to the Administrative Agent and the Collateral Agent and Account Bank (with a copy to be sent or delivered separately to each Funding Agent and, if funding through a Holding Account Bank is to be applicable, to the applicable Holding Account Bank), of the proposed Additional Advances not later than 11:00 a.m., New York time, three (3) Business Days prior to the proposed date of such Advances. The Additional Advance Request shall be substantially in the form of Exhibit A and shall include (i) the date and amount of such Additional Advances, (ii) whether and to what extent such Additional Advance constitutes an Additional Advance for the purpose of the Borrower’s directly or indirectly acquiring Additionally Financed Aircraft, a Critical Mass Event Advance, an Improvement Advance or an Increased Availability Advance, (iii) whether such Additional Advance will involve transfers of Advance proceeds initially deposited into the Borrower Funding Account to either or both of the London Holding Account and/or the Hong Kong Holding Account pending subsequent release to the Borrower during the Holding Period (as defined in subsection (c) of Section 2.3 below), and if so the amount of such transfers to such accounts, (iv) the amount of the proceeds of any such Advance (A) if constituting proceeds of a Class B Advance, to be transferred from the Borrower Funding Account for deposit into the Liquidity Reserve Account, and (B) if constituting proceeds of a Class C Advance, to be transferred from the Borrower Funding Account for deposit into the Class C Reserve Account, and (v) a borrowing base certification satisfactory to the Administrative Agent, setting forth the information required therein. Each Additional Advance Request (i) shall be for an aggregate principal amount of at least $5,000,000 (except that the final Additional Advance Request preceding the Conversion Date may be for a lesser amount), (ii) shall be made against, and in connection with (unless constituting an Improvement Advance, a Critical Mass Event Advance or an Increased Availability Advance) the anticipated acquisition into the Borrower’s Portfolio of an aggregate Adjusted Borrowing Value of Aircraft as specified on the related Additional Advance Request, (iii) shall be allocated among Class A Advances, Class B Advances and Class C Advances based on the respective Borrowing Bases at such time (and, in the case of Additionally Financed Aircraft, based on the respective Borrowing Bases but calculating them giving effect to and assuming all the proposed Additionally Financed Aircraft anticipated to be funded through such Advances will be funded on the same date within the Holding Period, and (iv) shall be allocated pro rata among the Funding Groups based on their respective Funding Group Limits.

(c) Funding Group Procedures; Monthly Eurodollar Rate Determination.

(i)            The UBS Funding Agent shall promptly send notice of each proposed Advance (and the UBS Funding Group’s ratable share thereof) to all of the UBS Non-Conduit Lenders concurrently by telecopier, or electronic mail promptly confirmed by telecopier, specifying the date of such Advance, the UBS Non-Conduit Lender Percentage of each UBS Non-Conduit Lender multiplied by the aggregate amount of the UBS Funding Group’s ratable share of the Advance being requested and whether the Yield for the Interest Period for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate.

(ii)           Each Other Funding Agent shall promptly send notice of each proposed Advance (and the Other Funding Group’s ratable share thereof) to all of the Other Non-Conduit Lenders concurrently by telecopier, or electronic mail promptly confirmed by telecopier, specifying the date of such Advance, the Other Non-Conduit Lender Percentage of each Other Non-Conduit Lender multiplied by the aggregate amount of the Other Funding Group’s ratable share of the Advance being requested and whether the Yield for the Interest Period for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate.

(iii)          If a Conduit Lender in an Other Funding Group, if ever any, has determined not to make its ratable share of a proposed Advance (or if there is no Conduit Lender in such Other Funding Group), the related Other Funding Agent shall promptly send notice of the proposed Advance (and such Conduit Lender’s ratable share thereof, if applicable) to all of the related Non-Conduit Lenders in such Other Funding Group concurrently by telecopier or electronic mail specifying the date of such Advance, the Other Non-Conduit Lender Percentage of each Other Non-Conduit Lender multiplied by the aggregate amount of the applicable Other Funding Group’s ratable share of the Advance being requested, and whether the Yield for the Interest Period for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate.

(iv)          The Administrative Agent shall, three (3) Business Day’s before the first day of each full monthly Interest Period during which the Advances will continue to bear interest based upon the Eurodollar Rate (that is, on the Determination Date, which is three Business Days prior to its related Payment Date), determine the rate of interest for the upcoming one month Interest Period for each Funding Group’s ratable share of the outstanding Advances, as contemplated in the definition of Eurodollar Rate. The Administrative Agent shall thereupon promptly notify the Borrower and each Funding Agent of the Eurodollar Rate it so determines, which will then constitute the Eurodollar Rate applicable to each Funding Group’s ratable share of the Advances for the upcoming monthly Interest Period.

SECTION 2.3         Funding.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 7.1, as well as the conditions precedent in Section 7.5 with respect to the Initial Advance, or the conditions in Section 7.3 and Section 7.5 with respect to an Additional Advance constituting an Improvement Advance, or the conditions in Section 7.4 and Section 7.5 with respect to an Additional Advance constituting a Critical Mass Event Advance or an Increased Availability Advance, as well as (in each case) the limitations set forth in Section 2.1 and Section 2.2, each Funding Agent, based on the respective fundings made by the applicable Conduit Lender[s] (if any) and/or Non-Conduit Lenders in its Funding Group, shall, by wire transfer, make the proceeds of such requested Advance available in the Deutsche Bank “Trust and Securities Services Account” (following which the Collateral Agent/Account Bank shall immediately transfer such funds to Borrower Funding Account) in same day funds no later than 12:30 p.m., New York time, on the proposed date of the Advance; provided, that with respect to Improvement Advances, the proceeds thereof shall be wire transferred at the direction of the Borrower to the appropriate account of AerCap in repayment of the related amounts borrowed under the AerCap Liquidity Facility, and the proceeds of a portion of the related Class B Advances and Class C Advances associated with an Improvement Advances, Critical Mass Advance or Increased Availability Advance may be directed by the Borrower for transfer from the Borrower Funding Account for deposit into the Liquidity Reserve Account or Class C Reserve Account, respectively, to increase the balances therein up to their required funding levels. The Account Bank shall (i) not release any funds in the Borrower Funding Account to, or at the direction of, the Borrower unless the Account Bank shall have received written instructions (which written instructions may be provided by e-mail) to do so from the Administrative Agent, and also shall have received written directions (which written directions may be provided by e-mail) from the Borrower of the amounts to disburse and payment instructions, and (ii) if an Advance is not to be made on the proposed date for such Advance because any condition precedent with respect to such Advance has not been satisfied, return to the applicable Funding Agent, the funds made available in the Borrower Funding Account by such Person upon receipt of a written request of such Person. Notwithstanding the foregoing, the funding and release procedures applicable to Additional Advances requested to finance the acquisition of one or more anticipated Additionally Financed Aircraft, as described on the related Additional Advance Request, shall be as set forth in subsection (c) of this Section below (including the provisions in such subsection relevant to satisfaction of the conditions in Section 7.2 and Section 7.5 with respect to any such Additional Advance).

(b) Notwithstanding anything herein to the contrary, (x) a Non-Conduit Lender shall not be obligated to make an Advance under this Section 2.3 at any time in an amount which would exceed such Non-Conduit Lender’s Non-Conduit Lender Commitment, less the amount of any prior Advances still outstanding made by such Non-Conduit Lender, and (y) if a Non-Conduit Lender in a Class B Funding Group or Class C Funding Group has entered into a Participation Agreement relating to all or any portion of its Non-Conduit Lender Commitment, it shall not be obligated to the Borrower to fund against such related amount of its commitment if it does not receives funding in respect of such related amount from the Participant. Each Non-Conduit Lender’s obligation shall be several, such that the failure of any Non-Conduit Lender to make available to the applicable Funding Agent any funds in connection with any Advance shall not relieve any other Non-Conduit Lender of its obligation, if any, hereunder to make funds available on the date of such Advance, but no Non-Conduit Lender shall be responsible for the failure of any other Non-Conduit Lender to make funds available in connection with any Advance; provided, however, that:

(i)            if a Class A Non-Conduit Lender shall fail to make available to the applicable Funding Agent any funds in connection with any Class A Advance, any other Class A Non-Conduit Lender in the same Funding Group (or any other Class A Non-Conduit Lender in any other Funding Group) may, in its sole discretion, make available to the Administrative Agent any such funds without regard to the pro rata provisions of this Agreement and without regard to the Class A Non-Conduit Lender Commitment of such Non-Conduit Lender, each of which shall be deemed to be adjusted to reflect such Advance without any act of any Person being necessary therefor;

(ii)           if a Class B Non-Conduit Lender shall fail to make available to the applicable Funding Agent any funds in connection with any Class B Advance, any other Class B Non-Conduit Lender in the same Funding Group (or any other Class B Non-Conduit Lender in any other Funding Group) may, in its sole discretion, make available to the Administrative Agent any such funds without regard to the pro rata provisions of this Agreement and without regard to the Class B Non-Conduit Lender Commitment of such Non-Conduit Lender, each of which shall be deemed to be adjusted to reflect such Advance without any act of any Person being necessary therefor; and;

(iii)          if a Class C Non-Conduit Lender shall fail to make available to the applicable Funding Agent any funds in connection with any Class C Advance, any other Class C Non-Conduit Lender in the same Funding Group (or any other Class C Non-Conduit Lender in any other Funding Group) may, in its sole discretion, make available to the Administrative Agent any such funds without regard to the pro rata provisions of this Agreement and without regard to the Class C Non-Conduit Lender Commitment of such Non-Conduit Lender, each of which shall be deemed to be adjusted to reflect such Advance without any act of any Person being necessary therefor.

(c)           Notwithstanding the provisions of subsection (a) of this Section 2.3 above, the following funding and funds release procedures shall apply to Additional Advances requested to finance the Borrower’s acquisition, directly or indirectly, of one or more anticipated Additionally Financed Aircraft, as described on the related Additional Advance Request (and references below to such acquisitions, shall be deemed to refer to the Borrower indirect acquisition through one or more Borrower Subsidiaries of such Aircraft).

(i)            The Borrower’s Additional Advance Request, in addition to containing the other information required for Additional Advance Requests described in Section 2.2(b), (A) shall identify the amount of Advance proceeds initially deposited into the Borrower Funding Account to be transferred to the London Holding Account and/or the Hong Kong Holding Account (or if no such funds are to be so transferred, shall specifically so indicate), and (B) shall identify, with the greatest specificity feasible, the date or dates (any of which shall be a Business Day), not less than three, and not more than eight, Business Days from the date that the Borrower delivers such Advance Request (such period, the “Holding Period”), that the Borrower anticipates that the conditions precedent to funding against each proposed Additionally Financed Aircraft set forth in Sections 7.2 and 7.5 shall be satisfied as to each such requested Aircraft.

(ii)           Based upon such Additional Advance Request containing the information set forth in clause (i) of this subsection (c) (and the borrowing base certification referred to in Section 2.2(b) above), and subject to the limitations set forth in Section 2.1 and Section 2.2, each Funding Agent, based on the respective fundings made by the applicable Conduit Lender[s] (if any) and/or Non-Conduit Lenders in its Funding Group, shall by wire transfer, make the entire proceeds of such requested Additional Advance available in the Deutsche Bank “Trust and Securities Services Account” (following which the Collateral Agent/Account Bank shall immediately transfer such funds to the Borrower Funding Account) in same day funds no later than 12:30 p.m., New York time, on the third Business Day following delivery of the related Additional Advance request. The Funding Agent (through the receipt of funds from the related Lenders) is to make such proceeds available in the Borrower Funding Account notwithstanding that the funding conditions set forth in Section 7.2 and 7.5 for acquisition of an Additionally Financed Aircraft shall not yet have been satisfied in respect of all or any portion of the anticipated Additionally Financed Aircraft. The respective amounts so advanced by the Lenders through the related Funding Agent shall be based on the applicable Borrowing Bases certified to by the Borrower as part of the related Additional Advance Request (and assuming that all proposed Aircraft become Funded Aircraft by the end of the Holding Period). Such Advances by the Lenders shall constitute Advances for all purposes hereunder on and as of the date made, notwithstanding that any one or more of the proposed Aircraft may not become Additionally Financed Aircraft during the Holding Period.

(iii)          Following receipt of such Advances in the Borrower Funding Account, if the related Advance Request has so specified, the Account Bank shall transfer on the date of receipt, and without further direction or authorization from the Borrower, any Funding Agent or the Administrative Agent required, the specified amount of funds to the London Holding Account and/or the Hong Kong Holding Account, as applicable.

(iv)          On any Business Day during the Holding Period, and while funds from the above-described Advances remain within the Borrower Funding Account, London

Holding Account or Hong Kong Holding Account, as the case may be, the Borrower may request a release of funds from such account to it or at its direction, for the purpose of financing a portion of the acquisition cost of one or more of the Aircraft described in the Additional Advance Request. The Borrower shall make such request by giving notice (herein called a “Holding Period Release Request”) to the Administrative Agent for the requested release of funds not later than 10:00 a.m., New York time, on the requested date of funding, which (A) shall be a Business Day, and (B) shall be a day within the Holding Period. The Holding Period Release Request (1) shall include the date and amount of such desired release of funds, (2) shall specify the applicable account or accounts from which such release shall occur, (3) shall specify wire transfer instructions for the delivery of released funds to their intended recipient, (4) shall specify a time for such release to occur (or otherwise indicate a manner for communicating such time of release mutually acceptable to the Borrower and the Administrative Agent), subject to the limitations of clause (v) immediately below, (5) shall indicate that such release is for the purpose of funding a direct acquisition of one or more of the Additionally Financed Aircraft identified in the related Additional Advance Request (and specifically identify the Aircraft to be funded with each requested release), and (6) shall contain a borrowing base certification satisfactory to the Administrative Agent, setting forth the information required therein. Each Holding Period Release Request shall be for an aggregate amount of at least $1,000,000, but not exceeding the proceeds of the related Advances held on deposit in the applicable account.

(v)           Assuming compliance with the foregoing notice procedures and the satisfaction of each of the conditions precedent to an Additional Advance for the purpose of acquiring an Additionally Financed Aircraft under Section 7.2 and the conditions set forth in Section 7.5, the Administrative Agent shall (A) in the case of transfers from the Borrower Funding Account, instruct the Account Bank to transfer the requested funds to the specified recipient account, at the time the Borrower has requested that such transfer be made pursuant to the Holding Period Release Request (but in no event later than 4 p.m., New York time, on the requested date), and the Account Bank hereby agrees to comply with such instruction; provided, however, that each of the parties hereto understands and agrees that in the event that the Administrative Agent does not provide written notification to the Collateral Agent and Account Bank by 2 p.m. New York time stating that no such transfer instructions shall be delivered on that date, any funds in the Borrower Funding Account may remain uninvested until the next succeeding Business Day, and (B) in the case of transfers from the London Holding Account or the Hong Kong Holding Account, instruct the London Account Bank and/or the Hong Kong Account Bank, consistent with its authorizations to do so in the related Holding Account Control Agreements, to transfer the requested funds to the specified recipient account, at the time the Borrower has requested that such transfer be made pursuant to the Holding Period Release Request (but in no event later than the time specified in the applicable Holding Account Control Agreement on the requested date).

(vi)          The Borrower may at any time and, if the Borrower fails to do so after the Holding Period ends, the Administrative Agent shall, direct the London Account Bank and/or Hong Kong Account Bank to transfer funds remaining on deposit in the London

Holding Account and/or the Hong Kong Holding Account back to the Borrower Funding Account, and direct the Account Bank to transfer (following receipt of the funds transfers referred to above into the Borrower Funding Account, if applicable) all funds remaining in the Borrower Funding Account after the Holding Period ends to the applicable Funding Agent for the account of the each Lender in repayment of the related Advances not invested in an Aircraft acquisition, pro rata based on the respective proportionate amount of such Advances initially funded. Any outstanding accrued interest on such repaid Advances, together with breakage amounts, if any, that may be owing in respect of such repayment pursuant to Section 6.4, will be payable by the Borrower on the next Payment Date following the calendar month in which such repayment occurs, pursuant to the Flow of Funds, and need not be paid by the Borrower concurrently with such repayments

(vii)         Notwithstanding the foregoing provisions of this subsection (c), the Borrower will not be permitted to use the funding mechanisms contemplated in the London Holding Account and the Hong Kong Holding Account until the applicable account has been established and made subject to a Holding Account Control Agreement, and until the Borrower has procured a legal opinion, addressed to the Administrative Agent and the Collateral Agent and in form and substance reasonably satisfactory to the Administrative Agent, to the effect that the Collateral Agent has, pursuant to the Holding Account Control Agreement or otherwise, a valid, perfected (to the extent such concept applies under applicable law governing the Holding Account Control Agreement), enforceable first priority security interest in, pledge of, lien on or charge over, the London Holding Account or Hong Kong Holding Account, as applicable.

SECTION 2.4         Representation and Warranty. Each request for an Advance pursuant to Section 2.2 or delivery of a Holding Period Release Request shall automatically constitute a representation and warranty by the Borrower to the Administrative Agent, the Funding Agents and the Lenders that, on the date of such Advance or the date of release of funds contemplated in the Holding Period Release Request, and after giving effect to such Advance or release and the consummation of the transactions contemplated in the making of such Advance or release, (a) the representations and warranties contained in Article IX will be true and correct as of the date of such Advance and such release, as applicable, as though made on such date (except, that any such representations or warranties expressly stated by their terms to be made only at or as of one or more particular dates or times, shall be made only at or as of such specified dates or times and are not so automatically repeated), (b) no Default, Event of Default, Early Amortization Event, or event that would constitute an Event of Default or Early Amortization Event but for the passage of time or the giving of notice or both has occurred and is continuing or will result from the making of such Advance and such release, as applicable, and (c) after giving effect to such requested Advance and such release, as applicable:

(i)            the Outstanding Class A Principal Amount hereunder shall not exceed the Maximum Class A Principal Amount;

(ii)           the Outstanding Class B Principal Amount hereunder shall not exceed the Maximum Class B Principal Amount;

(iii)          the Outstanding Class C Principal Amount hereunder shall not exceed the Maximum Class C Principal Amount; and

(iv)          the Outstanding Principal Amount hereunder shall not exceed the Maximum Aggregate Principal Amount.

SECTION 2.5         Notes. (a) The Borrower shall, on the Initial Advance Date, execute and deliver a Note to each Funding Agent if and to the extent requested to do so by such Funding Agent. The Borrower shall promptly execute and deliver a Note to each new Funding Agent that requests a Note after the Closing Date.

(b) The Advances and Yield thereon related to a Funding Group shall at all times (including after assignment pursuant to Section 15.1), to the extent a Note has been requested by a Funding Agent, be represented by such Note and/or a replacement Note therefor, payable to the order of the applicable requesting Funding Agent, for the benefit of the Lenders in such Funding Agent’s Funding Group. The Borrower hereby irrevocably authorizes each Funding Agent holding a Note to make (or cause to be made) appropriate notations on the grid attached to its Note (or on any continuation of such grid, or at any Lender’s option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the Lender Rate and Interest Period applicable to, the Advances evidenced thereby. Such notations shall be conclusive and binding for all purposes absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any Obligations of the Borrower. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such bank resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) With respect to each Funding Agent that shall not have requested a Note, the Funding Agent shall maintain a register pursuant to Section 15.5(a) and a subaccount therein for each Lender in its related Funding Group, in which shall be recorded (i) the amount of each Advance made by such Lenders hereunder, and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to such Lender hereunder and (iii) both the amount of any sum received by the Funding Agent hereunder from the Borrower and each such Lender’s share thereof.

(d) The entries made in such register and the accounts of each such Lender maintained pursuant to subsection (c) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any such Lender or its Funding Agent to maintain the register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Advances actually made to the Borrower by such Lender in accordance with the terms of this Agreement.

ARTICLE III

YIELD, FEES, ETC.

SECTION 3.1         Yield.

(a) Payment. The Borrower hereby promises to pay Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the date of such Advance until the date such Advance is paid in full.

(b) Maximum Yield. No provision of this Agreement or any Note shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law.

SECTION 3.2         Yield Payment Dates. Yield accrued on (i) each Advance shall be payable on each Payment Date and (ii) the amount of Advances being repaid or prepaid on any other Settlement Date shall be paid on such Settlement Date.

SECTION 3.3         [Reserved].

SECTION 3.4         Fees. The Borrower agrees to pay to the Administrative Agent certain Fees in the amounts and on the dates set forth in the letter agreement between the Administrative Agent and the Borrower dated as of April 26, 2006 (as the same may be amended, restated, supplemented or otherwise modified pursuant to its terms, the “Fee Letter”).

SECTION 3.5         Computation of Yield. All Yield hereunder shall be computed on the basis of a year of 360 days, except that Yield computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Yield with respect to each Funding Group shall be determined by the Funding Agent for such Funding Group in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

ARTICLE IV

REPAYMENTS, PREPAYMENTS AND PAYMENTS

SECTION 4.1         Required Principal Repayments.

(a) Payment Dates. On each Payment Date occurring on or after the Conversion Date, the Borrower shall be required to make the principal payments required under the Flow of Funds (including as a result of the allocation and application of Collections derived from the sale or other disposition, voluntary or involuntary, of an Aircraft or Aircraft Owning Entity) in reduction of the aggregate Outstanding Principal Amount to the extent of funds available to make such payments pursuant to the Flow of Funds.

(b) Facility Termination Date. The aggregate Outstanding Principal Amount shall be due and payable in full on the Facility Termination Date.

SECTION 4.2         Principal Prepayments.

(a) Voluntary Prepayment. The Borrower may voluntarily prepay the outstanding principal amount of the Advances, in whole or in part; provided, however, that:

(i)            all such voluntary prepayments shall require at least three (3) Business Days’ prior written notice to the Administrative Agent and each Funding Agent;

(ii)           all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 (unless such payment results in a repayment in full); and

(iii)          all such voluntary prepayments shall be paid (x) prior to the Conversion Date, pro rata to the Lenders based upon the respective outstanding Advances funded by such Lenders and (y) on and after the Conversion Date, into the Collection Account and applied in accordance with the terms of the Flow of Funds on the next Payment Date.

(b) Mandatory Prepayments. Upon the sale, transfer or other disposition of any Aircraft, or any Equity Interest in any Aircraft Owning Entity or Owner Participant to a Person that is not a Borrower Group Member, by the Borrower or any Borrower Subsidiary (including, without limitation, in connection with the consummation of any ABS Transaction or any other refinancing by the Borrower), the Borrower shall forthwith deposit into the Collection Account an amount equal to the net proceeds of such sale or disposition (together with all amounts maintained in the Maintenance Reserves Account and the Security Deposit Account attributable to such Aircraft or Equity Interest, that are not payable to the applicable Lessee or seller of such Aircraft or Equity Interest), which amounts shall be applied in accordance with the Flow of Funds hereof on the next Payment Date after such sale, transfer or other disposition. Upon the occurrence of an Event of Loss with respect to any Aircraft, the Borrower shall, on the first Payment Date following the receipt of any insurance, condemnation or other proceeds (including any Lessee or other third party payments and all amounts maintained in the Maintenance Reserves Account and the Security Deposit Account attributable to such Aircraft that are not required to be returned to the Lessee in accordance with the terms of the Lease) in respect of such Event of Loss, deposit into the Collection Account an amount equal to the then Allocable Advance Amount of such Aircraft (determined as of the date of such Event of Loss), which amount shall be applied in accordance with the Flow of Funds on the next Payment Date after such deposit.

(c) Breakage. Each prepayment under this Section 4.2 shall be subject to the payment of any breakage cost amounts required by Section 6.4 resulting from such prepayment; provided that there shall be no breakage costs for prepayments occurring on any Payment Date.

SECTION 4.3         Payments Generally. Subject to, and in accordance with, the provisions of this Agreement, all payments of principal of, or Yield on, the Advances shall be made (whether pursuant to the Flow of Funds or otherwise) no later than 2:00 p.m., New York time, on the day when due in lawful money of the United States of America in same day funds to the applicable Funding Agent, to one or more accounts designated by the UBS Funding Agent, in the case of the UBS Funding Group, or to one or more accounts designated by an Other Funding Agent, in the case of an Other Funding Group, or such other account as the applicable Funding Agent shall designate in writing to the Borrower and the Administrative Agent not fewer than three (3) Business Days prior to the intended effective date of any such designation. Funds received by the applicable Funding Agent after 2:00 p.m., New York time, on the date when due, will be deemed to have been received by the applicable Funding Agent on its next following Business Day. It is understood that payments made by the Borrower to a Funding Agent or the Administrative Agent in accordance with this Agreement constitute, when made and received, a discharge and satisfaction of the Borrower’s corresponding obligation to the applicable Lender hereunder.

SECTION 4.4         Sharing of Set-Off. If any Class A Lender, Class B Lender or Class C Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain, at any time, payment in respect of any principal of, or Yield on, any of its Advances or other Obligations resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued Yield thereon or other Obligations greater than it would have been entitled to receive as provided herein, then such Lender shall (a) notify the Administrative Agent and each Funding Agent of such fact, and (b) purchase (for cash at face value) participations in the Class A Advances, Class B Advances or Class C Advances, respectively, and such other Obligations of the other Class A Lenders, Class B Lenders or Class C Lenders, respectively, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by such Lenders, respectively, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Class A Advances, Class B Advances or Class C Advances and other amounts owing them as provided herein, provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under any applicable Requirement of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Lender receives a secured claim in lieu of a setoff or counterclaim to which this paragraph applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Lender is entitled under this paragraph to share in the benefits of the recovery of such secured claim.

ARTICLE V

LIQUIDITY/CLASS C RESERVE

SECTION 5.1         Establishment of Reserve Accounts.

(a) Liquidity Reserve; Class C Reserve.

(i)            On or prior to the Initial Advance Date, the Borrower shall have opened an account (number 51949) in the name of the Borrower maintained with the Account Bank (the “Liquidity Reserve Account”) and deposited into such Liquidity Reserve Account an amount at least equal to the Initial Required Liquidity Reserve Amount as of such Initial Advance Date (and after giving effect to the Initial Advances to be funded on such date). Such amounts may be funded with the proceeds of Class B Advances.

(ii)           On or prior to the Initial Advance Date, the Borrower shall have opened an account (number 51947) in the name of the Borrower maintained with the Account Bank (the “Class C Reserve Account”) and deposited into such Class C Reserve Account an amount at least equal to the Initial Required Class C Reserve Amount as of such Initial Advance Date (and after giving effect to the Initial Advances to be funded on such date). Such amounts may be funded with the proceeds of Class C Advances.

(b) Maintenance of Reserves. The Collateral Agent shall take all actions as shall be reasonably necessary to preserve, protect, maintain or enforce its rights with respect to the Liquidity Reserve Account and the Class C Reserve Account.

(c) Provisions Applicable to Reserve Accounts. The following provisions will apply to the Liquidity Reserve Account and the Class C Reserve Account established pursuant to Section 5.1(a):

(i)            The Liquidity Reserve Account and the Class C Reserve Account shall each be subject to the control provisions of the Security Trust Agreement, and neither the Borrower nor any Affiliate, agent, employee or officer of the Borrower shall have any right to withdraw any amount from such Liquidity Reserve Account or Class C Reserve Account.

(ii)           The taxpayer identification number associated with the Liquidity Reserve Account and the Class C Reserve Account shall be that of the Borrower and the Borrower will report for federal, state and local income tax purposes the income, if any, earned on funds in the Liquidity Reserve Account or the Class C Reserve Account.

(iii)          All funds on deposit in the Liquidity Reserve Account or the Class C Reserve Account shall be invested in Eligible Investments as specified by the Borrower in writing to the Account Bank from time to time; provided, that if the

Borrower shall fail to specify such Eligible Investments in a timely manner, the Collateral Agent, at the direction of the Administrative Agent, may specify such Eligible Investments. All investments of funds on deposit in the Liquidity Reserve Account or the Class C Reserve Account shall mature, or may be sold or withdrawn without loss, not later than the Business Day preceding the next Payment Date. Income earned on funds deposited to the Liquidity Reserve Account or the Class C Reserve Account, if any, shall be transferred by the Account Bank to the Collection Account on the Business Day prior to each Payment Date for distribution pursuant to the Flow of Funds.

(iv)          Each of the Borrower and the Administrative Agent hereby agree and acknowledge, notwithstanding the agreements of the Collateral Agent described in this Section 5.1(c), that the Collateral Agent shall retain exclusive dominion and control of the Liquidity Reserve Account and the Class C Reserve Account.

(d) Liquidity Reserve Draws. (i) To the extent that Available Collections on deposit in the Collection Account on any Payment Date shall be insufficient to pay any of the amounts set forth immediately below which are due or payable on such Payment Date in accordance with the Flow of Funds (the amount by which such funds shall be so insufficient is herein referred to as an “Insufficiency”), the Borrower or, if the Borrower fails to do so, the Collateral Agent (at the written direction of the Administrative Agent), shall make a draw upon the Liquidity Reserve Account in an amount equal to the lesser of (i) the amount then available to be drawn under the Liquidity Reserve Account and (ii) the applicable Insufficiency. If the Borrower has made such draw, it shall deposit the proceeds thereof into the Collection Account and (whether the Borrower or the Collateral Agent has made such draw) the Collateral Agent shall apply, to the extent possible, the proceeds of such draw to the amounts set forth below which shall be due or payable on such Payment Date but are not as a result of the Insufficiency being otherwise paid, in the order of priority set forth below:

(A) to the Collateral Agent in payment in full of all accrued Collateral Agent Fees and Expenses;

(B) pro rata (1) to the counterparties on any Hedge Agreements for the hedge payments due from the Borrower thereunder (other than termination payments), if any, and (2) ratably to each Class A Funding Agent, any Yield due under this Agreement in respect of outstanding Class A Advances funded by such Class A Funding Agent’s Class A Funding Group (it being agreed that each Class A Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(C) pro rata, (1) to each Class A Funding Agent in respect of outstanding Class A Advances funded by such Funding Agent’s Funding Group, in the amount of the Class A Borrowing Base Deficiency on such Payment Date (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders), and (2) to the counterparties on any Hedge Agreements for the hedge termination payments due from the Borrower thereunder (unless a default by the non-Borrower counterparty has caused the early termination);

(D) ratably to each Class B Funding Agent, any Yield (other than Yield accrued at the Default Rate to the extent in excess of the Yield that would otherwise be payable but for the occurrence and continuance of an Event of Default) due under this Agreement in respect of outstanding Class B Advances funded by such Funding Agent’s Funding Group (it being agreed that each Class B Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders); and

(E) ratably to each Class B Funding Agent in respect of outstanding Class B Advances funded by such Funding Agent’s Funding Group, in the amount of the Class B Borrowing Base Deficiency on such Payment Date (it being agreed that each Class B Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders).

(ii)           Upon the occurrence of an Event of Default, the Collateral Agent (at the direction of the Administrative Agent) shall promptly and, if the Collateral Agent fails to do so, the Administrative Agent may, draw upon the Liquidity Reserve Account in full and immediately deposit into the Collection Account for distribution pursuant to the Flow of Funds on the next Payment Date, an amount equal to the proceeds of such draw minus a holdback amount, if any, specified by the Administrative Agent. To the extent that an Insufficiency shall exist on any Payment Date after the initial holdback (if any) described above, the Collateral Agent (at the direction of the Administrative Agent) shall make a withdrawal from the remaining funds in the Liquidity Reserve Account in an amount equal to the lesser of (i) the amount then available to be withdrawn from the Liquidity Reserve Account and (ii) the amount which, if treated as Available Collections and applied pursuant to the Flow of Funds on such Payment Date, would eliminate the applicable Insufficiency, and shall so apply, to the extent possible, the funds so withdrawn.

(iii)          To the extent that the Liquidity Reserve as of any Payment Date prior to the occurrence of an Event of Default (and after giving effect to all allocations under the Flow of Funds and other transactions, if any, to occur on such Payment Date) will exceed the Required Liquidity Reserve Amount, such excess may be released and applied as part of the Available Collections on such Payment Date as set forth in the Flow of Funds.

(e) Class C Reserve Draws. (i) To the extent that Available Collections on deposit in the Collection Account on any Payment Date shall be insufficient to pay any of the amounts set forth immediately below which are due or payable on such Payment Date in accordance with the Flow of Funds (the amount by which such funds shall be so insufficient is herein referred to as a “Class C Insufficiency”), the Borrower or, if the Borrower fails to do so, the Collateral Agent (at the written direction of the Administrative Agent), shall make a draw upon the Class C Reserve

Account in an amount equal to the lesser of (i) the amount then available to be drawn under the Class C Reserve Account and (ii) the applicable Class C Insufficiency. If the Borrower has made such draw, it shall deposit the proceeds thereof into the Collection Account and (whether the Borrower or the Collateral Agent has made such draw) the Collateral Agent shall apply, to the extent possible, the proceeds of such draw to the amounts set forth below which shall be due or payable on such Payment Date but are not as a result of the Class C Insufficiency being otherwise paid, in the order of priority set forth below:

(A) ratably to each Class C Funding Agent, any Yield (other than Yield accrued at the Default Rate to the extent in excess of the Yield that would otherwise be payable but for the occurrence and continuance of an Event of Default) due under this Agreement in respect of outstanding Class C Advances funded by such Funding Agent’s Funding Group (it being agreed that each Class C Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders); and

(B) ratably to each Class C Funding Agent in respect of outstanding Class C Advances funded by such Funding Agent’s Funding Group, in the amount of the Class C Borrowing Base Deficiency on such Payment Date (it being agreed that each Class C Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders).

(ii)           Upon the occurrence of an Event of Default, the Collateral Agent (at the direction of the Administrative Agent) shall promptly and, if the Collateral Agent fails to do so, the Administrative Agent may, draw upon the Class C Reserve Account in full and immediately deposit into the Collection Account for distribution pursuant to the Flow of Funds on the next Payment Date, but solely for the purpose of paying (A) Class C Insufficiency in respect of Yield, if any, and (B) otherwise Class C Advances outstanding, an amount equal to the proceeds of such draw minus a holdback amount, if any, specified by the Administrative Agent. To the extent that a Class C Insufficiency in respect of Yield shall exist on any Payment Date following the occurrence and during the continuance of an Event of Default, the Collateral Agent (at the written direction of the Administrative Agent) shall make a withdrawal from the remaining funds in the Class C Reserve Account in an amount equal to the lesser of (i) the amount then available to be withdrawn from the Class C Reserve Account and (ii) the amount which, if treated as Available Collections and applied pursuant to the Flow of Funds on such Payment Date, would eliminate the applicable Class C Insufficiency in respect of Yield, and all or a portion of any remaining unapplied amounts in the Class C Reserve Account may, at the written direction of the Administrative Agent, also be directed to be applied to the repayment of outstanding Class C Advances.

(f) To the extent that the Class C Reserve as of any Payment Date prior to the occurrence of an Event of Default (and after giving effect to all allocations under the Flow of Funds and other transactions, if any, to occur on such Payment Date) will exceed the Required Class C

Reserve Amount, such excess may be released and applied as part of the Available Collections on such Payment Date as set forth in the Flow of Funds.

ARTICLE VI

INCREASED COSTS, ETC.

SECTION 6.1         Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Advances as contemplated by this Agreement based upon the Eurodollar Rate (“Eurodollar Rate Advances”), such Lender shall give notice thereof to the Administrative Agent, the applicable Funding Agent and the Borrower describing the relevant provisions of such Requirement of Law, following which (a) the Commitment of a Non-Conduit Lender hereunder to make Eurodollar Rate Advances, and the agreement of any Lender to continue Eurodollar Rate Advances as such, as applicable, shall forthwith be cancelled and (b) such Lender’s Advances then outstanding as Eurodollar Rate Advances, if any, shall accrue Yield at the Alternate Base Rate (i) from the next succeeding Payment Date or (ii) on any earlier date as required by law. If any such conversion of any Eurodollar Rate Advance occurs on a day that is not a Payment Date, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 6.4.

SECTION 6.2         Increased Costs.

(a) If (i) there shall be any increase in the cost to any Lender or any of its Affiliates, assignees or participants (and any further assignees or participants thereof) or any Person providing such Lender with a liquidity or credit enhancement arrangement (each of the foregoing an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance hereunder or (ii) any reduction in any amount receivable in respect thereof or otherwise under this Agreement, and such increased cost or reduced amount receivable is due to either:

(x)            the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law, regulation or accounting principle after the Closing Date (other than in respect of Taxes and other amounts addressed by Section 6.3); or

(y)           the compliance with any guideline or request from any central bank or other Government Entity (whether or not having the force of law),

then the Borrower shall from time to time, on the first Payment Date occurring at least five (5) Business Days after the Borrower’s receipt of written demand by such Affected Party, pay such Affected Party additional amounts sufficient to compensate such Affected Party for such increased cost or reduced amount receivable.

(b) If any Affected Party shall have reasonably determined that (i) the applicability of any law, rule, regulation or guideline adopted after the Closing Date, or the initial implementation after the Closing Date of any such law, rule, regulation or guideline adopted but not initially implemented prior to the Closing Date, pursuant to or arising out of (A) the July 1988 paper of the Basel Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards,” or (B) the proposal for New Basel Capital Accord issued by the Basel Committee on Banking Supervision (as revised from time to time, the “New Accord”), or (ii) the adoption of any other law, rule, regulation or guideline after the Closing Date regarding capital adequacy, or the initial implementation after the Closing Date of any such law, rule, regulation or guideline adopted but not initially implemented prior to the Closing Date, and in either case affecting such Affected Party (including, but not limited to, any rule to be so adopted or so implemented with respect to recourse, residuals, liquidity commitments or direct credit substitutes, referred to hereinafter as the “New Rules”), or (iii) any change arising in the foregoing or in the interpretation or administration of any of the foregoing by any Government Entity, central bank or comparable agency charged with the interpretation or administration thereof, or (iv) compliance by such Affected Party (or any lending office of such Affected Party), or any holding company for such Affected Party which is subject to any of the capital requirements described above, with any request or directive of general application issued regarding capital adequacy (whether or not having the force of law) of any such Government Entity, central bank or comparable agency has or would have the effect of reducing the rate of return on such Affected Party’s capital or on the capital of any such holding company as a direct consequence of such Affected Party’s obligations hereunder or arising in connection herewith to a level below that which such Affected Party or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Affected Party’s policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time such Affected Party may request the Borrower to pay to such Affected Party such additional amounts as will compensate such Affected Party or any such holding company for any such reduction suffered.

(c) If as a result of any event or circumstance similar to those described in Section 6.2(a) or Section 6.2(b), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party (whether directly or through a participation) with respect to amounts similar to those described in Section 6.2(a) or Section 6.2(b) in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it. The Borrower acknowledges to each Lender that such Lender is providing no assurance that the committed liquidity support provided with respect to this Agreement will be assigned a zero percent credit-conversion factor under risk-based capital guidelines adopted by applicable bank regulatory authorities in response to the framework therefor announced in July, 1988 by the Basel Committee on Banking Regulations and Supervisory Practices or in response to the New Accord or under the New Rules. Notwithstanding the foregoing, no amount shall be payable under this subsection (c) except to the extent the affected bank or other financial institution providing the aforementioned support is a party to this Agreement as a Lender and is accordingly subject to the same provisions and restrictions applicable herein to a Lender party hereto (including without limitation, the provisions of Sections 6.2, 6.5 and 6.6 with respect to any claims made under this subsection (c).

(d) Any failure or delay on the part of any Affected Party to demand compensation pursuant to clause (a), (b) or (c) of this Section 6.2 shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided, that the Borrower shall not be required to compensate an Affected Party pursuant to such clauses of this Section 6.2 for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Affected Party notifies the Borrower of the event or events giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor (except that, if such event or events have a retroactive effect, then the 120 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The Borrower shall pay to any Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Eurodollar Rate Advances of such Lender during each Interest Period, for such Interest Period, at a rate per annum equal, at all times during such Interest Period, to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which Yield is payable on such Advances. Such additional Yield shall be determined by such Lender and notice thereof (accompanied by a statement setting forth the basis for the amount being claimed) given to the Borrower through the applicable Funding Agent within thirty (30) days after any Yield payment is made with respect to which such additional Yield is requested. Such written statement shall, in the absence of manifest error, be conclusive and binding for all purposes.

SECTION 6.3         Taxes.

(a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes now or hereafter imposed, levied, collected, withheld or assessed by any Government Entity, excluding income, gross receipts, franchise, net worth, doing business and similar Taxes imposed on, respectively, the Administrative Agent, the Collateral Agent, any Funding Agent or any Lender as a result of a present or former connection between, respectively, the Administrative Agent, the Collateral Agent, such Funding Agent or such Lender and the jurisdiction of the Government Entity imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the respective Administrative Agent, Collateral Agent, Funding Agent or Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded Taxes (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent, the Collateral Agent, any Funding Agent or any Lender hereunder, respectively (each a “Section 6.3 Indemnitee”), the amounts so payable to such Section 6.3 Indemnitee shall be increased to the extent necessary to yield to such respective Section 6.3 Indemnitee (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Section 6.3 Indemnitee to the extent imposed as a result of the failure of any such Section 6.3 Indemnitee, or in the case of any amounts payable by any Funding Agent, any related Lender, to comply with the requirements of paragraph (b) of this Section 6.3 or as a result of such Lender failing to be a Qualifying Lender; provided further, that the immediately preceding proviso shall not apply, and the Borrower’s obligations to make increased payments to any Section 6.3 Indemnitee pursuant to this Section 6.3(a) shall continue to apply, to the extent that any such noncompliance or the failure to be a Qualifying Lender is attributable to (x) a change in applicable law or regulation or in the interpretation thereof, or the introduction of any law or regulation, in either case that occurs after the Closing Date or later date on which a respective Section 6.3 Indemnitee becomes a party hereto, or (y) the existence or exercise of the rights of the Borrower or AMS AerCap described in Section 2.1(j). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, the Collateral Agent and each applicable Funding Agent for their respective accounts or for the account of the applicable Lender, as the case may be, a certified copy of an original official receipt (or other evidence reasonably satisfactory to such Person) received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, the Collateral Agent or the applicable Funding Agent, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Collateral Agent and the Lenders for any incremental Taxes, interest or penalties (and related costs) that may become payable, respectively, by the Administrative Agent, the Collateral Agent or any Lender as a result of any such failure. The agreements in this Section 6.3 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

(b) Each Section 6.3 Indemnitee shall, to the extent it may lawfully do so, deliver to the Borrower, or to the Funding Agent for each Funding Group in the case of any Lender (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Person becomes a Lender, Administrative Agent, Collateral Agent or Funding Agent under this Agreement (and from time to time thereafter upon the request of Borrower and each such Funding Agent), but only if such Person is legally entitled to do so, any form or information prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in withholding tax duly completed together with such supplementary documentation as may be prescribed by any applicable Requirement of Law to permit the Borrower or any applicable Funding Agent to determine the withholding or deduction required to be made. Each Section 6.3 Indemnitee agrees to take such actions as the Borrower shall reasonably request and as are consistent with applicable Requirements of Law to claim any available reductions or exemptions from Non-Excluded Taxes and to otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 6.3, provided that any material costs incurred in taking such actions (including attorneys’ fees) shall be for the account of the Borrower. Each Lender further represents that it is a Qualifying Lender as of the Closing Date or other date as of which it becomes a Lender hereunder, and agrees to advise the Borrower reasonably promptly following its becoming aware that it is no longer a Qualifying Lender.

Without limiting the foregoing, each Person that is an assignee pursuant to Article XV shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 6.3.

(c) The Borrower agrees to pay any present or future stamp, sales, documentary, filing, registration, excise or property Taxes or any other Taxes, fees, charges or other levies payable, or determined to be payable, in connection with the execution, delivery, filing recording or registration of this Agreement and any other Transaction Documents and agrees to indemnify any Section 6.3 Indemnitee against any liabilities (including related costs) with respect to or resulting from any delay in paying or the omission to pay such Taxes.

(d) The Borrower shall indemnify any Section 6.3 Indemnitee, within ten (10) Business Days after written demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by any such Section 6.3 Indemnitee, and any penalties, interest and reasonable expenses (including costs of contesting such Non-Excluded Taxes) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Borrower by any Lender (with a copy to the Administrative Agent), by the Collateral Agent or by the Administrative Agent on its own behalf or on behalf of any Lender, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(e) If any Section 6.3 Indemnitee receives a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 6.3, such Section 6.3 Indemnitee shall pay over such refund (net of all out-of-pocket expenses of such Section 6.3 Indemnitee and without interest, other than any interest paid to it with respect to such refund) to the Borrower (but only to the extent of the amounts paid by the Borrower under this Section 6.3 with respect to the Taxes giving rise to such refund, plus any interest received with respect to such refund); provided, that the Borrower, upon the request of any such Section 6.3 Indemnitee, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed) to the Section 6.3 Indemnitee in the event such Section 6.3 Indemnitee is required to repay such refund to any Government Entity. This subsection (e) shall not be construed to require any Section 6.3 Indemnitee to make available its Tax Returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

SECTION 6.4         Indemnity Regarding Breakage Costs. The Borrower hereby agrees to indemnify each Lender and to hold each Lender harmless from any loss (other than loss of Applicable Margin) or reasonable expense which such Lender may sustain or incur as a consequence of (a) default or rescission, as applicable, by the Borrower in making a borrowing of, conversion into or continuation of any Advance hereunder on the date requested after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment on the date requested after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Advances on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Advances provided for herein (minus the Applicable Margin) over (ii) the amount of interest (as determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

SECTION 6.5         Notice of Amounts Payable. In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to Section 6.1, 6.2 or 6.3(a), then it shall promptly notify the Borrower thereof; provided that any failure to provide such notice shall not affect the Borrower’s obligations hereunder or under the other Transaction Documents or result in any liability of or on the part of such Lender. The amounts set forth in such notice shall be conclusive and binding for all purposes absent manifest error.

SECTION 6.6         Mitigation Obligations; Replacement.

(a)           If any Lender or any of its Affiliates requests compensation under Section 6.2, or requires the Borrower to pay any additional amount to such Lender, any of its Affiliates or any Governmental Entity for the account of such Lender or any of its Affiliates pursuant to Section 6.3, then such Lender (an “Affected Lender”) shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Affected Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 6.2 or 6.3, as the case may be, in the future and (ii) would not subject such Affected Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Lender (other than in a de minimus manner). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Affected Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Affected Lender to the Borrower shall be conclusive absent manifest error.

(b)           Notwithstanding anything to the contrary contained herein, prior to the occurrence of any Event of Default or Early Amortization Event hereunder, the Borrower shall have the right to replace an Affected Lender which has not completed one of the mitigating actions described in subsection (a) of this Section 6.6 resulting in the elimination of any amounts payable pursuant to Section 6.2 or 6.3 within 60 days of becoming an Affected Lender hereunder (each such Affected Lender being so replaced, a “Replaced Lender”) with one or more other lending institutions (which may, but need not be, existing Lenders hereunder) reasonably acceptable to the Administrative Agent (any, a “Replacement Lender”) that have agreed to purchase the outstanding Advances held by and (as applicable) Non-Conduit Lender Commitments maintained by such Affected Lender, pursuant to Article XV and one or more Assignment and Assumptions; provided that:

(i)            each such assignment shall be arranged by the Borrower in coordination with the Administrative Agent; and

(ii)           no Replaced Lender shall be obligated to make any such assignment pursuant to this subsection (b) unless and until such Replaced Lender shall have received one or more payments from the Replacement Lender in an aggregate amount equal to the aggregate outstanding principal amount of the Advances owing to such Replaced Lender, and from the Borrower an aggregate amount equal to all accrued and unpaid interest and fees thereon (including, in any event, any breakage indemnities of the type described in Section 6.4) to the date of such payment and all other amounts payable to such Replaced Lender under this Agreement, including without limitation all amounts which, by virtue of its making claims against the Borrower therefor, caused the Lender to become an Affected Lender hereunder.

Upon the effectiveness of such assignment, the Replacement Lender shall become a Lender hereunder and (except with respect to any indemnities or other amounts payable under this Agreement with respect to events or circumstances arising prior to the replacement of such Replaced Lender, which shall survive as to such Replaced Lender) the Replaced Lender shall cease to constitute a Lender hereunder.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1         Conditions to Effectiveness; Conditions to Release of Initial Advances. The effectiveness of this Agreement and the availability of the Initial Advance hereunder on the Closing Date is subject to the fulfillment of the following conditions precedent (in addition to the conditions precedent to all Advances specified in Section 7.5 hereof):

(a) Patriot Act, Etc. The Administrative Agent, each Funding Agent and each Lender has received all requested information required pursuant to their obligations under the Patriot Act, as contemplated by Section 17.16 hereof.

(b) No Borrowing Base Deficiency. After giving effect to the Initial Advance and each acquisition of an Initial Financed Aircraft into the Borrower’s Portfolio contemplated thereby (and for the avoidance of doubt, determining each Borrowing Base for this purpose giving effect to the inclusion of such Aircraft within the Borrower’s Portfolio and to the application of all applicable Advance Rate Adjustments), no Borrowing Base Deficiency will exist (and the Administrative Agent shall have received an Initial Advance Request and borrowing base certification demonstrating the foregoing).

(c) Aircraft and Lessee Limitations. If Critical Mass will exist after giving effect to the Initial Advance, the acquisition of the related Initial Aircraft into the Borrower’s Portfolio does not constitute either an Aircraft Limitation Event or a Lessee Limitation Event.

(d) Aircraft Age.     Each Initial Financed Aircraft has an Aircraft Age of less than the Aircraft Age Limit for Aircraft of its Type.

(e) Off-Lease Aircraft.     Of the Initial Financed Aircraft, not more than 10% (measured by Adjusted Borrowing Value) of such Aircraft are Off-Lease.

(f) Adjusted Borrowing Value.    The Adjusted Borrowing Value of the Initial Financed Aircraft will be at least $40,000,000.

(g) Deliveries. The Administrative Agent shall have received all of the following, each duly executed and dated the Closing Date (or such later date as specified below, or such earlier date as shall be reasonably satisfactory to the Administrative Agent) and otherwise as indicated below:

(i)            Credit Documents. Executed originals of each of this Agreement, and the other Credit Documents (other than the Pledge of Borrower Equity), in each case executed by each of the parties thereto, together with all schedules and exhibits thereto, and each of which shall have become effective pursuant to the respective terms thereof, provided, that with respect to Borrower Subsidiaries involved in the Initial Advance, this delivery condition may be satisfied by such Borrower Subsidiaries becoming grantor parties under the Security Trust Agreement by delivery of an executed supplement thereto immediately following the release of related Initial Advance proceeds to the Borrower;

(ii)           Aircraft Acquisition Documents. Copies of the Aircraft Acquisition Documents in respect of the Initial Financed Aircraft;

(iii)          Resolutions. Certified resolutions of the Boards of Directors of the Borrower and each Service Provider, and each Borrower Subsidiary, approving and adopting the Transaction Documents to be executed by such Person, and authorizing the execution and delivery thereof;

(iv)          Incumbency. Certified specimen signatures of officers of the Borrower, each Service Provider, and each Borrower Subsidiary;

(v)           Good Standing. Certificates issued as of a recent date by the Secretaries of State or comparable officials of the respective jurisdictions of formation of the Borrower, each Borrower Subsidiary, AerCap and each Service Provider as to the due existence and good standing (to the extent such concept is applicable) of such Person;

(vi)          Opinions. Favorable opinions of (A) special New York and Irish counsel to the Borrower, the Service Providers, the Supporting Party and the Borrower Subsidiaries, (B) counsel to the Collateral Agent and Account Bank, and (C) special Irish counsel to the Lenders, in each case substantially in the forms set forth at Exhibits K and L, respectively, hereto;

(vii)         Organizational Documents. The Organizational Documents of the Borrower, the Supporting Party and each Service Provider, and each of the Borrower Subsidiaries, certified as of a recent date, which, in the case of the Borrower and each of the Borrower Subsidiaries, if permitted under applicable law, shall contain limitations on purpose and other bankruptcy remoteness provisions reasonably satisfactory to the Administrative Agent;

(viii)        Operating Documents. Operating Documents of the Borrower, the Supporting Party and each Service Provider, and each of the Borrower Subsidiaries, certified as of a recent date, which, in the case of the Borrower and each of the Borrower Subsidiaries, shall contain limitations on purpose and other bankruptcy remoteness provisions satisfactory to the Administrative Agent in its reasonable discretion;

(ix)           FAA Counsel Opinions. With respect to each Initial Financed Aircraft registered in the United States, if any, the favorable written opinion of FAA Counsel that the applicable Aircraft Owning Entity is the registered owner of such Aircraft, that such Aircraft is free and clear of recorded liens, and as to such other matters as the Administrative Agent may reasonably request;

(x)            Local Counsel Opinions. With respect to each Initial Financed Aircraft that is registered in, or which is under Lease to a Lessee organized under the laws of or domiciled in, a country other than the United States, the favorable written opinion of Local Aircraft Counsel with respect to each Applicable Foreign Aviation Law applicable to such Initial Financed Aircraft as to (A) the due registration of such Aircraft, and (B) that such Aircraft is free and clear of recorded liens to the extent that liens may be recorded under Applicable Foreign Aviation Law, and (C) as to such other matters as the Administrative Agent may reasonably request (which request may include, with respect to jurisdictions of concern to the Lenders, an opinion satisfactory to the Administrative Agent advising as to creditor’s rights, including rights of recovery and repossession of aircraft), provided, that the Administrative Agent may not exercise such clause (C) right with respect to Applicable Foreign Aviation Law of the countries listed on the Approved Country List as in effect on the Initial Advance Date;

(xi)           Cape Town Registration Opinions. With respect to each Initial Financed Aircraft or related Aircraft Asset as to which any of the transactions contemplated in the Initial Advance are creating or assigning (either absolutely or by grant of a security interest) international interests that may be registered in the International Registry, a legal opinion addressing the effectiveness and effect of such registrations under the Cape Town Convention, in form and substance satisfactory to the Administrative Agent, provided, that (A) if delivery of such opinion concurrently upon or prior to the Initial Advance is not feasible after the Borrower’s using commercially reasonable efforts to comply with this condition, such delivery shall not be a condition precedent and instead shall be the subject of the Borrower’s covenant obligation set forth at Section 10.2, and (B) if the provisions of clause (A) apply to the delivery condition, it shall nonetheless be a condition precedent that the Borrower deliver to the Administrative Agent a draft form of such opinion, substantially in the form to be eventually delivered pursuant to Section 10.2, which draft is in form and substance reasonably satisfactory to the Administrative Agent;

(xii)          Notice and Acknowledgment. A Notice and Acknowledgment, executed by the applicable Borrower Subsidiary for each Initial Financed Aircraft and the applicable Lessee, with respect to each of the Initial Leases;

(xiii)         Aircraft Insurance. (A) With respect to each of the Initial Financed Aircraft, certificates of insurance from qualified brokers of aircraft insurance or other evidence reasonably satisfactory to the Administrative Agent, evidencing all insurance required to be maintained by the applicable Obligor under the Lease and/or the applicable Notice and Acknowledgment, in each case, together with all endorsements required under the Transaction Documents and/or the applicable Notice and Acknowledgment, and (B) certificates of insurance from qualified brokers of aircraft insurance or other evidence satisfactory to the Administrative Agent with respect to the Contingent Policy, together with all endorsements required under the Transaction Documents;

(xiv)        Lien/Registration Searches. To the extent available under the applicable law, the Administrative Agent shall have received searches of the applicable title and/or lien registration records, in the jurisdiction(s) of registration of the applicable Aircraft; and

(xv)         Appraisals. Initial Current Market Value Appraisals and Initial Base Value Appraisals in respect of each Initial Financed Aircraft.

(h)   Financing Statements, Other Registrations, etc.

(i)            The Administrative Agent shall have received Uniform Commercial Code financing statements appropriate for filing in all places required by applicable law to perfect the Liens of the Collateral Agent for the benefit of the Lenders under the Transaction Documents as first priority Liens as to items of Borrower Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions or registrations as may be necessary under applicable law (including Irish law and the Cape Town Convention) to perfect, within the time period provided for in the Security Trust Agreement, or otherwise ensure the effectiveness of the Liens of the Collateral Agent for the benefit of the Lenders under the Transaction Documents as first priority Liens (and, in the case of the pledge of equity interests in Borrower Group Members that are organized under the laws of Ireland and that are evidenced by certificated instruments or securities, the entry into an Irish Pledge with respect to such interests);

(ii)           The Borrower shall have delivered to the Collateral Agent all stock certificates and other certificates, if any, evidencing ownership of any Equity Interests in each of the Aircraft Owning Entities and other Borrower Subsidiaries, accompanied in each case by duly executed stock or transfer powers (or other appropriate transfer documents) in blank affixed thereto, in each case if customary under the law of the jurisdiction governing the pledge;

(iii)          The Borrower shall have delivered to the Collateral Agent fully executed “control agreements” that have been executed by the respective issuers (and consented to by the Borrower, as applicable) with respect to any uncertificated Equity Interests of the Aircraft Owning Entities and the Owner Participants;

(iv)          Each of the Aircraft Owning Entities and Owner Participants shall have delivered to the Collateral Agent fully executed “control agreements” with respect to any uncertificated Equity Interests in any Owner Trust, Applicable Intermediary or other Subsidiary;

(v)           Subject to the proviso below, there shall have been delivered evidence satisfactory to the Administrative Agent of the taking of such actions (including without limitation becoming a “transacting user entity” with the International Registry) and the making of such registrations (including prospective registrations) in the International Registry pursuant to the Cape Town Convention and the International Registry Procedures to obtain the benefits and protections of the Cape Town Convention as may be applicable and available to the transactions contemplated by the Credit Documents as the same relate to the Borrower Acquisition Documents that are the subject of an Advance, provided, it is understood that (A) no mortgages are being taken directly on the Aircraft, (B) if a related Lease is not, at the time of the Advance, an “international interest” then it is not a condition precedent to the related Advance to undertake the search or any of the registrations described in clause (C) immediately below, and (C) where the related Lease is or has become, at the time of the Advance, an “international interest”, it is a condition to the release of funds to the Borrower for the related Advance that (i) a search of the registry with respect to the relevant Aircraft reveals no prior registration of an interest or prospective interest in such Lease (other than by the Lessor), (ii) the Lessor’s interest in the Lease be registered (including as a prospective interest) as and to the extent necessary to permit timely compliance with the condition in the immediately succeeding clause (iii), and (iii) the Lessor’s security assignment of the Lease to the Collateral Agent shall have been registered (including as a prospective interest); and

(vi)          For each Initial Lease with a Lessor that is located within a State (or the District of Columbia) within the United States (within the meaning of Article 9 of the UCC), the Borrower shall have delivered to the Collateral Agent, if available, a Chattel Paper Original of the applicable Lease and any related lease amendment or supplement, in each case signed by the Lessee (and complied with the other requirements set forth in the definition of Chattel Paper Original herein), and in any case a duplicate “hard copy” original thereof signed by the Lessee if available.

(i) [Reserved].

(j) Waivers and Consents. All necessary waivers, consents, approvals and authorizations required in connection with the Transaction Documents dated as of the Initial Advance Date and the transactions contemplated therein shall have been delivered.

(k) Reserve Accounts. The Administrative Agent shall have received evidence of compliance with the requirements of Section 5.1 as to the Initial Required Liquidity Reserve Amount and the Initial Required Class C Reserve Amount.

(l) Financial Statements. The Administrative Agent shall have received audited financial statements for the AerCap Group for the year ended December 31, 2005 (with a draft form containing notes being deemed acceptable for this purpose, to the extent the actual final audited statement is not yet available) and any other financial statements as are available and reasonably requested by the Administrative Agent.

(m) Certain Events. None of the following events has occurred: (i) any information submitted to the Administrative Agent or any Lender by or on behalf of the Borrower, any Borrower Subsidiary, AerCap or any Service Provider proves to have been inaccurate or incomplete in any material respect; (ii) any change which has had, or could reasonably be expected to have, in the sole determination of the Administrative Agent, a materially adverse effect on (A) the condition (financial or otherwise), business or operations of the AerCap Group, taken as a whole, or (B) the Aircraft Assets, taken as a whole; (iii) any material adverse change in the loan syndication market, the asset-backed securities market or the aircraft sales market; (iv) the Administrative Agent is not satisfied that the transactions, arrangements, or dispositions of assets contemplated by, or incidental to, the Borrower Acquisitions in respect of the Initial Financed Aircraft have been consummated in accordance with the provisions of the Borrower Acquisition Documents; or (v) there shall be any pending or threatened litigation or other proceeding (private or governmental) with respect to such Borrower Acquisition Documents, the Transaction Documents or any of the transactions contemplated thereby.

(n) Payment of Fees. Payment in full of all Fees and Collateral Agent Fees and Expenses due on the Initial Advance Date.

(o) Payment of Costs and Expenses. Payment of all costs and expenses (including legal fees) accrued prior to the Closing Date and the Initial Advance Date, as applicable, in accordance with Section 17.4 hereof to the extent invoiced or otherwise notified to the Borrower in writing and in a manner and at such time as the Administrative Agent and the Borrower may have agreed in order to mutually close on the Initial Advances on the Closing Date.

(p) Description of Initial Financed Aircraft, etc. The Administrative Agent shall have received copies of Schedule I, Schedule II and Schedule III incorporating all information required thereunder regarding (i) each Initial Financed Aircraft or interests therein acquired with such Initial Advances, (ii) each Aircraft Owning Entity and, if applicable, Owner Participant and Owner Trustee related to any Initial Financed Aircraft, and (iii) the Lease with respect to each Initial Financed Aircraft.

(q) No Event of Loss. No Event of Loss has occurred with respect to any one or more Initial Financed Aircraft as of the Initial Advance Date.

(r) Hedging Policy. The Borrower shall have implemented Eligible Hedge Agreements with Eligible Counterparties in compliance with the Hedging Policy.

(s) Security Deposits. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower is complying with the covenants applicable to funding of amounts in respect of Security Deposits set forth at Section 8.1(c)(i), to the extent applicable.

SECTION 7.2         Additional Advances. The release of funds to the Borrower from the making of any Additional Advance under this Agreement in connection with the acquisition of an Additionally Financed Aircraft (i.e., not an Improvement Advance, a Critical Mass Event Advance or an Increased Availability Advance) is, in addition to the conditions precedent specified in Section 7.1 and Section 7.5, and subject to the funding and release procedures described in Section 2.3(c), subject to the fulfillment of the following conditions precedent:

(a) No Borrowing Base Deficiency. After giving effect to the Additional Advance and to the related release of funds (and for the avoidance of doubt, determining each Borrowing Base for this purpose giving effect to the inclusion of the incipient Additionally Financed Aircraft within the Borrower’s Portfolio and to the application of all applicable Advance Rate Adjustments), no Borrowing Base Deficiency will exist (and the Administrative Agent shall have received an Additional Advance Request and a Holding Period Release Request, as applicable, containing a borrowing base certification demonstrating the foregoing).

(b) Aircraft and Lessee Limitations. If Critical Mass will exist after giving effect to the Additional Advances or has previously been achieved, the acquisition of the related Additionally Financed Aircraft into the Borrower’s Portfolio does not constitute either an Aircraft Limitation Event or a Lessee Limitation Event.

(c) Aircraft Age.    Each Additionally Financed Aircraft has an Aircraft Age of less than the Aircraft Age Limit for Aircraft of its Type.

(d) Off-Lease Aircraft.    No such Additionally Financed Aircraft to be acquired will be Off-Lease, unless immediately after giving effect to such acquisition, not more than 10% (measured by Adjusted Borrowing Value) of all Aircraft in the Borrower’s Portfolio are Off-Lease.

(e) Deliveries. The Administrative Agent shall have received all of the following, each duly executed and dated the related Additional Advance Date or, if later, the date of release of related funds to the Borrower (or such earlier date as shall be satisfactory to the Administrative Agent), and otherwise as indicated below:

(i)            Incumbency. Certified specimen signatures of officers of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance;

(ii)           Good Standing. Certificates issued as of a recent date by the Secretaries of State or comparable officials of the respective jurisdiction of formation of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance, as to the due existence and good standing (to the extent such concept is applicable) of such Person;

(iii)          Aircraft Acquisition Documents. Copies of the Aircraft Acquisition Documents in respect of the Additionally Financed Aircraft (which shall have been delivered in final, if available, or in draft form to the Administrative Agent at least five (5) Business Days prior to the applicable Additional Advance Date, except that delivery of a related Lessee insurance certificate shall be governed by the covenant of the Borrower at Section 10.34 hereof;

(iv)          Organizational Documents. The Organizational Documents of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance, certified as of a recent date, and which shall, if permitted under applicable law, contain limitations on purpose and other bankruptcy remoteness provisions reasonably satisfactory to the Administrative Agent;

(v)           Operating Documents. Operating Documents of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance, certified as of the related Additional Advance Date as true and correct, and which shall contain limitations on purpose and other bankruptcy remoteness provisions reasonably satisfactory to the Administrative Agent;

(vi)          FAA Counsel Opinions. With respect to each Additionally Financed Aircraft registered in the United States, the favorable written opinion of FAA Counsel that the applicable Aircraft Owning Entity is the registered owner of such Aircraft, that such Aircraft is free and clear of recorded liens, and as to such other matters as the Administrative Agent may reasonably request;

(vii)         Local Counsel Opinions. With respect to each Additionally Financed Aircraft that is registered in, or which is under Lease to a Lessee organized under the laws of or domiciled in, a country other than the United States, the favorable written opinion of Local Aircraft Counsel with respect to each Applicable Foreign Aviation Law applicable to such Additionally Financed Aircraft as to (A) the due registration of such Aircraft, and (B) that such Aircraft is free and clear of recorded liens to the extent that liens may be recorded under Applicable Foreign Aviation Law, and (C) as to such other matters as the Administrative Agent may reasonably request (which request may include, with respect to jurisdictions of concern to the Lenders, an opinion satisfactory to the Administrative Agent advising as to creditor’s rights, including rights of recovery and repossession of aircraft), provided, that the Administrative Agent may not exercise such clause (C) right with respect to Applicable Foreign Aviation Law of the countries listed on the current version of the Approved Country List;

(viii)        Cape Town Registration Opinions. With respect to each Additionally Financed Aircraft or related Aircraft Asset as to which any of the transactions contemplated in the release of the Additional Advance are creating or assigning international interests that may be registered in the International Registry, a legal opinion addressing the effectiveness and effect of such registrations under the Cape Town Convention, in form and substance satisfactory to the Administrative Agent, provided, that (A) if delivery of such opinion concurrently upon or prior to the release to the Borrower of funds under an Additional Advance is not feasible after the Borrower’s using commercially reasonable efforts to comply with this condition, such delivery shall not be a condition precedent and instead shall be the subject of the Borrower’s covenant obligation set forth at Section 10.2, and (B) if the provisions of clause (A) apply to the delivery condition, it shall nonetheless be a condition precedent to the release of funds that the Borrower deliver to the Administrative Agent a draft form of such opinion, substantially in the form to be eventually delivered pursuant to Section 10.2, which draft is in form and substance reasonably satisfactory to the Administrative Agent;

(ix)           Security Interest Granted by Non-Irish or Non-U.S. Lessor. With respect to each Additionally Financed Aircraft the Lessor of which is domiciled or otherwise connected with a country other than the United States or Ireland, such that the laws of such country would or could, in the reasonable judgment of the Administrative Agent, govern or establish the perfection and effect of perfection and/or priority of the Collateral Agent’s security interest in such Lease granted by the Lessor under the Security Trust Agreement, a legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressing and confirming the taking of such actions or making of such filings in such country as would or could govern or establish the perfection and effect of perfection and/or priority of the Collateral Agent’s security interest (or confirming that such actions will be taken or filings will be made, to the extent that such actions or filings cannot under applicable law be taken or made prior to the release of funds associated with the related Additional Advance to the Borrower), or the Borrower shall have otherwise confirmed or established, in a manner reasonably satisfactory to the Administrative Agent, that the taking of such actions or making of such filings as are specified in the legal opinion shall have occurred or will occur;

(x)            Notice and Acknowledgment. A Notice and Acknowledgment, executed by the applicable Borrower Subsidiary for each Additionally Financed Aircraft and the applicable Lessee, with respect to each of the related Additional Leases;

(xi)           Aircraft Insurance. (A) With respect to each of the Additionally Financed Aircraft, and if available as of the Additional Advance Date (and if not then available the related covenant of the Borrower set forth at Section 10.34 hereof shall apply), certificates of insurance from qualified brokers of aircraft insurance or other evidence reasonably satisfactory to the Administrative Agent, evidencing all insurance required to be maintained by the applicable Obligor under the Lease and/or the applicable Notice and Acknowledgment, in each case, together with all endorsements required under the Transaction Documents and/or the applicable Notice and Acknowledgment, and (B) certificates of insurance from qualified brokers of aircraft insurance or other evidence satisfactory to the Administrative Agent with respect to the Contingent Insurance Policy, together with all endorsements required under the Transaction Documents;

(xii)          Lien/Registration Searches. To the extent available under the applicable law, the Administrative Agent shall have received searches of the applicable title and/or lien registration records, in the jurisdiction(s) of registration of the applicable Aircraft;

(xiii)         Appraisals. The Administrative Agent shall have received Initial Base Value Appraisals and Initial Current Market Value Appraisal in respect of the Additionally Financed Aircraft; and

(xiv)        NY Counsel Opinion.    With respect to each Borrower Group Member entering into or becoming party to a Credit Document in respect of or relating to an Additionally Financed Aircraft, a legal opinion of special New York counsel to such Borrower Group Member (which may be the same special New York counsel as delivered the legal opinion referred to in Section 7.1(g)(vi) on the Initial Advance Date), addressing substantially the same matters, as to the relevant additional Borrower Group Member(s), as were addressed in respect of Borrower Group Members in the opinion of special New York counsel delivered on the Initial Advance Date.

(f) Financing Statements, Other Registrations, etc.

(i)            The Administrative Agent shall have received Uniform Commercial Code financing statements appropriate for filing in all places required by applicable law to perfect the Liens of the Collateral Agent for the benefit of the Lenders under the Transaction Documents as first priority Liens as to the interests in any Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance, in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions or registrations as may be necessary under applicable law (including Irish law and the Cape Town Convention) to perfect, within the time period provided for in the Security Trust Agreement, or otherwise ensure the effectiveness of the related Liens of the Collateral Agent for the benefit of the Lenders under the Transaction Documents as first priority Liens (and, in the case of the pledge of equity interests in Borrower Group Members that are organized under the laws of Ireland, the entry into an Irish Pledge with respect to such interests);

(ii)           The Borrower shall have delivered to the Collateral Agent all stock certificates and other certificates, if any, evidencing ownership of any Equity Interests in any Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance, accompanied in each case by duly executed stock or transfer powers (or other appropriate transfer documents) in blank affixed thereto, in each case if customary under the law of the jurisdiction governing the pledges;

(iii)          The Borrower shall have delivered to the Collateral Agent fully executed “control agreements” that have been executed by the respective issuers (and consented to by the Borrower) with respect to any uncertificated Equity Interests of any Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance;

(iv)          Each of the Aircraft Owning Entities and Owner Participants shall have delivered to the Collateral Agent fully executed “control agreements” with respect to any uncertificated Equity Interests in any Owner Trust, Applicable Intermediary or other Subsidiary, that is becoming a Borrower Group Member in connection with such Additional Advance;

(v)           Subject to the proviso below, there shall have been delivered evidence satisfactory to the Administrative Agent of the taking of such actions (including without limitation becoming a “transacting user entity” with the International Registry) and the making of such registrations (including prospective registrations) in the International Registry pursuant to the Cape Town Convention and the International Registry Procedures to obtain the benefits and protections of the Cape Town Convention as may be applicable and available to the transactions contemplated by the Credit Documents as the same relate to the Borrower Acquisition Documents that are the subject of an Advance, provided, it is understood that (A) no mortgages are being taken directly on the Aircraft, (B) if a related Lease is not, at the time of the release of proceeds of the Advance to the Borrower, an “international interest” then it is not a condition precedent to such release of proceeds to undertake the search or any of the registrations described in clause (C) immediately below, and (C) where the related Lease is or has become, at the time of the release of such proceeds, an “international interest”, it is a condition to the release of such proceeds to the Borrower in respect of the related Advance that (i) a search of the registry with respect to the relevant Aircraft reveals no prior registration of an interest or prospective interest in such Lease (other than by the Lessor), (ii) the Lessor’s interest in the Lease be registered (including as a prospective interest) as and to the extent necessary to permit timely compliance with the condition in the immediately succeeding clause (iii), and (iii) the Lessor’s security assignment of the Lease to the Collateral Agent shall have been registered (including as a prospective interest); and

(vi)          For each Additional Lease with a Lessor that is organized under the laws of a State (or the District of Columbia) within the United States (within the meaning of Article 9 of the UCC), (A) if such Lease was originated by the Lessor prior to the Closing Date, the Borrower shall have delivered to the Collateral Agent, if available, a Chattel Paper Original of the applicable Lease and any related lease amendment or supplement, in each case signed by the Lessee (and complied with the other requirements set forth in the definition of Chattel Paper Original herein), and in any case, if available, a duplicate “hard copy” original thereof signed by the Lessee if available, and (B) if such Lease was originated by the Lessor after the Closing Date, the Borrower shall have delivered to the Collateral Agent a Chattel Paper Original of the applicable Lease (together with any related lease amendment or supplement constituting an extension or renewal thereof), in each case signed by the Lessee (and complied with the other requirements set forth in the definition of Chattel Paper Original herein).

(vii)         The applicable Borrower Subsidiary owning or to become the owner of the related Funded Aircraft, shall have duly authorized, executed and delivered a “Grantor Supplement” as defined in and as contemplated under the Security Trust Agreement, and the Borrower shall have duly authorized, executed and delivered a related “Collateral Supplement” as defined in and contemplated under the Security Trust Agreement, and such Collateral Supplement shall have been registered in the “Register of Charges” of Bermuda (with a search of such Register of Charges revealing no prior registration with respect to the Collateral that is the subject matter of such Collateral Supplement).

(g) No Proceedings. There exist no proceedings or investigations pending or, to the Borrower’s knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries or any of their respective properties (A) asserting the invalidity of this Agreement or any of the other Credit Documents, as the same relate to the Aircraft Acquisition Documents associated with the relevant Additionally Financed Aircraft, (B) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement or any of the other Credit Documents, as the same specifically relate to the rights of the Collateral Agent in the Aircraft Acquisition Documents associated with the relevant Additionally Financed Aircraft, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Borrower or any Borrower Subsidiaries of its obligations under any of the Credit Documents, as the same specifically relate to the rights of the Collateral Agent in the Aircraft Acquisition Documents associated with the relevant Additionally Financed Aircraft.

(h) Waivers and Consents. All necessary waivers, consents, approvals and authorizations required in connection with the Transaction Documents dated as of the Additional Advance Date and the transactions contemplated therein shall have been delivered.

(i) Reserve Accounts. The Administrative Agent shall have received evidence that the Liquidity Reserve Account shall have been funded so as to equal the Required Liquidity Reserve Amount, and that the Class C Reserve Account shall have been funded so as to equal the Required Class C Reserve Amount (in each case after giving effect to the addition of the related Additionally Financed Aircraft to the Borrower’s Portfolio), which funding may be derived from the proceeds of Class B Advances (in the case of the Liquidity Reserve Account) and Class C Advances (in the case of the Class C Reserve Account).

(j) Certain Events. None of the following events has occurred: (i) any information submitted to the Administrative Agent or any Lender by or on behalf of the Borrower, any Borrower Subsidiary, AerCap or any Service Provider in connection with such Additional Advance or related proposed Additionally Financed Aircraft proves to have been inaccurate or incomplete in any material respect; and (ii) there shall be any pending or threatened litigation or other proceeding (private or governmental) with respect to the Borrower Acquisition Documents relating to the proposed Additionally Financed Aircraft.

(k) Description of Additionally Financed Aircraft, etc. The Administrative Agent shall have received amended and restated copies of Schedule I, Schedule II and Schedule III incorporating all information required thereunder regarding (i) the Additionally Financed Aircraft or interests therein acquired with such Additional Advances, (ii) each Aircraft Owning Entity and, if applicable, Owner Participant and Owner Trustee related to any such Additionally Financed Aircraft, and (iii) the Lease with respect to each Additionally Financed Aircraft.

(l) No Event of Loss. No Event of Loss has occurred with respect to any such Additionally Financed Aircraft as of the Additional Advance Date.

(m)          Security Deposits. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower is complying with the covenants applicable to funding of amounts in respect of Security Deposits set forth at Section 8.1(c)(i), to the extent applicable.

(n) No Violation of Law. The consummation of the transactions contemplated by this Agreement and the other Credit Documents and the Borrower Acquisition Documents, as the same relate to the relevant Additionally Financed Aircraft, do not (A) violate in any material respect any law (including, without limitation, any Environmental Law), rule or regulation applicable to the Borrower or any Borrower Subsidiaries or to such Borrower Acquisition Documents or relevant Additionally Financed Aircraft, or (B) violate any writ, order, judgment or decree binding on or affecting the Borrower or any Borrower Subsidiaries of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries and relating to such Borrower Acquisition Documents or relevant Additionally Financed Aircraft.

SECTION 7.3  Improvement Advances. The making of any Additional Advance under this Agreement constituting an Improvement Advance is, in addition to the conditions precedent specified in Section 7.1 and Section 7.5, subject to the fulfillment of the following conditions precedent:

(a) No Borrowing Base Deficiency. After giving effect to any Improvement Advance (and for the avoidance of doubt, determining each Borrowing Base for this purpose giving effect to the inclusion of the Aircraft as so improved within the Borrower’s Portfolio), no Borrowing Base Deficiency will exist (and the Administrative Agent shall have received an Additional Advance Request containing a borrowing base certification demonstrating the foregoing).

(b) Occurrence of Effective Date. The Freighter Conversion Effective Date or Other Improvement Effective Date, as applicable, shall have occurred.

(c)  Insurance. Evidence that applicable insurance coverages have been increased to account for the increase in value attributable to the improved Aircraft.

(d)  No Mechanics Liens, etc. Evidence reasonably satisfactory to the Administrative Agent that all mechanics, materialmen and other providers of services in connection with the improvement, shall have been paid in full and that no Liens relating to or attributable to such services exist (or any such Liens have been discharged by payment in full).

(e)  Reserves. Each of the Liquidity Reserve Account and the Class C Reserve Account is (or will be, after giving effect to the Improvement Advance) fully funded to the level of the Required Liquidity Reserve Amount or Required Class C Reserve Account, as applicable.

(f)  Update Lien Filings, etc. Evidence that any necessary amendments of filings in any public or aviation Lien records have been made.

(g) Payment Date. The Improvement Advance shall be funded only on a Payment Date.

(g) Deliveries. The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and such Funding Agent:

(i)            Effective Date Deliveries. The documentation contemplated in the definitions of Freighter Conversion Effective Date or Other Improvement Effective Date, as applicable.

(ii)           Appraisals. A related Improvement Base Value Appraisal and Improvement Current Market Value Appraisal.

SECTION 7.4  Critical Mass Event Advance; Increased Availability Advance. The making of any Additional Advance under this Agreement constituting a Critical Mass Event Advance or an Increased Availability Advance is, in addition to the conditions precedent specified in Section 7.1 and Section 7.5, subject to the fulfillment of the following conditions precedent:

(a) No Borrowing Base Deficiency. After giving effect to any Critical Mass Event Advance or Increased Availability Advance, no Borrowing Base Deficiency will exist (and the Administrative Agent shall have received an Additional Advance Request and a Monthly Report demonstrating the foregoing).

(b) Number. In the case of a Critical Mass Event Advance, no Critical Mass Event Advance has previously been requested and funded.

(c) Timing. The related Advances are to be funded on a Payment Date.

(d) Critical Mass. Critical Mass or other conditions shall exist, with the result that availability of the Borrowing Base has increased due to a Critical Mass Advance Rate Adjustment or other change in an Advance Rate Adjustment.

(e)  Reserves. Each of the Liquidity Reserve Account and the Class C Reserve Account is (or will be, after giving effect to the Critical Mass Event Advance) fully funded to the level of the Required Liquidity Reserve Amount or Required Class C Reserve Account, as applicable.

SECTION 7.5  All Advances. The making of the Initial Advance and any Additional Advance under this Agreement is, in addition to the conditions precedent specified in Section 7.1, Section 7.2, Section 7.3 and Section 7.4 (in each case as applicable), subject to the conditions precedent that:

(a) No Event of Default. No Default, Event of Default, Early Amortization Event (including a Servicer Termination Event), or event that would constitute a Servicer Termination Event or Early Amortization Event but for the passage of time or the giving of notice or both, has occurred and is continuing or will result from the effectiveness of this Agreement or the making of the applicable Advance; and

(b) Representations and Warranties. As of the date of such Advance, and after giving effect to such Advance and the consummation of the transactions contemplated in the making of such Advance, the representations and warranties of the Borrower contained in Article IX and of the Service Providers contained in Section 8.3 are true and correct as of the date of such requested Advance, with the same effect as though made on the date of such Advance (except, that any such representations or warranties expressly stated by their terms to be made only at or as of one or more particular dates or times, shall be made only at or as of such specified dates or times and are not so deemed to be a condition to Advance).

ARTICLE VIII

ADMINISTRATION AND SERVICING OF AIRCRAFT AND LEASES

SECTION 8.1  Collection Procedures.

(a) Administration.

(i)            Except as otherwise provided herein or in any other Transaction Documents, the Collections shall be administered by the Service Providers, in accordance with the terms of this Agreement and the terms of the Service Provider Agreements. The Borrower shall provide to the Service Providers on a timely basis all information needed for such administration. The Borrower hereby appoints the Service Providers (to the extent so appointed under the relevant Service Provider Agreement) as its agent to administer the Aircraft, the Leases and the Related Security and collect the Collections in accordance with this Agreement and the Service Provider Agreements.

(ii)           AerCap hereby covenants and agrees to act as Servicer under this Agreement and the Servicing Agreement for a term, commencing on the Closing Date and ending on the date of receipt by the Servicer of a notice of termination from the Administrative Agent in accordance with Section 13.2. AerCap hereby agrees that, as of the Closing Date, it shall become bound to continue as the Servicer subject to and in accordance with the other provisions of this Agreement and the Servicing Agreement.

(iii)          Each Service Provider agrees that its servicing of the Aircraft Assets shall be conducted in conformance with the applicable Standard of Performance and otherwise in accordance with this Agreement and the relevant Servicer Provider Agreement. Each Service Provider’s duties shall be set forth in the relevant Service Provider Agreement.

(b) Change in Payment Instructions to Obligors. Neither the Service Providers nor the Borrower will add or terminate any bank or bank account as an Account Bank, Non-Trustee Account Bank, Collection Account, Security Deposit Account, Maintenance Reserve Account, Liquidity Reserve Account or Class C Reserve Account from those listed in Schedule VI to this Agreement, or make any change in its instructions to Obligors regarding payments to be made under any Lease related to any Aircraft to the Collection Account, a Non-Trustee Account or the Maintenance Reserve Account, unless (i) except in the case of the addition of the Irish VAT Refund Account, the Administrative Agent shall have consented thereto in writing and (ii) the Administrative Agent and the Collateral Agent shall have received notice of such addition, termination or change (including an updated Schedule VI) and a fully executed account control agreement with respect to such bank and/or bank account, in each case, in form and substance satisfactory to the Administrative Agent.

(c) Deposits to Accounts. The Borrower will, or will cause the applicable Service Provider to, (x) direct all Obligors related to Leases of Funded Aircraft to remit all Collections and all payments in respect of Security Deposits with respect to such Aircraft (but not payments in respect of Maintenance Reserves with respect to any Aircraft) to the Collection Account or a Non-Trustee Account and (y) direct all Non-Trustee Account Banks, if any, to transfer all available funds (other than a nominal amount consented to by the Administrative Agent) in each Non-Trustee Account to the Collection Account at such times and in such a manner as shall be satisfactory to the Administrative Agent. Further, and without limiting the immediately preceding sentence, the Borrower will, or will cause the applicable Service Provider to:

(i)            on or prior to each related Advance Date (A) with respect to a Category 2 Aircraft or a Category 3 Aircraft, transfer or otherwise deposit, into the Security Deposit Account, an amount equal to the outstanding balance of the amount of Security Deposit then required under the Lease applicable to such Aircraft, and (B) with respect to a Category 1 Aircraft, and only if the Borrower shall elect to do so in its sole discretion, transfer or otherwise deposit, into the Security Deposit Account, an amount equal to the outstanding balance of the amount of Security Deposit then required under the Lease applicable to such Aircraft;

(ii)           at any time after the Advance Date on which an Advance is made with respect to an Aircraft, promptly, and in any event on the Business Day of receipt of any Security Deposit with respect to such Aircraft (x) directly from any Obligor or (y) in the Collection Account, deposit all such Security Deposits to the Security Deposit Account;

(iii)          direct all Obligors related to Leases of Aircraft with respect to which an Advance has occurred hereunder to remit any payments in respect of Maintenance Reserves with respect to such Aircraft to the Maintenance Reserve Account; and

(iv)          at any time after the Advance Date on which an Advance is made with respect to an Aircraft, promptly, and in any event on the Business Day of the receipt of any Maintenance Reserves with respect to such Aircraft (x) directly from any Obligor or (y) in the Collection Account (and the Borrower’s or the Servicer’s determination that such funds constitute Maintenance Reserves), deposit all such Maintenance Reserves to the Maintenance Reserve Account.

If the Borrower or any Service Provider shall receive any funds constituting Collections (other than Security Deposits and Maintenance Reserves) directly, it shall promptly (and, in any event, on the Business Day of the Borrower’s or the Servicer’s receipt of such funds) deposit the same to the Collection Account.

Neither the Borrower nor any Service Provider will deposit or otherwise credit, or cause to be so deposited or credited:

(A) to the Collection Account, cash or cash proceeds other than Collections and Security Deposits relating to the Aircraft;

(B) to the Security Deposit Account, cash or cash proceeds other than Security Deposits relating to the Aircraft (or the related payment amount in respect of Category 1, Category 2 or Category 3 Aircraft described in subsection (c)(i) of this Section; and

(C) to the Maintenance Reserve Account, cash or cash proceeds other than Maintenance Reserves.

The Borrower and the Service Providers will use commercially reasonable efforts to direct the Collateral Agent to withdraw and transfer to an appropriate account any cash or cash proceeds deposited or otherwise credited:

(A) to the Collection Account, other than Collections and Security Deposits relating to the Aircraft;

(B) to the Security Deposit Account, other than Security Deposits relating to the Aircraft; and

(C) to the Maintenance Reserve Account, other than Maintenance Reserves.

(d) Letters of Credit. In the event a Lessee in accordance with its applicable Lease has procured a letter of credit in lieu of cash funding of its obligations regarding Maintenance Reserves or Security Deposits, (i) the Borrower and the Servicer will maintain access to such letter of credit, and (ii) following the occurrence of an Event of Default, and upon request by the Administrative Agent, the Borrower and the Servicer will each use reasonable commercial efforts to cause the issuing bank to make the Collateral Agent an additional beneficiary of such letter of credit.

(e) Payment Date Distributions. On each Payment Date, all Available Collections will be applied by the Collateral Agent (x) in the case of clause (i) below, in accordance with instructions and directions to the Collateral Trustee set forth on the Monthly Report to be delivered to the Collateral Agent on the related Determination Date (or, if the Collateral Agent fails to do so, by the Administrative Agent), and (ii) in the case of clause (ii) below, in accordance with a written direction received by the Collateral Agent from the Administrative Agent, and in each case as follows (and in the order of priority listed):

(i)            so long as no Event of Default has occurred and, in any case, prior to the declaration, or automatic occurrence, of the Facility Termination Date:

(A) to the Collateral Agent in payment in full of all accrued Collateral Agent Fees and Expenses;

(B) ratably to each Class A Funding Agent, Class B Funding Agent and Class C Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group, on outstanding Class B Advances funded by each Class B Funding Agent’s Class B Funding

Group, and on outstanding Class C Advances funded by each Class C Funding Agent’s Class C Funding Group), the fees payable pursuant to the Fee Letter in respect of the unused portion of the applicable Non-Conduit Lender Commitment;

(C) pro rata, to the applicable payees, for payment or reimbursement of Borrower Expenses and, during the Amortization Period, or if a Funding Threshold Event shall have occurred and be continuing, for Borrower Income Tax Expenses;

(D) to the applicable Service Providers, in payment in full of their Service Provider Fees with respect to such Payment Date;

(E) pro rata (1) to the counterparties on any Hedge Agreements for the hedge payments due thereunder (other than termination payments), if any, and (2) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), any Yield due under this Agreement in respect of outstanding Class A Advances (it being agreed that each Class A Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(F) ratably to the Administrative Agent, the Class A Funding Agents and the Class A Lenders for all costs and expenses and other similar amounts (including, without limitation, any amounts payable under Sections 6.1 through 6.4 hereof and under Section 17.4 hereof) payable to the Administrative Agent, a Class A Funding Agent or a Class A Lender pursuant to the terms of any of the Transaction Documents;

(G) pro rata (1) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), in the amount of the Class A Borrowing Base Deficiency, if any, on such Payment Date (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders), and (2) to the counterparties on any Hedge Agreements for the hedge termination payments, if any, until paid in full;

(H) ratably to each Class B Funding Agent (based on outstanding Class B Advances funded by each Class B Funding Agent’s Class B Funding Group), any Yield due under this Agreement in respect of outstanding Class B Advances (it being agreed that each Class B Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(I) ratably to the Class B Funding Agents and the Class B Lenders for all costs and expenses and other similar amounts (including, without limitation, any amounts payable under Sections 6.1 through 6.4 hereof and under

Section 17.4 hereof) payable to a Class B Funding Agent or a Class B Lender pursuant to the terms of any of the Transaction Documents;

(J) ratably to each Class B Funding Agent (based on outstanding Class B Advances funded by each Class B Funding Agent’s Class B Funding Group), in the amount of the Class B Borrowing Base Deficiency on such Payment Date (it being agreed that each Class B Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(K) to fund the Liquidity Reserve Account up to the Required Liquidity Reserve Amount;

(L) ratably to each Class C Funding Agent (based on outstanding Class C Advances funded by each Class C Funding Agent’s Class C Funding Group), any Yield due under this Agreement in respect of outstanding Class C Advances (it being agreed that each Class C Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(M) ratably to the Class C Funding Agents and the Class C Lenders for all costs and expenses and other similar amounts (including, without limitation, any amounts payable under Sections 6.1 through 6.4 hereof and under Section 17.4 hereof) payable to a Class C Funding Agent or a Class C Lender pursuant to the terms of any of the Transaction Documents;

(N) ratably to each Class C Funding Agent (based on outstanding Class C Advances funded by each Class C Funding Agent’s Class C Funding Group), in the amount of the Class C Borrowing Base Deficiency on such Payment Date (it being agreed that each Class C Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(O) to the Servicer, for Servicer Advance Reimbursements (together with accrued and unpaid interest thereon);

(P) to fund the Class C Reserve Account up to the Required Class C Reserve Amount;

(Q) during the Amortization Period or if a Funding Threshold Event shall have occurred and be continuing, ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, in reduction of the Outstanding Class A Principal Amount, an amount equal to the amount required to reduce the aggregate outstanding principal balance of all

Class A Advances as of such Payment Date to the balance that would have resulted as of such Payment Date if the Borrower had made a principal payment in reduction of the Outstanding Class A Principal Amount on each Payment Date on or after the Conversion Date and through, and including, such Payment Date in an amount equal to the aggregate outstanding principal balance of all Class A Advances as of the Conversion Date divided by 120 (the “Class A Scheduled Principal Payment”) (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(R) during the Amortization Period or if a Funding Threshold Event shall have occurred and be continuing, ratably to each Class B Funding Agent (based on outstanding Class B Advances funded by each Class B Funding Agent’s Class B Funding Group), on behalf of the related Class B Lenders, in reduction of the Outstanding Class B Principal Amount, an amount equal to the amount required to reduce the aggregate outstanding principal balance of all Class B Advances as of such Payment Date to the balance that would have resulted as of such Payment Date if the Borrower had made a principal payment in reduction of the Outstanding Class B Principal Amount on each Payment Date on or after the Conversion Date and through, and including, such Payment Date in an amount equal to the aggregate outstanding principal balance of all Class B Advances as of the Conversion Date divided by 120 (the “Class B Scheduled Principal Payments”) (it being agreed that each Class B Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(S) during the Amortization Period or if a Funding Threshold Event shall have occurred and be continuing, ratably to each Class C Funding Agent (based on outstanding Class C Advances funded by each Class C Funding Agent’s Class C Funding Group), on behalf of the related Class C Lenders, in reduction of the Outstanding Class C Principal Amount, an amount equal to the amount required to reduce the aggregate outstanding principal balance of all Class C Advances as of such Payment Date to the balance that would have resulted as of such Payment Date if the Borrower had made a principal payment in reduction of the Outstanding Class C Principal Amount on each Payment Date on or after the Conversion Date and through, and including, such Payment Date in an amount equal to the aggregate outstanding principal balance of all Class C Advances as of the Conversion Date divided by 120 (the “Class C Scheduled Principal Payments”) (it being agreed that each Class C Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(T) during the Amortization Period or if a Funding Threshold Event shall have occurred and be continuing, ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, in reduction of the Outstanding Class A Principal Amount, the amount required to reduce the Outstanding Class A Principal Amount to zero (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(U) during the Amortization Period or if a Funding Threshold Event shall have occurred and be continuing, ratably to each Class B Funding Agent (based on outstanding Class B Advances funded by each Class B Funding Agent’s Class B Funding Group), on behalf of the related Class B Lenders, in reduction of the Outstanding Class B Principal Amount, the amount required to reduce the Outstanding Class B Principal Amount to zero (it being agreed that each Class B Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(V) during the Amortization Period or if a Funding Threshold Event shall have occurred and be continuing, ratably to each Class C Funding Agent (based on outstanding Class C Advances funded by each Class C Funding Agent’s Class C Funding Group), on behalf of the related Class C Lenders, in reduction of the Outstanding Class C Principal Amount, the amount required to reduce the Outstanding Class C Principal Amount to zero (it being agreed that each Class C Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(W) to the Service Providers in payment in full of any expenses and/or indemnification payments payable thereto under the Service Provider Agreements as of the last day of the prior calendar month, to the extent not previously paid under clause (C) above or otherwise;

(X) prior to the Amortization Period, to or at the direction of the Borrower, for Borrower Income Tax Expenses; and

(Y) to or at the direction of the Borrower (including to make payments of interest, principal and premium, if any, on one or more AerCap Sub Notes and of accrued interest on the AerCap Liquidity Facility), the remaining portion of such funds, provided, that the Borrower may elect, in its sole discretion, to retain all or a portion of such funds in the Collection Account; and

(ii)           if an Event of Default has occurred and is continuing or, in any case, after the declaration, or automatic occurrence, of the Facility Termination Date:

(A) to the Collateral Agent in payment in full of all accrued Collateral Agent Fees and Expenses;

(B) ratably to each Class A Funding Agent, Class B Funding Agent and Class C Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group, on outstanding Class B Advances funded by each Class B Funding Agent’s Class B Funding Group, and on outstanding Class C Advances funded by each Class C Funding Agent’s Class C Funding Group), the fees remaining payable pursuant to the Fee Letter in respect of the unused portion of the applicable Non-Conduit Lender Commitment that accrued prior to the Conversion Date;

(C) pro rata, to the applicable payee, for payment or reimbursement of Borrower Expenses and Borrower Income Tax Expenses;

(D) to the applicable Service Providers in payment in full of their Service Provider Fees with respect to such Payment Date;

(E) pro rata (1) to the counterparties on any Hedge Agreements for the hedge payments due thereunder (other than termination payments), if any, and (2) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), any Yield due under this Agreement in respect of outstanding Class A Advances, including Yield payable at the Default Rate (it being agreed that each Class A Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(F) ratably to the Administrative Agent, the Class A Funding Agents and the Class A Lenders for all costs and expenses and other similar amounts (including, without limitation, any amounts payable under Sections 6.1 through 6.4 hereof and under Section 17.4 hereof) payable to the Administrative Agent, a Class A Funding Agent or a Class A Lender pursuant to the terms of any of the Transaction Documents;

(G) pro rata (1) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), in the amount of the Class A Borrowing Base Deficiency, if any, on such Payment Date (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders), and (2) to the counterparties on any Hedge Agreements for the hedge termination payments, if any, until paid in full;

(H)  ratably to each Class B Funding Agent (based on outstanding Class B Advances funded by each Class B Funding Agent’s Class B Funding Group), any Yield (other than Yield accrued at the Default Rate to the extent in excess of the Yield that would otherwise be payable but for the occurrence and continuance of an Event of Default or the declaration, or automatic occurrence, of the Facility Termination Date) due under this Agreement in respect of outstanding Class B Advances (it being agreed that each Class B Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(I) ratably to the Class B Funding Agents and the Class B Lenders for all costs and expenses and other similar amounts (including, without limitation, any amounts payable under Sections 6.1 through 6.4 hereof and under Section 17.4 hereof) payable to a Class B Funding Agent or a Class B Lender pursuant to the terms of any of the Transaction Documents;

(J) ratably to each Class C Funding Agent (based on outstanding Class C Advances funded by each Class C Funding Agent’s Class C Funding Group), any Yield (other than Yield accrued at the Default Rate to the extent in excess of the Yield that would otherwise be payable but for the occurrence and continuance of an Event of Default or the declaration, or automatic occurrence, of the Facility Termination Date) due under this Agreement in respect of outstanding Class C Advances (it being agreed that each Class C Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(K) ratably to the Class C Funding Agents and the Class C Lenders for all costs and expenses and other similar amounts (including, without limitation, any amounts payable under Sections 6.1 through 6.4 hereof and under Section 17.4 hereof) payable to a Class C Funding Agent or a Class C Lender pursuant to the terms of any of the Transaction Documents;

(L)  ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, in reduction of the Outstanding Class A Principal Amount, the amount required to reduce the Outstanding Class A Principal Amount to zero (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(M) ratably to each Class B Funding Agent (based on outstanding Class B Advances funded by each Class B Funding Agent’s Class B Funding Group), any remaining Yield due under this Agreement in respect of outstanding Class B Advances (it being agreed that each Class B Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(N) ratably to each Class B Funding Agent (based on outstanding Class B Advances funded by each Class B Funding Agent’s Class B Funding Group), on behalf of the related Class B Lenders, in reduction of the Outstanding Class B Principal Amount, the amount required to reduce the Outstanding Class B Principal Amount to zero (it being agreed that each Class B Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(O) ratably to each Class C Funding Agent (based on outstanding Class C Advances funded by each Class C Funding Agent’s Class C Funding Group), any remaining Yield due under this Agreement in respect of outstanding Class C Advances (it being agreed that each Class C Funding Agent shall distribute any such Yield received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(P) ratably to each Class C Funding Agent (based on outstanding Class C Advances funded by each Class C Funding Agent’s Class C Funding Group), on behalf of the related Class C Lenders, in reduction of the Outstanding Class C Principal Amount, the amount required to reduce the Outstanding Class C Principal Amount to zero (it being agreed that each Class C Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

(Q) to the Servicer, for Servicer Advance Reimbursements (together with accrued and unpaid interest thereon);

(R)  to the Service Providers in payment in full of any expenses and/or indemnification payments payable thereto under the Servicing Agreement as of the last day of the prior calendar month, to the extent not previously paid under clause (C) above or otherwise; and

(S) to or at the direction of the Borrower (including to make payments of interest, principal and premium, if any, on one or more AerCap Sub Notes and of accrued interest on the AerCap Liquidity Facility), the remaining portion of such funds, provided, that the Borrower may elect, in its sole discretion, to retain all or a portion of such funds in the Collection Account.

(f) Returned Collections. For the purposes of this Section 8.1, if and to the extent the Administrative Agent, any Funding Agent, the Collateral Agent or any Lender shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Funding Agent, the Collateral Agent or such Lender, as the case may be, shall have a claim against the Borrower for such amount, payable pursuant to the Flow of Funds above.

(g) Servicer Advances.

(i)            The Servicer shall be entitled, but is not obliged, to make one or more advances (any of which, a “Servicer Advance”), provided that the Servicer may not make Servicer Advances during the period between the Closing Date and the Facility Termination Date in a cumulative aggregate amount exceeding $25,000,000 (with such calculation of cumulative aggregate amount made without regard to whether any such Servicer Advances are or have been repaid). The proceeds of Servicer Advances will be applied as if they were Available Collections for the Payment Date relating to the monthly collection period in respect of which made. The Servicer shall be entitled to reimbursement for such Servicer Advances, payable under the Flow of Funds as a Servicer Advance Reimbursement (together with interest accrued thereon as provided in clause (ii) of this subsection (g) below).

(ii)           The outstanding unpaid principal balance of Servicer Advances shall bear interest, at a rate per annum equal to the Eurodollar Rate (determined as set forth in clause (i) of the definition of Eurodollar Rate) plus a margin of 3.75% per annum, payable monthly on each Payment Date (to the extent of Available Collections) pursuant to an allocation thereto in the Flow of Funds.

(h)  Lessee Payments. The Borrower, Borrower Subsidiaries and the Service Providers at all times shall be entitled to withdraw funds from the Maintenance Reserves Account and the Security Deposit Account to the extent such parties are required to pay amounts in respect of Maintenance Reserves or Security Deposits to Lessees or other third parties pursuant to the terms of any Lease or the Service Provider Agreements.

(i)  Maintenance Reserve Payments. Following the termination of a Lease, the Borrower, Borrower Subsidiaries and the Service Providers shall be entitled to withdraw from the Maintenance Reserves Account any balances contained therein attributable to the related Aircraft for the payment of any expenses incurred in maintaining, repairing, remarketing, storing, insuring or getting the applicable Off-Lease Aircraft generally in a condition for Lease, to another Eligible Lessee.

(j) Expenses. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Cash Manager may, from time to time on any Business Day, upon written request to the Account Bank, withdraw from the Collection Account or from the Liquidity Reserve Account such amounts as are needed to discharge any Borrower Expense or, except during periods when such expenses would not be payable at the level of the third allocation under Section 8.1(e)(i), Borrower Income Tax Expense. The Borrower agrees to cause the amount of such non-Payment Date withdrawals to be disclosed and set forth on the Monthly Report relating to the month in which such withdrawals occur.

(k)  Irish VAT Refund Account. All payments of refunds with respect to Irish value-added tax and any other amounts related to Irish tax payments payable to any Borrower Group Member shall be, when received, deposited in the Irish VAT Refund Account. Funds held in the Irish VAT Refund Account shall be converted into Dollars with a recognized foreign exchange dealer or foreign commercial bank (which may be the bank where the Irish VAT Refund Account is located or the Account Bank or an affiliate). Upon conversion and receipt of Dollars, the Collateral Agent shall cause such amounts to be deposited from the Irish VAT Refund Account to the Collections Account as soon as administratively practicable. The cost and expense of any such conversion shall be added to and reflected in the rate obtained for conversion and in no event shall the Borrower, the Collateral Agent or any of their respective affiliates be liable in respect of the exchange rate obtained for any such conversion or any related cost or expense.

All amounts held in the Irish VAT Refund Account from time to time shall remain uninvested pending conversion to Dollars and transfer to the Collections Account.

The Service Provider Administrative Agent shall promptly notify the Collateral Agent in writing of the expected payment of any such refund and the anticipated amount thereof.

SECTION 8.2  Investments. All funds on deposit in the Collection Account, the Maintenance Reserve Account, the Security Deposit Account, the Liquidity Reserve Account and the Class C Reserve Account shall be invested only in Eligible Investments as specified by the Borrower in writing to the Account Bank from time to time; provided, that if the Borrower shall fail to specify such Eligible Investments in a timely manner, the Collateral Agent, at the direction of the Administrative Agent, may specify such Eligible Investments. All investments of funds on deposit in the Collection Account, the Maintenance Reserve Account, the Security Deposit Account, the Liquidity Reserve Account and the Class C Reserve Account shall mature, or may be sold or withdrawn without loss, not later than the Business Day preceding the next Payment Date. Income earned on funds deposited to the Collection Account, the Maintenance Reserve Account, the Security Deposit Account, the Liquidity Reserve Account and the Class C Reserve Account shall be transferred by the Account Bank to the Collection Account on the Business Day prior to each Payment Date for distribution pursuant to the Flow of Funds; provided, that the Servicer shall notify the Account Bank of any income earned on funds deposited to the Maintenance Reserve Account or the Security Deposit Account which must be retained in such accounts pursuant to the terms of any applicable Leases (and such income shall not be so transferred).

SECTION 8.3  Covenants, Representations and Warranties of Service Providers. In addition to the covenants of the applicable Service Provider set forth in the applicable Service Provider Agreement, each Service Provider hereby makes the following applicable representations, warranties and covenants to the other parties hereto on which the Lenders shall rely in making the Advances:

(a) Covenants. The applicable Service Provider covenants to the Borrower, the Administrative Agent, each Funding Agent and the Lenders as follows:

(i)            No Service Provider shall do anything to impair the rights of the Borrower, the Administrative Agent or the Lenders in the Aircraft Assets, including, without limitation, in the Related Security.

(ii)           Each Service Provider shall at all times maintain its principal executive office within Ireland.

(iii)          The Insurance Servicer shall maintain customary amounts of insurance coverage with respect to the Service Providers under the Service Provider Agreements, including, without limitation, coverage for errors and omissions (but not, employee fidelity bond), fire, theft, workers compensation and servicer liability arising from the collection or remarketing, as applicable, of the Leases, provided that the coverage for errors and omissions applicable to the Service Providers as a whole shall in all cases be maintained at a level of coverage at least equal to $10,000,000 (subject to customary deductibles and copayments, if applicable).

(iv)          The Servicer shall, on every third Determination Date occurring following the Closing Date, prepare and forward a Quarterly Report to the Administrative Agent and each Funding Agent.

(v)           Each Service Provider shall, consistent with the scope and area of its duties and responsibilities set forth in the applicable Service Provider Agreements to which it is a party, provide services to the Borrower and the Borrower Subsidiaries so as to enable them to comply with their respective obligations under this Agreement, including without limitation in respect of their covenant obligations set forth in Article X. Each Service Provider further agrees to refrain from taking actions that are inconsistent with such obligations of the Borrower and Borrower Subsidiaries.

(vi)          Each Service Provider shall maintain (a) its legal existence and, if applicable, good standing in the jurisdiction of its formation, incorporation, or organization and (b) its qualification and, if applicable, good standing in all other jurisdictions in which the failure to maintain such qualification and good standing could reasonably be expected to cause a Material Adverse Effect.

(vii)         The Servicer shall furnish to the Collateral Agent, the Administrative Agent and each Funding Agent from time to time such statements and schedules further identifying and describing the Borrower Collateral as the Collateral Agent, the Administrative Agent or any Funding Agent may reasonably request, all in reasonable detail.

(viii)        The Servicer will not maintain, nor permit a Lessor to maintain, for any purposes related to perfection or the effect of perfection in the applicable jurisdiction, the possession of any executed original counterparts of the Leases that would be deemed a Chattel Paper Original, in a jurisdiction other than Ireland, unless such Lease is a Chattel Paper Original deposited with the Collateral Agent.

(ix)           Each Service Provider shall maintain its computer systems so that, from and after the time of the Initial Advance under this Agreement, its Records indicate clearly that the Borrower Collateral is directly or indirectly owned by the Borrower or another Borrower Group Member.

(x)            The Servicer on behalf of the Borrower shall maintain records of the Aircraft and the Leases, consistent with those of a prudent international operating lessor.

(xi)           With respect to technical and maintenance Records relating to a Funded Aircraft, the Servicer agrees on behalf of the Borrower to provide the Collateral Agent and the Administrative Agent, promptly upon request, access to (i) while the Aircraft is under Lease, such Records of the Lessee that the Lessor is entitled itself to access under, and subject to the restrictions of, the related Lease and the cooperation of the Lessee (which cooperation the Servicer will pursue consistent with the Servicer Standard of Performance), and (ii) in any case, such Records that the Borrower or the Lessor maintains on its own account through the Servicer. The Servicer agrees to maintain and update such Records consistent with the Servicer Standard of Performance.

(xii)          Each Service Provider shall advise the Lenders, the Collateral Agent, the Administrative Agent and each Funding Agent promptly, in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Borrower Collateral (other than Permitted Liens), (ii) of the occurrence of any event (other than a change in general market conditions) which would have a material adverse effect on the the assignments and security interests granted by the Borrower or AerCap under any Credit Document, and (iii) as soon as such Service Provider becomes aware, of any loss, theft, damage, or destruction to any Aircraft if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $5,000,000.

(xiii)         No Service Provider shall directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 9.21, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Service Provider shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming their compliance with this section).

(xiv)        Subject to the availability to the respective Service Provider of adequate funding to comply with its obligations under this section and the Service Provider Agreement to which it is a party, each Service Provider shall keep the Borrower in compliance with its obligations and covenants herein and under any other Related Documents provided to such Service Provider by the Borrower, to the extent that such obligations and covenants specifically relate to the “Services” as defined in the Service

Provider Agreement to which such Service Provider is a party. Nothing in this section or in the Service Provider Agreement to which such Service Provider is a party shall be deemed to constitute or be construed as (i) a delegation or other transfer to, or an assumption by, such Service Provider or any of its Affiliates of any obligations of any Person within the Borrower Group to make any payment to any Lessee, any Lender (without limiting any express obligation of the Service Provider under the applicable Service Provider Agreement) or other Person, or to comply with any other monetary obligation, under any Lease or any other Transaction Document, or (ii) a transfer to such Service Provider or any of its Affiliates of any right, title or interest in any Lease or related agreement or any Aircraft Asset covered thereby.

(xv)         The Service Providers agree to procure and deliver to the Borrower, so as to allow the Borrower to comply with its corresponding reporting obligation under Section 10.19(a), as soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements, prepared in accordance with GAAP, for such year of the AerCap Group, certified by any firm of nationally recognized independent certified public accountants acceptable to the Administrative Agent, accompanied by a certificate of the officer in charge of financial matters of AerCap B.V., confirming that AerCap Group is in compliance with the net worth requirement in Section 12.1(f) hereof;

(xvi)        The Service Providers agree to procure and deliver to the Borrower, so as to allow the Borrower to comply with its corresponding reporting obligation under Section 10.19(a), as soon as available and in any event within 75 days after the end of each of the first three quarters of each Fiscal Year, with respect to the AerCap Group, unaudited consolidated balance sheets as of the end of such quarter and as at the end of the previous Fiscal Year, and consolidated statements of income for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter prepared in accordance with GAAP, certified by the officer in charge of financial matters of the AerCap Group, identifying such balance sheets or statements as being the balance sheets or statements of such Person described in this paragraph (xvi) and stating that the information set forth therein fairly presents the financial condition of the AerCap Group as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and omissions of footnotes and subject to the auditors’ year end report, and accompanied by a certificate of the officer in charge of financial matters of AerCap B.V. confirming that AerCap Group is in compliance with the net worth requirements in Section 12.1(f) hereof.

(b) Representations and Warranties. Each Service Provider represents and warrants to the Borrower, the Administrative Agent, each Funding Agent and the Lenders, as of (unless otherwise explicitly set forth below) the Closing Date, the Initial Advance Date, the date of each Additional Advance and each Payment Date (provided that the representation and warranty in Section 8.3(b)(vii)(E) is made only as of the Initial Advance Date), as to itself that:

(i)            Such Service Provider has been duly incorporated and is validly existing under the laws of the Republic of Ireland, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;

(ii)           There is no existing default under any Operating or Organizational Document of such Service Provider or any event which, with the giving of notice or the passage of time or both, would have a Material Adverse Effect;

(iii)          Each Service Provider is duly qualified to do business as a foreign corporation, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business (including, as applicable, the servicing of the Aircraft, the Leases and the Related Security as required by this Agreement) requires such qualification and where the failure to be so qualified would have a material adverse effect on its business and assets taken as a whole or on its ability to perform the applicable services provided for in the related Service Provider Agreements;

(iv)          Such Service Provider has the power and authority to execute and deliver this Agreement and the other Credit Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party have been duly authorized by such Service Provider by all necessary corporate action;

(v)           This Agreement and the other Credit Documents to which such Service Provider is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(vi)          The consummation of the transactions contemplated by this Agreement and the other Credit Documents to which such Service Provider is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, any Operational or Organizational Document of such Service Provider, or any indenture, agreement, mortgage, deed of trust or other instrument to which such Service Provider is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust on other instrument, other than this Agreement, or violate any law (including, without limitation, any Environmental Laws), order, rule or regulation applicable to the Service Provider of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Service Provider or any of its properties, except where any such conflict or violation would not have a Material Adverse Effect;

(vii)         There are no proceedings or investigations pending against such Service Provider, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such Service Provider or its properties (A) asserting the invalidity of this Agreement or any of the Credit Documents, (B) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement or any of the Credit Documents to which such Service Provider is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by such Service Provider of its obligations under, or the validity or enforceability of, this Agreement or any of the Credit Documents to which such Service Provider is a party, (D) that could otherwise have a Material Adverse Effect (but without giving effect to clause (ii) of the definition thereof), or (E) as of the Closing Date only, that could otherwise have a Material Adverse Effect (but giving effect to the entire definition of such term);

(viii)        All approvals, authorizations, consents, licenses, registrations, declarations, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by such Service Provider of this Agreement and the other Credit Documents to which it is a party and the consummation of the transactions contemplated thereby have been or will be taken, made or obtained on or prior to respective dates of execution and delivery of this Agreement and such other Credit Documents;

(ix)           The Service Provider has complied in all material respects with all applicable laws (including, without limitation, any Environmental Law), rules, regulations, judgments (unless such judgment has been properly appealed and such appeal is being diligently prosecuted by such Person), agreements, decrees and orders, as any of the same relate to performance by it of its services under the applicable Service Provider Agreements;

(x)            In each case, to the extent that the failure of such representation to be true would have a material adverse effect on its ability to perform its obligations under the applicable Service Provider Agreements, (A) the Service Provider has filed on a timely basis all Tax Returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, (B) the Service Provider is not liable for Taxes payable by any other Person, (C) the Service Provider has paid, or made adequate provisions for the payment in accordance with GAAP of, all Taxes, assessments and other governmental charges due from the Service Provider, (D) all such Tax Returns are true and correct in all material respects, (E) no tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge, (F) any Taxes, fees and other governmental charges payable by the Service Provider in connection with the execution and delivery of this Agreement and the other Credit Documents and the transactions contemplated hereby or thereby, have been paid or will be paid when due, and (G) the Service Provider is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in such a material adverse effect.

(xi)           All written information furnished by or on behalf of the Service Provider to any Lender, the Collateral Agent, the Administrative Agent or any Funding Agent in connection with this Agreement or any transaction contemplated hereby is true and complete in all material respects on and as of the date of delivery of such written information, and does not omit to state a material fact necessary to make the statements contained therein not misleading on and as of such date of delivery;

(xii)          In each case, to the extent that the failure of such representation to be true would have a material adverse effect on its ability to perform its obligations under the applicable Service Provider Agreements, (A) the Service Provider is in compliance in all material respects with all, and has no liability under any, applicable Environmental Laws and has been issued and currently maintains all required foreign, federal, state and local permits, licenses, certificates and approvals, and (B) the Service Provider has not been notified of any pending action, suit, proceeding or investigation, and is not aware of any facts, which (1) calls into question, or could reasonably be expected to call into question, compliance by it with any Environmental Laws, (2) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of its business, assets or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (3) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any of its property to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law;

(xiii)         Each Service Provider is not engaged in nor has it engaged in any course of conduct that could subject any of its properties to any Adverse Claim, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws, whether foreign or domestic;

(xiv)        Each Service Provider is not in violation of any Anti-Terrorism Laws, including the Executive Order, and the Patriot Act.

Neither the Service Providers, nor any broker or other agent of it acting or benefiting in any capacity in connection with the Advances is any of the following:

(A)          a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(B)           a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(C)           a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(D)          a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(E)           a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

Neither the Service Provider, nor any broker or other agent of it acting in any capacity in connection with the Advances (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in the preceding paragraph, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law;

(xv)         Each of the representations and warranties of the Service Provider set forth in the applicable Service Provider Agreements to which it is a party, each of which is hereby incorporated herein by reference, is true and correct in all material respects (it being understood that a representation or warranty that by its express terms is expressed to be made as of, and only as of, a particular date or time, is only represented to be true and correct at and as of such time), and the Administrative Agent, the Funding Agents and the Lenders shall be entitled to rely on each of them as if they were fully set forth herein;

(xvii)       On and as of each Advance Date (and after giving effect to the transactions contemplated to occur on such Advance Date), there does not exist any Servicer Termination Event or event that would constitute a Servicer Termination Event but for the passage of time or the giving of notice or both;

(xviii)      The Servicer represents and warrants that each Monthly Report and Quarterly Report delivered hereunder is accurate in all material respects as of the date thereof; and

(xix)         On the Closing Date, the Servicer represents and warrants that the consolidated balance sheets of the AerCap Group as at December 31, 2005, and the related statements of income and retained earnings of the AerCap Group for the Fiscal Year then ended, copies of which have been furnished to the Administrative Agent and each of the Funding Agents, fairly present the financial condition of the AerCap Group as at such date and the results of the operations of the AerCap Group for the period ended on such date, all in accordance with GAAP consistently applied.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent, each Funding Agent and the Lenders, as of (unless otherwise explicitly set forth below) the Closing Date, the Initial Advance Date, the date of each Additional Advance and each Payment Date, as follows:

SECTION 9.1  Subsidiaries. The Borrower has no Subsidiaries other than the Aircraft Owning Entities, Applicable Intermediaries and Owner Participants and any Persons owning beneficial interests therein.

SECTION 9.2  Organization and Good Standing.

(a) Borrower. The Borrower has been duly organized and is validly existing as an exempted company under the laws of Bermuda, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has, power and authority and legal right to acquire and own the Aircraft, Leases and Related Security, the other Aircraft Assets and the Equity Interests of the Borrower Subsidiaries and to grant to the Collateral Agent, for the benefit of the Lenders, a first priority security interest in the Borrower Collateral and to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

(b) Subsidiaries. Each of the Borrower Subsidiaries has been duly formed, incorporated or organized and is validly existing as a corporation, limited liability company, partnership, limited partnership, business or statutory trust, owner trust or other business entity in good standing under the laws of the jurisdiction of its formation (to the extent such concept is recognized in such jurisdiction), incorporation or organization as set forth in Schedule VIII, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has, power and authority and legal right to acquire and own Aircraft, Leases, Related Security, other Aircraft Assets and, if applicable, Equity Interests of other Borrower Subsidiaries and perform its obligations under each of the Transaction Documents to which it is a party.

(c) Constitutive Documents. There is no existing material default under any Operating or Organizational Document of the Borrower or any Borrower Subsidiaries or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

SECTION 9.3  Due Qualification. The Borrower and each of the Borrower Subsidiaries is duly qualified to do business as a foreign entity in good standing (to the extent such concept is applicable), and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify, or obtain such license or approval, would result in a Material Adverse Effect.

SECTION 9.4  Enforceability. This Agreement and the other Transaction Documents to which the Borrower or any of the Borrower Subsidiaries are a party constitute legal, valid and binding obligations of the Borrower and such Borrower Subsidiaries, as applicable, enforceable in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar law, and (ii) general principles of equity.

SECTION 9.5  Security Interest.

(a) The Security Trust Agreement creates or shall create upon registration where registration is required to secure priority, a valid first priority security interest in the Borrower Collateral in favor of the Collateral Agent, enforceable against the Borrower and the Borrower Subsidiary grantors thereunder, and creditors of and purchasers from such grantors.

(b) None of the Borrower Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms of AerCap-Borrower Purchase Agreement or any applicable Borrower Acquisition Document or the terms hereof or of the Security Trust Agreement and except for Permitted Liens, and no Borrower Collateral is described in (i) any UCC financing statements filed against AerCap, any Seller or the Borrower other than UCC financing statements which have been terminated and the UCC financing statements filed in connection with the Security Trust Agreement, each of which name the Collateral Agent as secured party or the AerCap-Borrower Purchase Agreement, which names the Borrower as purchaser/secured party, or (ii) any other registries or filing records that may be applicable to the Borrower Collateral in any other relevant jurisdiction, other than such filings or registrations made in connection with the Security Trust Agreement or any other security document in favor of the Collateral Agent.

SECTION 9.6  No Violation. The consummation of the transactions contemplated by this Agreement and the other Credit Documents to which the Borrower or any Borrower Subsidiaries are a party, and the fulfillment of the terms of this Agreement and the other Credit Documents to which the Borrower or any Borrower Subsidiaries are a party, shall not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Operational Documents or Organizational Documents of the Borrower or any Borrower Subsidiaries, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower or any Borrower Subsidiary is a party or by which it is bound or any of its properties are subject, or (B) result in the creation or imposition of any Adverse Claim upon any of the properties of the Borrower or any Borrower Subsidiaries pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Security Trust Agreement, and/or AerCap-Borrower Purchase Agreement, or (C) violate in any material respect any law (including, without limitation, any Environmental Law), rule or regulation applicable to the Borrower or any Borrower Subsidiaries or with respect to any Borrower Collateral, except (but only with respect to the remaking of this representation on each Payment Date and each Advance Date, when applicable) to the extent that the failure so to comply would not materially adversely affect the Borrower Collateral, the collectibility of a substantial portion of the Leases or the ability of the Borrower, any Service Provider or such Borrower Subsidiary to perform its obligations under the Credit Documents, or (D) violate any writ, order, judgment or decree binding on or affecting the Borrower or any Borrower Subsidiaries of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries or any of their respective properties.

SECTION 9.7  No Proceedings. There are no proceedings or investigations pending against the Borrower or any Borrower Subsidiaries, before any court, regulatory body,

administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries or any of their respective properties (A) asserting the invalidity or unenforceability of this Agreement or any of the other Credit Documents, (B) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement or any of the other Credit Documents, (C)  as of the Closing Date only, seeking any determination or ruling that might materially and adversely affect the performance by the Borrower or any Borrower Subsidiaries of its obligations under any of the Credit Documents or (D) as of the Closing Date only, that could have a material adverse effect on the Borrower or any Borrower Subsidiaries, the Aircraft, the Leases, or any other Borrower Collateral.

SECTION 9.8  Approvals. As of each Advance Date, with respect to the Transaction Documents that specifically relate to the Advance occurring on that date, all approvals, authorizations, consents, licenses, registrations, declarations, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Borrower or any Borrower Subsidiaries of any such Transaction Document to which it is a party and the consummation of the transactions contemplated thereby have been or will be taken or obtained on or prior to the respective dates of execution and delivery of such Transaction Documents.

SECTION 9.9  Subsidiaries. As of the Closing Date, Schedule VIII sets forth (a) a correct and complete list of the relationship of the Borrower and the Borrower Subsidiaries and all of their respective Subsidiaries, (b) the location of the chief executive office of each of them, (c) the jurisdiction of formation, incorporation or organization of each of them, (d) a true and complete listing of each class of the Equity Interests of each of them, of which all of such issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified in Schedule VIII, (e) the type of entity of each of them, and (f) if applicable, the employer or taxpayer identification number of each of them and the organizational identification number issued by each of their respective jurisdictions of formation, incorporation, or organization. Each of the Borrower and each Borrower Subsidiary has only one jurisdiction of formation, incorporation, or organization, except that the Borrower is a resident of Ireland for tax purposes.

SECTION 9.10  Solvency. As of the Closing Date and each Advance Date, each of the Borrower and each of the Borrower Subsidiaries is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. None of the Borrower or any Borrower Subsidiaries has any Indebtedness to any Person other than as permitted pursuant to Section 10.27 hereof.

SECTION 9.11  Compliance with Laws. The Borrower and each Borrower Subsidiary, (a) as of each Advance Date, has complied in all material respects with all applicable laws (including, without limitation, any Environmental Law), rules, regulations, judgments (unless such judgment has been properly appealed and such appeal is being diligently prosecuted by such Person), agreements, decrees and orders with respect to, as of any Advance Date, the Aircraft, Leases and other Aircraft Assets that are the subject of funding on such Advance Date, and (b) as of each Advance Date and each Payment Date, has complied in all material respects with all applicable laws (including, without limitation, any Environmental Law), rules, regulations, judgments (unless such judgment has been properly appealed and such appeal is being diligently prosecuted by such Person), agreements, decrees and orders with respect to its the Aircraft, Leases and other Aircraft Assets generally, except (in the case of this clause (b) where non-compliance could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.12  Taxes. The Borrower and each Borrower Subsidiary has filed on a timely basis all Tax Returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed for which failure to file would have a Material Adverse Effect, and has paid, or in accordance with GAAP made adequate provisions for the payment of, all Taxes due from the Borrower and each of the Borrower Subsidiaries, as applicable. All such Tax Returns are true and correct in all material respects. No tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such Taxes. Any Taxes, fees and other governmental charges payable by the Borrower or any Borrower Subsidiaries in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of the Aircraft and the Leases and Related Security, if any, and the transfer of the Equity Interests of the Borrower Subsidiaries to the Borrower have been paid or will be paid when due. The Borrower is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a material adverse change in the business, operations, property, prospects or financial or other condition of the Borrower and each of the Borrower Subsidiaries.

SECTION 9.13  Monthly Report. Each Monthly Report and Quarterly Report is accurate in all material respects as of the date thereof.

SECTION 9.14  No Liens, Etc.

(a) The Borrower Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim other than Permitted Liens, and the Borrower has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of the Initial Advances, the Collateral Agent, for the benefit of the Administrative Agent, each Funding Agent and the Lenders, will have, upon registration if required, acquired a perfected, first priority and valid security interest in such Borrower Collateral, free and clear of any Adverse Claim other than Permitted Liens. No effective control agreement, financing statement or other instrument similar in effect covering all or any part of the Borrower Collateral has been executed or is on file in any recording office, except such as may have been filed in favor of the Collateral Agent for the benefit of the Administrative Agent, the Funding Agents and the Lenders pursuant to Article VII of this Agreement or, with respect to the Leases, in favor of the Borrower pursuant to the Purchase Agreement. The use by the Borrower of the Borrower Collateral and all rights with respect thereto do not infringe on the rights of any person.

(b) The rights and obligations of the Borrower Group Members as Lessors under the Leases with respect to the Aircraft, and any Equity Interests in any other Person held by such Borrower Group Members, are, in each case, held free and clear of any Adverse Claim other than Permitted Liens, or prohibition with respect to transferability and each such Borrower Group

Member has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of the Initial Advances or Additional Advance relating thereto, the Collateral Agent, for the benefit of the Administrative Agent, each Funding Agent and the Lenders, will have, upon registration if required, acquired a perfected, first priority and valid security interest in such rights, obligations and Equity Interests, free and clear of any Adverse Claim (other than Permitted Liens).

SECTION 9.15  Purchase and Sale. The Equity Interests of each Borrower Subsidiary, was purchased by the Borrower on the Initial Advance Date or on the date of an Additional Advance, provided, that for Initial Advance Dates or Additional Advance Dates involving the financing of the acquisition of an Aircraft not effected by the acquisition of such Equity Interests, the Borrower or an existing Borrower Subsidiary purchases such assets directly.

SECTION 9.16  Securities Act of 1933. Each of the sales and purchases under the Borrower Acquisition Documents and the purchase of the Equity Interests under AerCap-Borrower Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended.

SECTION 9.17  Information True and Correct. All written information furnished by or on behalf of the Borrower or any Borrower Subsidiaries to any Lender, the Collateral Agent, the Administrative Agent or any Funding Agent in connection with this Agreement or any transaction contemplated hereby, when delivered (and when taken in connection with previous information so furnished for the purpose of completeness) is true and, when taken as a whole, complete in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading.

SECTION 9.18  Environmental Laws. The Borrower and each Borrower Subsidiary is in compliance in all material respects with all, and has no liability under any, applicable Environmental Laws and has been issued and currently maintains all required foreign, federal, state and local permits, licenses, certificates and approvals, except in each case where the failure to so comply or maintain would not have a material adverse effect on the the Borrower or the Borrower Subsidiaries or their assets or property, taken as a whole. None of the Borrower or any Borrower Subsidiaries has been notified of any pending or threatened action, suit, proceeding or investigation, and none of the Borrower or any Borrower Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Borrower Subsidiaries with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any the Borrower’s or any Borrower Subsidiaries’ business, assets or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Borrower Subsidiaries to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

SECTION 9.19  Employment Matters. None of the Borrower or any Borrower Subsidiary has or has ever had (i) any Employee Benefit Plan, any Multiemployer Plan or any

Pension Plan, or any obligation to fund any such plan or (ii) any employee other than officers thereof.

SECTION 9.20  RICO. None of the Borrower or any Borrower Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Adverse Claim, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws, whether foreign or domestic.

SECTION 9.21  Anti-Terrorism Law. None of the Borrower, any Borrower Subsidiary or, to the knowledge of the Borrower as of the Advance Date relating to a Lessee, any such Lessee, is in violation of any Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

None of the Borrower or any Borrower Subsidiaries or any broker or other agent of any of them acting or benefiting in any capacity in connection with the Advances is any of the following:

(i)            a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)           a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)          a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)           a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

None of the Borrower or any Borrower Subsidiaries or any broker or other agent of any of them acting in any capacity in connection with the Advances (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in the preceding paragraph, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 9.22  Depositary Banks. The names and addresses of the Account Bank and each Non-Trustee Account Bank and the Irish Bank, together with the account numbers of the Collection Account, the Security Deposit Account, the Maintenance Reserve Account, the Liquidity Reserve Account, the Class C Reserve Account, the Irish VAT Refund Account and each Non-Trustee Account are as specified in Schedule VI hereto, as such Schedule VI may be updated from time to time pursuant to Section 8.1(b). The Collection Account, Security Deposit Account, Non-Trustee Accounts, the Liquidity Reserve Account, the Class C Liquidity Reserve Account, the Irish VAT Refund Account and the Maintenance Reserve Account are the only accounts into which Collections are deposited or remitted. There are no lock-boxes or lockbox accounts associated with any of the Collection Account, the Security Deposit Account, the Maintenance Reserve Account, the Liquidity Reserve Account, the Class C Liquidity Reserve Account, the Irish VAT Refund Account or any Non-Trustee Account.

SECTION 9.23  Financial Condition. The actual balance sheet of the Borrower as of the Initial Advance Date, giving effect to the Borrower Acquisition, the initial Advances to be made under this Agreement and the transactions contemplated by this Agreement, the AerCap-Borrower Purchase Agreement and the other Transaction Documents, a copy of which shall been furnished to each of the Administrative Agent and each of the Funding Agents on or before the Initial Advance Date, shall fairly present the financial condition of the Borrower as at such date, in accordance with GAAP.

SECTION 9.24  Investment Company Status. None of the Borrower or any Borrower Subsidiary is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Advances by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Borrower or any Borrower Subsidiary is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

SECTION 9.25  [Reserved].

SECTION 9.26  Representations and Warranties True and Accurate. Each of the representations and warranties of the Borrower and each Borrower Subsidiary contained in this Agreement and the other Credit Documents was true and accurate as and when deemed made.

SECTION 9.27  No Event of Loss. No Event of Loss has occurred with respect to any Initial Financed Aircraft as of the Initial Advance Date, or any Additionally Financed Aircraft as of the related Additional Advance Date.

SECTION 9.28  Description of Aircraft and Leases.

(a) Schedule I attached hereto, as supplemented from time to time pursuant to Section 7.2(l), or Section 10.8 hereof is a true and correct list of all Aircraft acquired under the AerCap-Borrower Purchase Agreement from time to time.

(b) Schedule II attached hereto, as supplemented from time to time pursuant to Section 7.2(l), or Section 10.8 hereof, is a true and correct list of all Borrower Group Members and the Aircraft Owned thereby from time to time.

(c) Schedule III attached hereto, as supplemented from time to time pursuant to Section 7.2(l), Section 10.8 or Section 10.9 hereof, is a true and correct list of all Leases (including, without limitation, any head leases and sub-leases) in effect with respect to the Aircraft Owned by Borrower Group Members.

SECTION 9.29  No Default, Etc. There does not exist (as of the Closing Date, the Initial Advance Date and any Additional Advance Date), any Default, Event of Default, Early Amortization Event (including a Servicer Termination Event), or event that would constitute a Servicer Termination Event or Early Amortization Event but for the passage of time or the giving of notice or both.

SECTION 9.30  Subsidiary Constituent Documents. There is in full force and effect with respect to each Borrower Subsidiary, as applicable, a limited liability company agreement, trust agreement or other corporate constituent document substantially in the form of one of the documents attached hereto as Exhibit Q or otherwise reasonably acceptable to Administrative Agent.

ARTICLE X

COVENANTS

From the Closing Date until the later of the Facility Termination Date or the day thereafter on which all Obligations shall have been finally and fully paid and performed, the Borrower hereby covenants and agrees as follows:

SECTION 10.1  Legal Existence and Good Standing. The Borrower shall, and the Borrower shall cause each of the Borrower Subsidiaries to, maintain (a) its legal existence and, if applicable, good standing in the jurisdiction of its formation, incorporation, or organization and (b) its qualification and, if applicable, good standing in all other jurisdictions in which the failure to maintain such qualification and good standing could reasonably be expected to cause a Material Adverse Effect.

SECTION 10.2  Protection of Security Interest of the Lenders.

(a) (i) At or prior to the Initial Advance Date, the Borrower shall have filed or caused to be filed, with respect to itself and each other Borrower Group Member that is a grantor of security interests under the Security Trust Agreement, UCC-1 financing statements and amendments thereto, naming such Borrower Group Member as debtor, naming the Collateral Agent (for the benefit of the Lenders, the Administrative Agent and the Funding Agents) as secured party and describing the applicable Borrower Collateral (such UCC-1 financing statements and amendments to be satisfactory to the Administrative Agent and the Collateral Agent), with the Washington, D.C. Office of Registry and in such other jurisdictions and locations as may be required to perfect the security interests in the Borrower Collateral granted under the Security Trust Agreement and/or as the Collateral Agent or the Funding Agents shall have reasonably required. From time to time, on or after the Initial Advance Date, the Borrower shall execute and file (or cause to be executed and filed) such financing statements and cause to be executed and filed such continuation statements, and shall make such registrations of international interests and assignments thereof existing or arising under the Cape Town Convention, including without limitation any prospective filings or other filings necessary or advisable under the Cape Town Convention (provided, that if a Lessee’s cooperation is necessary to effectuate any such registrations, the Borrower shall only be required to make such registration to the extent feasible using commercially reasonable efforts), all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Administrative Agent, the Collateral Agent, the Funding Agent and the Lenders under this Agreement and the Security Trust Agreement in the Borrower Collateral, and in the proceeds thereof. In addition, with respect to the delivery of any legal opinion in respect of the Cape Town Convention, stated to be a condition precedent to Advances under Section 7.1 or Section 7.2 hereof, but the execution and delivery of which is relegated to an undertaking of the Borrower under this subsection (a)(i), the Borrower agrees to obtain the relevant legal opinion as soon as feasible but in no event later than ten (10) Business Days following the date of the related release of funds to the Borrower in respect of the Advance. The Borrower shall in any case deliver (or cause to be delivered) to the Administrative Agent file-stamped copies of, or filing receipts for, any document filed or registration effected as provided above, as soon as available following such filing or registration. In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent and the Administrative Agent may (and upon the direction of any Funding Agent shall) do so at the expense of the Borrower, to the extent that they are legally entitled to do so.

(ii) Notwithstanding anything herein or in any other Credit Document to the contrary, the Collateral Agent shall be under no obligation to file or prepare any financing statement or continuation statement or to take any action or to execute any further documents or instruments in order to create, preserve or perfect the security interest granted hereunder, such obligations being solely the obligations of the Borrower (or, as applicable, a Service Provider).

(b) The Borrower shall not, and shall not permit any other Borrower Group Member that is a grantor of a security interest under the Security Trust Agreement to, change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of § 9-402(7) of the UCC, unless the Borrower shall have given the Administrative Agent and each Funding Agent at least thirty (30) days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(c) The Borrower shall give the Administrative Agent at least sixty (60) days’ prior written notice of any change of the Borrower’s, or any other Borrower Group Member’s, jurisdiction of formation or organization. The Borrower shall at all times maintain its principal office within Bermuda, provided that the Borrower may be an Irish tax resident.

(d) The Borrower shall furnish to the Collateral Agent, the Administrative Agent and each Funding Agent from time to time such statements and schedules further identifying and describing the Borrower Collateral and such other reports in connection with the Borrower Collateral as the Collateral Agent, the Administrative Agent or any Funding Agent may reasonably request, all in reasonable detail.

(e) The Borrower will not maintain, nor permit a Lessor to maintain, for purposes of determining perfection by possession under applicable law, possession of any executed original counterparts of the Leases that would be deemed the Chattel Paper Original in a jurisdiction other than Ireland, unless such Lease is an executed original or Chattel Paper Original deposited with the Collateral Agent.

SECTION 10.3  Records.

(a) The Borrower shall maintain its computer systems so that, from and after the time of the Initial Advance under this Agreement, its Records indicate clearly that the Borrower Collateral is directly or indirectly owned by Borrower or another Borrower Group Member.

(b) The Borrower shall, at its own cost and expense, maintain complete records of the Aircraft, the Leases and the other Aircraft Assets, consistent with those of a prudent international operating lessor. Upon request of the Collateral Agent, the Borrower shall, and shall cause the Borrower Subsidiaries to, deliver and turn over to the Collateral Trustee or to its representatives, or upon the request of the Administrative Agent, shall provide the Administrative Agent or its representatives with access to, during ordinary business hours, upon reasonable notice by the Administrative Agent, which shall in no event be less than three (3) Business Days (except if an Event of Default shall have occurred), all of the Borrower’s and the Borrower Subsidiaries’ facilities, appropriate supervisory personnel and Records pertaining to the Aircraft and Aircraft Assets. Promptly upon request therefor, the Borrower shall, and shall cause the Borrower Subsidiaries to, provide access to the Administrative Agent to Records reflecting activity relating to the Aircraft and Aircraft Assets through the close of business on the immediately preceding Business Day.

(c) With respect to technical and maintenance Records relating to a Funded Aircraft, the Borrower agrees (and agree to cause the applicable Lessor) to provide the Collateral Agent and the Administrative Agent, promptly upon request, access to (i) while the Aircraft is under Lease, such Records of the Lessee that the Lessor is entitled itself to access under, and subject to the restrictions of, the related Lease, and (ii) in any case, such Records that the Borrower or the Lessor maintains on its own account. The Borrower agrees to maintain and update such Records consistent with the Servicer Performance Standard.

SECTION 10.4  Other Liens or Interests.

(a) Except for the security interest granted under the Security Trust Agreement, and as otherwise permitted under the Transaction Documents, the Borrower will not sell, assign or transfer (other than as permitted hereunder) or pledge to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim (other than Permitted Liens) on any of the Borrower’s assets, including without limitation, any Aircraft or other Aircraft Assets, the

Borrower Collateral or any interest therein, and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Administrative Agent, the Funding Agents and the Lenders) in and to the Borrower Collateral against all claims of third parties claiming through or under the Borrower.

(b) Except for the security interest granted under the Security Trust Agreement, and as otherwise permitted under the Transaction Documents, the Borrower shall cause each Borrower Subsidiary not to sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim (other than Permitted Liens) on any of their assets, including any Aircraft or other Aircraft Assets, or any Lease, Related Security or other Borrower Collateral owned by, entered into by or related to such Borrower Subsidiary, or any interest therein. Without limiting the foregoing, the Borrower will not, and will not cause or permit any Borrower Subsidiary to, do anything to impair the rights of the Administrative Agent or the Lenders in any Aircraft or other Aircraft Assets, or any Leases, Related Security or other Borrower Collateral owned by, entered into by or related to such Borrower Subsidiary, or any interest therein other than to the extent expressly permitted under the Transaction Documents.

SECTION 10.5  Negative Pledge Clause. The Borrower shall not, and the Borrower shall not cause or permit any Borrower Subsidiary to enter into or cause, suffer or permit to exist, any agreement with any Person other than the Collateral Trustee, Administrative Agent, the Funding Agent and the Lenders pursuant to this Agreement or any other Transaction Documents which prohibits or limits the ability of the Borrower or any Borrower Subsidiary to create, incur, assume or suffer to exist any Adverse Claim upon any of its property, assets or revenues, whether now owned or hereafter acquired.

SECTION 10.6  Maintain Properties. The Borrower shall (i) with respect to each Aircraft that is subject to a Lease, but in any case subject to all applicable legal and contractual restraints on performing such obligation including such Lease (and subject to the cooperation of the applicable Lessee, which the Borrower agrees to direct the Servicer to pursue, consistent with the Servicer Standard of Performance), cause, directly or indirectly, through any Borrower Subsidiary, such Aircraft to be maintained in a state of repair and condition consistent with Leasing Company Practice with respect to similar aircraft under lease, taking into consideration, among other things, the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under any Lease, and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each Borrower Subsidiary to maintain, such Aircraft in a state of repair and condition consistent with Leasing Company Practice with respect to aircraft not under lease. The Borrower shall and shall cause each Borrower Subsidiary to maintain all other properties (i.e., other than Funded Aircraft) necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Adverse Claims all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

SECTION 10.7  Ownership, Operation and Leasing of Funded Aircraft. The Borrower shall not, and shall not permit any Borrower Subsidiary to:

(a) Other than in connection with a sale, transfer or other disposition permitted under Section 10.8, permit any Person other than the applicable Aircraft Owning Entity (or an Owner Participant as the Owner of all of the beneficial interest in an Owner Trust) to own beneficially or of record any Aircraft (except to the extent required by applicable law);

(b) Enforce any Lease with respect to any Aircraft in a manner other than the manner in which the Servicer is required to enforce such Lease under the Servicing Agreement;

(c) Enter into a Lease with respect to an Aircraft after the Initial Advance Date unless such Lease is an Eligible Lease and, while Critical Mass exists, such action does not constitute a Lessee Limitation Event; and

(d) Enter into a Future Lease with a Lessee that is domiciled in or organized under the laws of a country that is not, at the time of entry into such Future Lease, either (i) on the Approved Country List, (ii) a country as to which the Borrower shall have procured the Required Coverage Amount (with such Required Coverage Amount being determined after giving effect to the origination of such Future Lease), or (iii) unless the Borrower shall have first given the Administrative Agent at least ten (10) Business Days’ written notice of its intent to enter into such Lease. Following such written notice, and before the Borrower may enter into such Lease, the Administrative Agent shall have up to ten (10) Business Days to determine whether it will request an additional legal opinion of the type it would be able to request, under Section 7.2(e)(vii)(C) hereof, if an Aircraft leased to such Lessee were to be the subject of an Additional Advance Request as a proposed Additionally Financed Aircraft hereunder. If the Administrative Agent makes such a request prior to the end of such ten Business Day period, the Borrower may not enter into such Lease until it has first delivered such a legal opinion to the Administrative Agent. If the Administrative Agent notifies the Borrower during such ten Business Day period that it is not requesting delivery of such a legal opinion, or if the Administrative Agent fails to notify the Borrower of its intent by the end of such ten Business Day period, then the Borrower may proceed to enter into such Lease (subject to any other applicable conditions or requirements herein or in any other Credit Document). It is understood that the foregoing provisions and conditions concerning a request for an additional legal opinion shall only apply to proposed or incipient Future Leases with a Lessee not currently the Lessee of the applicable Funded Aircraft, i.e., such provisions and conditions shall not apply to Future Leases that are renewals or extensions of a Lease of the applicable Funded Aircraft with its existing Lessee.

SECTION 10.8  Limitation on Disposition of Aircraft. Without the prior written consent of the Administrative Agent, which such consent shall be granted or withheld in the sole and absolute discretion of the Administrative Agent, the Borrower shall not sell, transfer or otherwise dispose of any Aircraft or any Equity Interest in any Borrower Subsidiary, including, without limitation, in connection with an ABS Transaction, or allow any Borrower Subsidiary to sell, transfer or otherwise dispose of any Aircraft or any Equity Interest in any Borrower Subsidiary, including, without limitation, in connection with an ABS Transaction, except (x) in connection with transfers wholly among the Borrower Group Members, (y) pursuant to a Qualifying Purchase Option, or (z) pursuant to any such other sale, transfer or other disposition in which the following conditions are satisfied:

(a) such sale, transfer or other disposition is not structured as a sale and leaseback transaction;

(b) the price for such sale, transfer or other disposition (net of closing costs, broker fees and other related expenses, and net of Tax liabilities payable by the Borrower or any Borrower Subsidiary attributable to such sale, transfer or disposition) equals or exceeds an amount equal to the Allocable Advance Amount with respect to the related Aircraft as of the date of such sale, transfer or other disposition (if the date of such sale, transfer or other disposition is a Payment Date) or as of the immediately preceding Payment Date (if the date of such sale, transfer or other disposition is not a Payment Date);

(c) such sale, transfer or other disposition (i) does not constitute an Aircraft Limitation Event or a Lessee Limitation Event, and (ii) does not have as its immediate effect causing Critical Mass to no longer exist, and (iii) occurs at a time when Critical Mass exists, and (iv) does not have as its immediate effect, that after giving effect to such sale, transfer or other disposition, that more than 10% (measured by Adjusted Borrowing Value) of all Aircraft in the Borrower’s Portfolio will be Off-Lease; provided, that during the Amortization Period, such sale, transfer or other disposition may occur even if any of the foregoing conditions in clause (i), (ii) or (iii) is not met, so long as the price for such sale, transfer or other disposition (net of closing costs, broker fees and other related expenses, and net of Tax liabilities payable by the Borrower or any Borrower Subsidiary attributable to such sale, transfer or disposition) equals or exceeds an amount equal to, at least 125% of the Allocable Advance Amount with respect to the affected Aircraft as of the date of such sale, transfer or other disposition (if the date of such sale, transfer or other disposition is a Payment Date) or as of the immediately preceding Payment Date (if the date of such sale, transfer or other disposition is not a Payment Date), and provided further, that during either the Amortization Period or the period prior to the Amortization Period, such sale, transfer or other disposition may occur even if any of the foregoing conditions in clause (i), (ii) or (iii) is not met, so long as (A) such sale is occurring in connection with an ABS Transaction entered into for the purpose of refinancing a substantial portion of the Funded Aircraft, and (B) after giving effect to the sale, no Borrowing Base Deficiency will then exist;

(d) no Event of Default or Early Amortization Event shall have occurred at or prior to the time of, or shall occur as a result of, such sale, transfer or other disposition;

(e) after giving effect to such sale, transfer or other disposition, and if the date of such sale, transfer or other disposition is a Payment Date, after giving effect to the distribution of funds under the Flow of Funds on such Payment Date, or if not, then after giving effect to the distribution of funds under the Flow of Funds on the next Payment Date, no Borrowing Base Deficiency will exist; and

(f) the board of directors of the Borrower shall have authorized the sale, transfer or other disposition.

The Borrower shall deposit, and shall cause the Borrower Subsidiaries to immediately deposit, in each case with written notice to the Collateral Agent, the proceeds of any such sale, transfer or other disposition, including, without limitation any such sale, transfer or other disposition of any Aircraft or any Equity Interests in any Borrower Subsidiary in connection with any ABS Transaction, into the Collection Account for application thereof (i) on the date of such deposit (in the case of the proceeds of an ABS Transaction or any significant sale, transfer or other disposition designated as such by the Administrative Agent) in the order of priority set forth in the Flow of Funds hereof with such holdbacks with respect to applications of funds (other than applications to the repayment of Advances) as the Administrative Agent deems desirable and (ii) on the next succeeding Payment Date (in any case other than the case of the proceeds of an ABS Transaction or any significant sale, transfer or other disposition designated as such by the Administrative Agent) in accordance with the Flow of Funds. On the date of any such sale, transfer or other disposition, the Borrower shall deliver to the Administrative Agent, amended and restated copies of Schedule I, Schedule II, and Schedule III hereto containing information that is correct after giving effect to such sale, transfer or other disposition.

In addition, and notwithstanding any provision of the Servicing Agreement, the Borrower agrees that it shall (1) cause each Borrower Subsidiary to only sell, transfer or otherwise dispose of, directly or indirectly, (a) any engine or part relating to an Aircraft (i) on the date that such Aircraft is sold, transferred or otherwise disposed of, or (ii) in connection with the replacement of such engine or part, and (b) an Aircraft to the extent permitted under the related Lease or any other Transaction Document, and (2) provide prior written notification of the sale, transfer or disposition of any Aircraft to the Administrative Agent.

Notwithstanding the foregoing, an Aircraft that has suffered an Event of Loss may be disposed of at the direction of an insurer that provided insurance covering such Event of Loss and has paid into the Collection Account all insurance proceeds to which the Collateral Agent, the Borrower and/or the applicable Borrower Subsidiary are entitled to receive in connection with such Event of Loss.

The provisions of this Section 10.8 shall not apply to or prohibit any repurchase or purchase in accordance with the remedial provisions of the AerCap-Borrower Purchase Agreement.

SECTION 10.9  Extension, Amendment or Replacement of Leases.

(a) Except as provided by this Section 10.9 (and in any case subject to the limitations of Section 10.7), the Borrower shall not allow any Borrower Subsidiary to transfer, assign, extend, amend, replace, or waive any term of, or otherwise modify any Lease, in any way that may cause such Lease to no longer constitute an Eligible Lease, or that would have a material adverse effect on the validity, perfection or priority of the security interest of the Collateral Agent therein.

(b) Upon the termination of any Lease with respect to any Aircraft, the Borrower shall cause the applicable Borrower Subsidiary to use its reasonable commercial efforts to renew such Lease or lease such Aircraft to another Eligible Carrier pursuant to an Eligible Lease and otherwise in compliance with the terms of the Servicing Agreement. No such renewal or additional Lease shall be permitted if it would constitute a Lessee Limitation Event.

(c) Upon execution of any renewal or replacement Lease, the Borrower or the applicable Borrower Subsidiary shall deliver:

(i)            to the Collateral Agent, and only if the Lease is with a Lessor organized under the laws of a State (or the District of Columbia) within the United States within the meaning of Article 9 of the UCC, the Chattel Paper Original of such renewal or replacement Lease;

(ii)           to the Collateral Agent, a Notice and Acknowledgment with respect to such Lease;

(iii) to the Collateral Agent and the Administrative Agent, certificates of insurance from qualified brokers of aircraft insurance or other evidence satisfactory to the Administrative Agent, evidencing all insurance required to be maintained by the applicable Obligor together with endorsements naming (i) the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, as a “contract party” and listing the relevant Transaction Documents as “contracts” for purposes of certificates incorporating Lloyd’s AVN67B endorsements or similar language or as “loss payee” or as an “additional insured”, if applicable and (ii) each of the Borrower, the Borrower Subsidiary that is the owner, or lessor, of such Aircraft, the Collateral Agent and the Administrative Agent, on behalf of the Lenders, as an additional insured;

(iv) to the Administrative Agent, promptly and in any case within 15 days, a copy of such Lease, and an amended and restated Schedule III hereto incorporating all information required under such schedule with respect to such renewed or replacement Lease; and

(v)           to the Collateral Agent, with respect to any renewal or replacement Lease, copies of such legal opinions with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of such Lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with Leasing Company Practice.

(d) The Borrower shall, and shall cause each applicable Borrower Subsidiary to, in each case, whether directly or through the Servicer, commence the negotiation of any commitment for an Eligible Lease or Leases in a manner consistent with the practices employed by the Servicer with respect to its aircraft operating leasing services business generally and in accordance with the terms of the Servicing Agreement.

SECTION 10.10  Acquisitions of Aircraft. The Borrower shall not acquire, and shall not cause or permit any Borrower Subsidiary to acquire any aircraft other than (i) an Aircraft, or (ii) from another Borrower Subsidiary in connection with an ABS Transaction.

SECTION 10.11  Servicing Agreement.

(a) No Modifications. The Borrower shall not amend, terminate, restate, supplement or otherwise modify any Service Provider Agreement in any respect without the consent of the Administrative Agent, provided, that with respect to any amendment, supplement or modification to be entered into for the purposes of adding additional terms and conditions to any Service Provider Agreement or in order to comply with applicable law, such consent may not be unreasonably withheld or delayed.

(b) Service Provider Agreements. The Borrower shall take all actions as are necessary to be in compliance with the Service Provider Agreements and to cause the applicable Service Provider to be in compliance with the applicable Service Provider Agreement to which it is party.

(c) Fees. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, pay any management or other fee to AerCap or any Affiliate thereof other than payment of Service Provider Fees to the extent contemplated by this Agreement and the Service Provider Agreements.

(d) Breaches. The Borrower shall not commit or permit any material breach of any Service Provider Agreement.

SECTION 10.12  Representations Regarding Operation. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to represent or hold out, or permit any Applicable Carrier or Owner Trustee to represent or hold out, the Collateral Agent, the Administrative Agent, any Funding Agent or any Lender as (i) the owner or lessor of any Aircraft, (ii) carrying goods or passengers on any Aircraft, or (iii) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) with respect to any Aircraft.

SECTION 10.13  Costs and Expenses. The Borrower shall pay all of its and its Subsidiaries’ reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

SECTION 10.14  Compliance with Laws, Etc. The Borrower will, and the Borrower will cause each Borrower Subsidiary to, comply in all material respects with all Requirements of Law (including, without limitation, any Environmental Law), rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the Borrower Collateral, the collectibility of the Leases or the ability of the Borrower, any Service Provider or such Borrower Subsidiary to perform its obligations under the Transaction Documents.

Without limiting the foregoing, the Borrower shall, and shall cause the Aircraft Owning Entities and Owner Participants to, obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft Owned by it, including, without limitation, a current certificate of airworthiness for each Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Aircraft), except that (A) no certificate of airworthiness will be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, or (y) following the withdrawal or suspension by such applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Borrower and any applicable Borrower Subsidiary will comply, and cause each of its subsidiaries to comply, with all directions of such applicable aviation authority in connection with such withdrawal or suspension), or (z) with respect to a Lessee in any individual case, so long as the Servicer is enforcing, in accordance with the Servicer Standard of Performance, the applicable provisions of the Lease requiring the Lessee to cure such lapse and obtain a reinstatement of the applicable lapsed certificate of airworthiness, (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C) no such registrations, certificates, licenses, permits or authorizations will be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Requirements of Law.

Notwithstanding the foregoing, no breach of this Section 10.14 shall be deemed to have occurred by virtue of any act or omission of a lessee or sub-lessee, or of any Person which has possession of the Aircraft or any engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Borrower or a Borrower Subsidiary of this Section 10.14) (each, a “Third Party Event”); provided, that (i) neither the Borrower nor any Borrower Subsidiary consents or has consented to such Third Party Event; and (ii) the Borrower or Borrower Subsidiary which is the lessor or owner (or beneficial owner) of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel any applicable Obligor or any other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or engine.

SECTION 10.15  Environmental Compliance. If the Borrower or any of the Borrower Subsidiaries shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower, any Service Provider or any of the Borrower Subsidiaries has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, and shall cause any such Borrower Subsidiary to, within the time period permitted and to the extent required by the applicable Environmental Law or the Government Entity responsible for enforcing such Environmental Law, remove or remedy such violation or release or satisfy such liability.

SECTION 10.16  Employee Benefit Plans; Employees. None of the Borrower or any Borrower Subsidiary shall have (i) any Employee Benefit Plan, any Multiemployer Plan or any Pension Plan, or any obligation to fund any such plan, or (ii) any employees other than as required by any provisions of local law, provided that trustees and directors shall not be deemed to be employees for purposes of this covenant.

SECTION 10.17  Change in Business. The Borrower will not, nor will it permit or cause any of the Borrower Subsidiaries to, alter its policies and procedures relating to the operation of its aircraft leasing business in a manner which would materially adversely affect the collectibility of a substantial portion of the Leases or the ability of the Borrower to perform its obligations under this Agreement or any Transaction Document, without the prior written consent of the Administrative Agent.

SECTION 10.18  Notice of Adverse Claim or Loss. The Borrower shall notify the Lenders, the Collateral Agent, the Administrative Agent and each Funding Agent promptly, in writing and in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Borrower Collateral (other than Permitted Liens), (ii) of the occurrence of any event (other than a change in general market conditions) which would have a material adverse effect on the assignments and security interests granted by the Borrower or AerCap under any Transaction Document, and (iii) as soon as the Borrower or any Borrower Subsidiary becomes aware, of any loss, theft, damage, or destruction to any Aircraft if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $5,000,000.

SECTION 10.19  Reporting Requirements.

(a) The Borrower (through itself or any applicable Service Provider) shall furnish, or cause to be furnished, to the Administrative Agent and each Funding Agent (in multiple copies, if requested by the Administrative Agent or any Funding Agent), and, in the case of clauses (i) and (vi) below, to the Collateral Agent:

(i)            on each Determination Date, a certificate in substantially the form of Exhibit H to the Administrative Agent (the “Monthly Report”);

(ii)           as soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements, prepared in accordance with GAAP, for such year of each of the AerCap Group and the Borrower and their respective consolidated Subsidiaries, certified by any firm of nationally recognized independent certified public accountants acceptable to the Administrative Agent, accompanied by a certificate of the officer in charge of financial matters of AerCap B.V., confirming that AerCap Group is in compliance with the net worth requirement in Section 12.1(f) hereof;

(iii)          as soon as available and in any event within 75 days after the end of each of the first three quarters of each Fiscal Year, with respect to (x) the AerCap Group and (y) the Borrower and its consolidated Subsidiaries, unaudited consolidated balance sheets as of the end of such quarter and as at the end of the previous Fiscal Year, and consolidated statements of income for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter prepared in accordance with GAAP, certified by the officer in charge of financial matters of the AerCap Group or the Borrower, as applicable, identifying such balance sheets or statements as being the balance sheets or statements of such Person described in this paragraph (iii) and stating that the information set forth therein fairly presents the financial condition of the AerCap Group or the Borrower, as applicable, and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and omissions of footnotes and subject to the auditors’ year end report, and accompanied by a certificate of the officer in charge of financial matters of AerCap B.V. confirming that AerCap Group is in compliance with the net worth requirements in Section 12.1(f) hereof;

(iv)          promptly after receipt thereof, a copy of any “management letter” received by the Borrower from its certified public accountants and the management’s response thereto;

(v)           on every third Determination Date following the Closing Date, the Borrower shall deliver or cause to be delivered a Quarterly Report to the Administrative Agent and each Funding Agent;

(vi)          as soon as possible and in any event within five (5) days after the occurrence of a Default, an Event of Default, a Servicer Termination Event, an Early Amortization Event, an event that would constitute a Servicer Termination Event or Early Amortization Event but for the passage of time or the giving of notice or both, a written statement of an officer in charge of financial matters of the Borrower setting forth complete details of such Default, Event of Default, Servicer Termination Event, Early Amortization Event or any such other event, and the action, if any, which the Borrower has taken, is taking and proposes to take with respect thereto;

(vii)         promptly after the Borrower obtains knowledge thereof, notice of any default under the AerCap-Borrower Purchase Agreement or any Borrower Acquisition Document;

(viii)        promptly after receipt thereof, copies of all formal notices (other than an inconsequential notices) received by the Borrower or the Servicer from the seller under the AerCap-Borrower Purchase Agreement;

(ix)           promptly, from time to time, such other information, documents, Records or reports respecting the Aircraft, the Leases, the Equity Interests of the Borrower Subsidiaries, the Related Security or the condition or operations, financial or otherwise, of the Borrower, the Borrower Subsidiaries or any of their respective Subsidiaries which the Collateral Agent, the Administrative Agent or any Funding Agent may, from time to time, reasonably request; and

(x)            prompt written notice of the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Advances hereunder, or invalidating, or having the effect of invalidating, any provision of this Agreement, or any other Transaction Document, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint, in each case, of which it has knowledge.

(b) The Borrower shall provide each Service Provider with any and all information reasonably necessary or appropriate for such Service Provider in connection with its duties hereunder and under the applicable Service Provider Agreements.

(c) The Administrative Agent, the Funding Agents and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Administrative Agent or any Funding Agent, to any Government Entity having jurisdiction over any such Person pursuant to any written request therefor or in the ordinary course of examination of loan files, to any rating agency in connection with their respective ratings of commercial paper issued by any Lender or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement; provided, that such Person agrees in writing to the confidentiality provisions set forth in Section 17.15.

SECTION 10.20  Corporate Separateness.

(a) The Borrower shall at all times maintain independent directors (which must constitute a majority of all directors), each of which (i) does not have any direct financial interest or any material indirect financial interest in AerCap, the Borrower, or in any Affiliate of the Borrower, (ii) is not, and has not been, connected with AerCap, the Borrower, or any Affiliate of the Borrower as an officer, employee, promoter, underwriter, trustee, partner or Person performing similar functions and is not a member of the immediate family of any such person and (iii) is not, and has not been, a director, member or a trustee (other than as an independent director, member or trustee for an Affiliate which is a special purpose entity) or stockholder of AerCap, the Borrower, or any Affiliate of the Borrower and is not a member of the immediate family of any such person. The Borrower shall cause each Borrower Subsidiary (other than an Owner Trust) to at all times maintain independent directors, members or trustees (which must constitute a majority of all such positions), as applicable, each of which (i) does not have any direct financial interest or any material indirect financial interest in AerCap, the Borrower, or any Affiliate of the Borrower, (ii) is not, and has not been, connected with AerCap, the Borrower, or any Affiliate of the Borrower as an officer, employee, promoter, underwriter, trustee, partner or Person performing similar functions and is not a member of the immediate family of any such person and (iii) is not, and has not been, a director, member or a trustee (other than as an independent director, member or trustee for an Affiliate which is a special purpose entity) or stockholder of AerCap, the Borrower, or any Affiliate of the Borrower and is not a member of the immediate family of any such person.

(b) The Borrower shall not direct or participate in the management of any other Person’s operations other than in its capacity as owner of Equity Interests in the Borrower Subsidiaries, and (except to the extent permitted under the Service Provider Agreements) no other Person, other than the officers, trustees and owner of the Borrower, shall be permitted to direct or participate in the management of the Borrower. The Borrower shall cause each Borrower Subsidiary to (i) not direct or participate in the management of any other Person’s operations other than in its capacity as owner of Equity Interests in any other Borrower Subsidiaries and (ii) (except to the extent permitted under the Service Provider Agreements) prevent any other Person, other than the officers, trustees and owners of such Borrower Subsidiary, from directing or participating in the management of such Borrower.

(c) [Reserved]

(d) The Borrower shall limit its business and activities to (i) the acquisition and ownership of the Borrower Subsidiaries and/or Aircraft, (ii) the sale of the Borrower Subsidiaries and/or Aircraft as and when permitted hereunder, (iii) entering into and performing under the Transaction Documents, (iv) entering into and performing under the documents relating to, and taking other actions related to, any ABS Transaction or Lease, and (v) business incidental to such activities. The Borrower will be permitted to guarantee the obligations under Leases of the Aircraft Owning Entities and the Applicable Intermediaries. The Borrower shall cause each Borrower Subsidiary to limit its business and activities to (i) the acquisition and ownership (or beneficial ownership) and lease of the Aircraft and/or the ownership of other Borrower Subsidiaries, (ii) the sale of the Aircraft as and when permitted hereunder, (iii) entering into and performing under the Transaction Documents, (iv) entering into and performing under the documents relating to, and taking other actions related to, any ABS Transaction or Lease, and (v) business incidental to such activities.

(e) The Borrower shall have stationery and other business forms separate from that of any other Person. The Borrower shall cause each Borrower Subsidiary to have stationery and other business forms separate from that of any other Person.

(f) The Borrower shall ensure that, to the extent that it, or any Borrower Subsidiary, jointly contracts with any of its equity holders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities and that each such entity shall bear its fair share of such costs and shall ensure that, to the extent that the Borrower, or any Borrower Subsidiary, contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided and that each such entity shall bear its fair share of such costs.

(g) The Borrower shall at all times provide for its own operating expenses and liabilities from its own funds, shall not allow its funds to be diverted to any other Person or for any use other than the use of the Borrower and any Borrower Subsidiary, and shall not, except as may be expressly permitted by the Transaction Documents, allow its funds to be commingled with those of any other Person other than any Borrower Subsidiary. The Borrower shall cause each Borrower Subsidiary to at all times provide for its own operating expenses and liabilities from its own funds, not allow its funds to be diverted to any other Person or for other than the corporate use of such Borrower Subsidiary, and shall not, except as may be expressly permitted by the Transaction Documents, allow its funds to be commingled with those of any other Person, other than with the Borrower and any other Borrower Subsidiary.

(h) The Borrower shall maintain its assets and transactions separately from those of any other Person, and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Person. The Borrower shall cause each Borrower Subsidiary to maintain its assets and transactions separately from those of any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Person.

(i) The Borrower shall ensure that all transactions between the Borrower and any of its Affiliates shall be only on an arm’s-length basis. The Borrower shall cause each Borrower Subsidiary to ensure that all transactions between such Borrower Subsidiary and any of its Affiliates shall be only on an arm’s-length basis.

(j) The Borrower shall hold itself out to the public under its own name as a legal entity separate and distinct from any other Person, shall act solely in its own name and through its own authorized officers and agents, and no Affiliate of the Borrower shall be appointed to act as agent by the Borrower, except as may be expressly permitted by any agreements of the Borrower.

(k) The Borrower shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for any obligations of any other Person other than it may guaranty the obligations of a Borrower Subsidiary. The Borrower shall cause each Borrower Subsidiary to not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for any obligations of any other Person, except as contemplated by the Transaction Documents.

(l) Except as provided herein, the Borrower shall not maintain, or allow any Borrower Subsidiary to maintain, any joint account with any other Person.

(m) The Borrower shall not make any payment or distribution of assets with respect to any obligation of any other Person, except the Borrower Subsidiaries, or grant any Lien on any of its assets to secure any obligation of any other Person. The Borrower shall not allow any Borrower Subsidiary to make any payment or distribution of assets with respect to any obligation of any other Person or grant any Lien on any of its assets to secure any obligation of any other Person other than the Obligations of the Borrower.

(n) The Borrower shall not make loans, advances or otherwise extend credit to any other Person (provided that the Borrower may guaranty obligations of its Subsidiaries), except on an arm’s-length basis, and shall not permit any Affiliate of the Borrower to advance funds to the Borrower or otherwise supply funds to, or guaranty debts of, the Borrower (except Servicer Advances and advances under the AerCap Liquidity Facility to fund Approved Asset Improvements, and advances under the AerCap Sub Notes). The Borrower shall not allow any Borrower Subsidiary to make loans, advances or otherwise extend credit to any other Person, except on an arm’s-length basis, and shall not permit any Affiliate of such Borrower Subsidiary, other than the Borrower, to advance funds to such Borrower Subsidiary or otherwise supply funds to, or guaranty debts of, such Borrower Subsidiary.

(o) The Borrower shall hold regular duly noticed meetings of the holders of its Equity Interests, no less than once annually, and make and retain minutes of such meetings. The

Borrower shall cause each Borrower Subsidiary to hold regular duly noticed meetings of the holders of its Equity Interests, no less than once annually, and make and retain minutes of such meetings.

(p) The Borrower shall file its own tax returns or, if it is a member of a consolidated group, will join in the consolidated return of such group as a separate member thereof and shall ensure that any financial reports required of the Borrower shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates. The Borrower shall cause each Borrower Subsidiary to file its own tax returns or, if such Borrower Subsidiary is a member of a consolidated group, will join in the consolidated return of such group as a separate member thereof and shall ensure that any financial reports required of such Borrower Subsidiary shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

(q) The Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person. The Borrower shall cause each Borrower Subsidiary to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(r) The Borrower shall comply with and exercise its rights under all provisions of the Operating Documents and Organizational Documents. The Borrower shall cause each Borrower Subsidiary to comply with all provisions of its Operating Documents and Organizational Documents.

SECTION 10.21  Purchase Agreement. The Borrower will not amend, waive or modify any provision of the AerCap-Borrower Purchase Agreement (other than any such amendment, waiver or modification which shall not affect, directly or indirectly, the rights, benefits and privileges of the Borrower or any Lender thereunder or the obligations and duties of AerCap thereunder) or waive the occurrence of any default under the AerCap-Borrower Purchase Agreement, without in each case the prior written consent of the Administrative Agent. The Borrower will perform all of its obligations under the AerCap-Borrower Purchase Agreement in all respects and will enforce all of its rights under the AerCap-Borrower Purchase Agreement (including without limitation, its rights to require a repurchase thereunder pursuant to Article 4.5 thereof), in accordance with its terms in all respects.

SECTION 10.22  Limitation on Certain Restrictions on Borrower Subsidiaries. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Borrower Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests owned by the Borrower or any other Borrower Subsidiary or pay any Indebtedness owed to the Borrower or any other Borrower Subsidiary, (ii) make loans or advances to the Borrower or any other Borrower Subsidiary or (iii) transfer any of its properties to the Borrower or any other Borrower Subsidiary, except for such encumbrances or restrictions existing under or by reason of (x) a Requirement of Law, (y) this Agreement or any other Transaction Documents or (z) any Lease or any agreement regarding the sale of an Aircraft or a Borrower Subsidiary to be made in compliance with Section 10.8 hereof.

SECTION 10.23  Mergers, Etc.  Other than to the extent permitted by Section 10.8 hereof, the Borrower will not, and shall not cause or permit any Borrower Subsidiary to, merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person.

SECTION 10.24  Distributions, Etc. The Borrower will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Equity Interests of the Borrower, or return any capital to its equity holders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any of the Equity Interests of the Borrower or any warrants, rights or options to acquire any such Equity Interests, now or hereafter outstanding; provided, however, that the Borrower may declare and pay cash or other dividends on its Equity Interests to its equity holders from funds distributed to the Borrower pursuant to the Flow of Funds so long as (a) no Event of Default shall then exist or would occur as a result thereof, (b) such dividends are in compliance with all applicable law, and (c) such dividends have been approved by all necessary and appropriate entity action of the Borrower.

SECTION 10.25  Subsidiaries; Investments. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, own, create or permit to exist any Subsidiary (except for Borrower Subsidiaries in existence as of the Initial Advance Date or Applicable Intermediaries created after the Initial Advance Date provided that (i) such Applicable Intermediaries comply with all representations, warranties and covenants hereunder regarding Borrower Subsidiaries and (ii) the beneficial interests in such Applicable Intermediaries have been pledged under the Security Trust Agreement), or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person (other than Permitted Investments), other than loans to the Borrower or any Borrower Subsidiary.

SECTION 10.26  Guarantees. The Borrower shall not, and shall cause each Borrower Subsidiary not to, make, issue, or become liable on any Contingent Liabilities, except (a) the Security Trust Agreement and the other Transaction Documents, (b) guarantees of the Indebtedness allowed under Section 10.27, (c) endorsement in the ordinary course of business of negotiable instruments for deposit or collection and (d) in the case of the Borrower, guarantees of the obligations of Aircraft Owning Entities and Applicable Intermediaries.

SECTION 10.27  Indebtedness. The Borrower shall not, and shall cause each Borrower Subsidiary not to, incur or maintain any Indebtedness, other than the (a) the Obligations, (b) Indebtedness permitted under Section 10.25, (c) Indebtedness among Borrower Group Members, (d) accounts payable in the ordinary course of business so long as the payment therefor is due within one year, and (e) Indebtedness to any member of the AerCap Group for the purpose of funding the acquisition of Aircraft or Aircraft Owning Entities or Approved Asset Improvements.

SECTION 10.28  Organizational Documents. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, modify, amend, or alter any of its Organizational Documents or its Operating Documents without the prior written consent of the Administrative Agent.

SECTION 10.29  Audits; Inspections. Until the date on which all Obligations are paid in full, and in any case not more frequently than four (4) times per calendar year (unless an Event of Default shall have occurred), each of the Borrower and the Servicer will, and the Borrower will cause the Borrower Subsidiaries to, at their respective expense from time to time during regular business hours as requested by the Administrative Agent, permit such Person or its agents or representatives (which shall not include independent public accountants) (i) subject to any limitations in a Lease, to conduct periodic inspections of the Aircraft, the Leases, the Related Security, the other Aircraft Assets and the related books and records and collections systems of the Borrower, the Servicer and any Borrower Subsidiary, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower, the Servicer and any Borrower Subsidiary, as the case may be, relating to the Aircraft, the Leases, the Related Security and the other Aircraft Assets, and (iii) to visit the offices and properties of the Borrower, the Servicer and any Borrower Subsidiary, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Aircraft, the Leases, the Related Security, the other Aircraft Assets or the Borrower’s, the Servicer’s or any Borrower Subsidiary’s performance under the Transaction Documents or under the Leases with any of the officers or employees of the Borrower, the Servicer or any Borrower Subsidiary, as the case may be, having knowledge of such matters. In addition, upon the request of the Administrative Agent, no more than once per year (with such limitation applicable only prior to the occurrence of an Event of Default), the Borrower will, at its expense (not to exceed $50,000 in any calendar year prior to the occurrence of an Event of Default, after which such expense limitation shall no longer apply), appoint an agent or representative of the Administrative Agent, including a consulting arm of an accounting firm of independent public accountants (but otherwise not an independent public accountant), or utilize the representatives or auditors of the Administrative Agent, to prepare and deliver to the Administrative Agent, a written report with respect to the Aircraft and the Leases (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Administrative Agent.

SECTION 10.30  Use of Proceeds; Margin Regulations.

(a) Use of Proceeds. The proceeds of the Advances are to be used solely:  (i) to finance the purchase by the Borrower from AerCap, on a “true sale” basis, of Equity Interests in Aircraft Owning Entities and Owner Participants, pursuant to the AerCap-Borrower Purchase Agreement, which interests AerCap has acquired from the applicable Sellers pursuant to the related Aircraft Acquisition Documents (collectively, the “Borrower Acquisition”), (ii) in the case of Improvement Advances, to finance a reimbursement or otherwise in respect of Approved Asset Improvement Costs, (iii) in the case of Critical Mass Event Advances and Increased Availability Advances, to utilize availability arising under this Agreement due to Critical Mass Advance Rate Adjustments or other changes in Advance Rate Adjustments, (iv) in the case of Initial Advances, to pay certain expenses, (v) in the case of Class B Advances, and in addition to the foregoing, to fund the Liquidity Reserve Account to the Required Liquidity Reserve Amount in connection with a related Borrower Acquisition, and (vi) in the case of Class C Advances, and in addition to the foregoing, to fund the Class C Reserve Account to the Required Liquidity Reserve Amount in connection with a related Borrower Acquisition.

(b) Margin Regulations. The Borrower shall not permit the proceeds of any Advance to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

SECTION 10.31  Accounting; Irish Tax Residency. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary, to (i) change its Fiscal Year, or have any fiscal year other than the Fiscal Year or (ii) make or permit any change in accounting policies or reporting practices, without the consent of the Administrative Agent, except changes that are required by or in accordance with GAAP. In addition, the Borrower shall not take any affirmative action which would cause it to no longer be tax resident in Ireland.

SECTION 10.32  Hedging Policy; Currency Risks.

(a)           The Borrower shall establish and maintain, as of and after the Closing Date, a hedging policy (“Hedging Policy”) consistent with the criteria and provisions set forth on Exhibit O hereto, and with any changes in such Hedging Policy to be made subject to the provisions set forth on Exhibit O.

(b)           The Borrower further covenants and agrees to implement and comply with its Hedging Policy as in effect from time to time, by entering into Eligible Hedge Agreements with Eligible Counterparties as necessary to so comply.

(c)           The Borrower agrees that it will not maintain Leases payable in Euros, with respect to Leases on Aircraft that in the aggregate have an Allocable Advance Amount exceeding $50,000,000.

SECTION 10.33  [Reserved].

SECTION 10.34  Insurance.

(a)           The Borrower shall maintain in full force and effect the Contingent Policy and shall maintain, and shall cause the Insurance Servicer and each Borrower Subsidiary to, maintain or cause to be maintained with respect to each Aircraft and all other Borrower Collateral all other insurance required pursuant to the Servicing Agreement.

(b)           Neither the Contingent Policy, nor any policy implementing the Required Coverage Amount as described in subsection (d) below, shall be amended without the prior written consent of the Administrative Agent, which consent with respect to any amendment that does not adversely affect the coverages or other terms or protections provided by the Contingent Policy or such other policy, will not be unreasonably withheld or delayed.

(c)           The Borrower shall deliver to the Administrative Agent copies of Lessee insurance certificates evidencing the insurance coverages required under the applicable Lease, to the extent not delivered at or prior to the related Additional Advance Date, as soon as available (provided that the Servicer is undertaking efforts to obtain the same from the Lessee, consistent with the Servicer Standard of Performance).

(d)           The Borrower agrees that, to the extent that it shall have obtained the Required Coverage Amount in respect of a country to be included (or treated as if included) on the Approved Country List, that it will maintain such Required Coverage Amount in effect for so long as the Borrower’s Portfolio has exposure to such country.

SECTION 10.35  Anti-Terrorism Law; Anti-Money Laundering. The Borrower shall not, nor shall it permit or cause any Borrower Subsidiary to:

(a) Anti-Terrorism Law. Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 9.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower, the Aircraft Owning Entities and the Owner Participants shall, and shall cause any Borrower Subsidiary to, deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming their compliance with this Section 10.35).

(b) Money Laundering. Cause or permit any of the funds of any of them that are used to repay the Advances to be derived from any unlawful activity with the result that the making of the Advances would be in violation of any Requirement of Law.

SECTION 10.36  Embargoed Person. The Borrower shall not, nor shall it permit or cause any Borrower Subsidiary to, cause or permit (a) any of the funds or properties of any of them that are used to repay the Advances to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that such investment (whether directly or indirectly) is prohibited by a Requirement of Law, or the Advances made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest of any nature whatsoever in any of the Borrower or any Borrower Subsidiary, with the result that such investment (whether directly or indirectly) is prohibited by a Requirement of Law or the Advances are in violation of a Requirement of Law.

Section 10.37.  ANA Additional Covenants. (i) The Borrower and the Servicer shall cause Opal to cause Tateha to convey title to the ANA Aircraft to Opal under the terms of the Tateha Sale and Conditional Repurchase Agreement on the Original Scheduled Expiry Date (as defined in the Tombo Sublease, and not giving effect to any extension thereof), and (ii) the Borrower shall not permit the term of either the Tombo Sublease or the ANA Sublease to be extended beyond such date, except that in the case of clause (i) or clause (ii) the Borrower and the Servicer shall not be so obligated if they shall have obtained the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, except that no such consent shall be required if on the Original Scheduled Expiry Date (not giving effect to any extension thereof) Tateha holds no assets other than title to the ANA Aircraft. Neither the Borrower nor any Service Provider shall, nor shall the Borrower allow any Borrower Subsidiary to, convey title to any aircraft or any other asset to Tateha on or after the date hereof.

ARTICLE XI

THE SERVICE PROVIDERS

SECTION 11.1  [Reserved]

SECTION 11.2  Service Providers Not to Resign. No Service Provider shall resign from the obligations and duties imposed on it by this Agreement or the applicable Service Provider Agreements to which it is a party, except upon a determination that, by reason of a change in legal requirements, the performance of its duties under this Agreement or the applicable Service Provider Agreements, as the case may be, would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on such Service Provider, and the Administrative Agent does not elect to waive the obligations of the Service Provider to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Service Provider shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Administrative Agent. No resignation of a Service Provider shall become effective until an entity acceptable to the Administrative Agent shall have assumed the responsibilities and obligations of such Service Provider.

ARTICLE XII

SERVICE PROVIDER TERMINATION EVENTS

SECTION 12.1  Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a) (i) Any failure by any Service Provider to make any deposit of funds to the Security Deposit Account, the Maintenance Reserve Account, or the Collection Account required to be made by the applicable Service Provider by the later of (A) ten (10) Business Days after such deposit is required under this Agreement or any other Credit Document; or (B) if such funds were not identifiable, when received, as being a payment related to an Aircraft Owned by a

Borrower Group Member, ten (10) Business Days after the applicable Service Provider has determined that such funds were a payment related to an Aircraft Owned by a Borrower Group Member or (ii) any failure by the Servicer to (x) deliver a Quarterly Report within ten (10) Business Days after the due date thereof or (y) deliver a Monthly Report within two (2) Business Days after the due date thereof;

(b) Failure on the part of (i) the Insurance Servicer to maintain the insurance required by Section 10.34 hereof or (ii) any Service Provider, to duly to observe or perform any covenants or agreements of such Service Provider set forth in this Agreement or the applicable Service Provider Agreement (other than those described in clause (a) above), or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days;

(c) Any representation, warranty or statement of any Service Provider made in this Agreement or the applicable Service Provider Agreement, or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be untrue or incorrect in any material and adverse respect as of the time when the same shall have been made;

(d) The Servicer shall cease to be otherwise engaged (i.e., not solely due to the transactions financed hereby) in the aircraft leasing business;

(e) An Event of Bankruptcy shall have occurred with respect to any Service Provider or the Performance Guarantor;

(f) AerCap Group shall fail to maintain a consolidated net worth calculated in accordance with GAAP equal to at least $100,000,000, or any Service Provider shall cease to be a direct or indirect Subsidiary of AerCap B.V., provided, that to the extent that AerCap B.V. or its parent succeeding AerCap Holdings C.V. issues a replacement supporting obligation, equivalent in form and substance, to both the Indemnification Agreement and the Purchase Agreement Guaranty, then the aforementioned consolidated net worth test will thereafter apply to AerCap B.V. or such parent (as the case may be) itself (and its consolidated subsidiaries);

(g) the Servicer shall have been terminated (1) for cause (whether automatically or by the actions of any Person with the right to cause such termination) in its comparable capacity as a manager, servicer, administrative agent, insurance servicer, cash manager (or any similar capacity) with respect to any transaction involving both (X) a portfolio of aircraft and/or aircraft leases and (Y) Indebtedness secured by such portfolio in an amount which shall then exceed $50,000,000; or

(h) (i) The Indemnification Agreement shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Supporting Party; or (ii) the Supporting Party shall, directly or indirectly, contest in writing the effectiveness, validity, binding nature or enforceability of the Indemnification Agreement, or (iii) the Supporting Party shall default in the performance of its obligations under the Indemnification Agreement.

SECTION 12.2  Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Administrative Agent, by written notice given to any Service Provider, may terminate all of the rights and obligations of any one or more individual Service Providers, or all the Service Providers, under this Agreement and the Service Provider Agreements. On such date as is indicated in such written notice, or in a subsequent written notice given by the Administrative Agent to the applicable Service Providers, all authority, power, obligations and responsibilities of such Service Providers under this Agreement and the applicable Service Provider Agreements, automatically shall terminate and shall pass to, be vested in and become obligations and responsibilities of a successor Service Provider selected in accordance with Section 12.3; provided, however, that the successor Service Provider shall have no liability with respect to any obligation which was required to be performed by the prior Service Provider prior to the date that the successor Service Provider becomes the Service Provider or any claim of a third party based on any alleged action or inaction of the prior Service Provider. The successor Service Provider is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Service Provider, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The prior Service Provider agrees to cooperate with the successor Service Provider in effecting the termination of the responsibilities and rights of the prior Service Provider under this Agreement and the applicable Service Provider Agreement, including, without limitation and at the prior Service Provider’s expense, in the case of the removal of the Cash Manager, to transfer to the successor Service Provider for administration by it of all cash amounts that shall at the time be held by the Cash Manager in trust for the Borrower, or have been deposited by any prior Service Provider, in the Security Deposit Account, the Maintenance Reserve Account, the Liquidity Reserve Account, the Class C Reserve Account, any Non-Trustee Account and/or the Collection Account or thereafter received with respect to any Collections and the delivery to the successor Service Provider of all Records and computer data in readable form containing all information necessary to enable the successor Service Provider to perform its services under the applicable Service Provider Agreement including, with respect to the replacement of the Servicer, to service the Leases and the Aircraft and manage the interests of the Borrower, the Aircraft Owning Entities and the Owner Participants and otherwise assume the rights and obligations of the prior Service Provider under this Agreement and the applicable Service Provider Agreement; provided, however, that the prior Service Provider may retain copies of any items so delivered; and, provided further that the prior Service Provider shall not be liable for any acts, omissions or obligations of any successor Service Provider. If requested by the Administrative Agent, in the event the Servicer is replaced it shall, and if the prior Servicer fails to, the successor Servicer or the Collateral Agent may, notify the Obligors and direct them to make all payments under the Leases directly to (x) the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 8.1), or (y) to a lockbox established by the successor Servicer at the direction of the Administrative Agent, at the prior Servicer’s expense. The terminated Service Provider shall grant the Collateral Agent, the Administrative Agent, each Funding Agent and the successor Service Provider reasonable access within one (1) Business Day’s notice to the terminated Service Provider’s premises at the terminated Service Provider’s expense.

SECTION 12.3  Appointment of Successor Service Provider; New Service Provider Agreement.

(a) On and after the time a Service Provider receives a notice of termination pursuant to Section 12.2 or Section 13.2(c), the Administrative Agent shall appoint any Eligible Service Provider as a successor Service Provider for such services, and shall have no liability to the Funding Agents, the Lenders, the Borrower, the Aircraft Owning Entities, the Owner Participants or AerCap in doing so, to be the successor in all respects to the terminated Service Provider in its capacity as service provider under this Agreement and the applicable Service Provider Agreement  and the transactions set forth or provided for in this Agreement and the applicable Service Provider Agreement, and such successor Service Provider shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the prior applicable Service Provider by the terms and provisions of this Agreement and the applicable Service Provider Agreement; provided, however, that such successor Service Provider shall not be liable for any acts, omissions or obligations of the applicable Service Provider prior to such succession or for any breach by such prior Service Provider of any of its representations and warranties contained in this Agreement or the applicable Service Provider Agreement or in any related document or agreement. Such successor shall take such action, consistent with this Agreement, and the applicable Service Provider Agreement, as shall be necessary to effectuate any such succession. The Borrower, the Aircraft Owning Entities and the Owner Participants shall enter into a market standard servicing agreement (or administrative agency agreement or cash management agreement, as applicable) with any successor Service Provider with market acceptance for the servicing of a portfolio of aircraft and aircraft leases in form and substance satisfactory to the Administrative Agent. If a successor Service Provider is acting as Service Provider hereunder, it shall be subject to termination under Section 12.2 or Section 13.2(c) hereof.

(b) If any successor Service Provider appointed by the Administrative Agent shall be legally unable to act as a Service Provider and the Administrative Agent shall not have appointed a successor Service Provider that is legally able and willing to act as Service Provider, such successor Service Provider may petition a court of competent jurisdiction to appoint any Eligible Servicer as its successor. Pending such appointment, the outgoing Service Provider shall continue to act as Service Provider under the applicable Service Provider Agreement until a successor has been appointed and accepted such appointment.

(c) Any successor Service Provider shall be entitled to such compensation as the outgoing Service Provider would have been entitled to under the applicable Service Provider Agreement if the applicable Service Provider had not resigned or been terminated hereunder. If any successor Service Provider is appointed for any reason, the Administrative Agent and such successor Service Provider may agree on additional compensation to be paid to such successor Service Provider. In addition, any successor Service Provider shall be entitled to reasonable transition expenses incurred in acting as successor Servicer Provider under the relevant Service Provider Agreement.

(d) In the event of the termination of the rights and obligations of the a Service Provider (or any successor thereto) pursuant to Section 12.2 or Section 13.2(c), or a resignation by a

Service Provider pursuant to this Agreement or the relevant Service Provider Agreement, such Service Provider shall be deemed to be the applicable Service Provider pending appointment of a successor Service Provider pursuant to this Section 12.3.

ARTICLE XIII

EVENTS OF DEFAULT

SECTION 13.1  Events of Default. Each of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

(a) (i)  Default by the Borrower in the payment of any principal of any Advance on the Stated Maturity Date, (ii) default by the Borrower in the payment within three (3) Business Days after the due date of any Yield on any Class A Advance (or Class B Advance if no Class A Advances remain outstanding, or Class C Advance if no Class A or Class B Advances remain outstanding) or any commitment Fees payable to a Lender or Funding Agent (including in each case, without limitation, due to the unavailability of funds to be distributed for such purpose on any Payment Date pursuant to the Flow of Funds); (iii) default by the Borrower in the payment within ten (10) Business Days after the due date of any Collateral Agent Fees and Expenses (including, without limitation, due to the unavailability of funds to be distributed for such purpose on any Payment Date pursuant to the Flow of Funds), or (iv) any failure by the Borrower to, or cause the Servicer to, make any deposit of funds to the Security Deposit Account, the Maintenance Reserve Account, the Liquidity Reserve Account, the Class C Reserve Account or the Collection Account within three Business Days after receipt of notice thereof, provided, that such three Business Days after notice grace period shall not apply to any such failure relating to the Liquidity Reserve Account or the Class C Reserve Account;

(b) The Borrower, AerCap (other than in its capacity as the Servicer under this Agreement or the Servicing Agreement), or any Borrower Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those described in clause (a) above), or any other Credit Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) the receipt by the Borrower of notice of such failure from the Administrative Agent, and (ii) the Borrower’s acquiring actual knowledge of such breach;

(c) Any representation or warranty of the Borrower, AerCap (other than in its capacity as the Servicer under this Agreement or the Servicing Agreement), or any Borrower Subsidiary (other than any representation or warranty of AerCap under the AerCap-Borrower Purchase Agreement the breach of which can be, and has been, cured by an indemnification payment under the AerCap—Borrower Purchase Agreement or under the Purchase Agreement Guaranty) made or deemed to have been made hereunder or in any other Credit Document or any written information or certificate furnished by or on behalf of the Borrower, AerCap,  or any Borrower Subsidiary (other than any written information or certificate of AerCap  furnished pursuant to the AerCap—Borrower Purchase Agreement the incorrectness of which can be, and has been, cured by an indemnification payment under the AerCap—Borrower Purchase Agreement or under the Purchase Agreement Guaranty) to the Collateral Agent, the Administrative Agent, any Lender or any Funding Agent for purposes of or in connection with this Agreement or any other Credit

Document (including, without limitation, any certificates delivered pursuant to Article VII and any Quarterly Report or Monthly Report) shall prove to have been incorrect or untrue in any material respect when made, and, within thirty (30) days, the circumstances or condition in respect of which such representation, warranty or statement was untrue or incorrect (if capable of elimination or otherwise curable) shall not have been eliminated or otherwise cured;

(d) An Event of Bankruptcy shall have occurred and remained continuing with respect to the Borrower or the Purchase Agreement Guarantor;

(e) One or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Borrower Subsidiary and the same shall remain undischarged, unvacated or not Effectively Bonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of the Borrower or any Borrower Subsidiary to enforce any such judgment;

(f) The Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such lien shall not have been released within thirty (30) days;

(g)  (i) Any Credit Document shall (except in accordance with its terms, including under any termination rights), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or any Borrower Subsidiary or the Performance Guarantor or Purchase Agreement Guarantor, as applicable; (ii) the Borrower, any Borrower Subsidiary, the Performance Guarantor or the the Purchase Agreement Guarantor shall, directly or indirectly, contest in writing the effectiveness, validity, binding nature or enforceability of any Credit Document; or (iii) any assignment or security interest granted by the Borrower or any Borrower Subsidiary under or in connection with any Credit Document or any of the transactions contemplated thereby shall, in whole or in part, cease to be a perfected, first priority assignment or security interest, as the case may be, against the Borrower or such Borrower Subsidiary or the Collateral Agent shall otherwise fail to have a first priority, perfected security interest in any Borrower Collateral;

(h) Any Hedge Agreement is terminated by the counterparty thereunder on account of a default thereunder by the Borrower;

(i) Failure of the Borrower (or any Borrower Subsidiary, so long as it is an owner of Funded Aircraft) to maintain its legal existence;

(j) The Borrower is required to register as an investment company under the Investment Company Act of 1940; or

(k) The Supporting Party shall have defaulted on its obligations under the Purchase Agreement Guaranty.

SECTION 13.2  Effect of Event of Default.

(a) Optional Termination. Upon the occurrence of an Event of Default and so long as such Event of Default continues unremedied (other than an Event of Default described in Section 13.1(d), the Administrative Agent shall, upon the direction of the Class A Majority Lenders, give a default notice and declare the Facility Termination Date to have occurred. The Class B Majority Lenders shall have the right to direct the Administrative Agent to so accelerate the Advances when the Class A Advances, and all Obligations related thereto, are paid in full. The Class C Majority Lenders shall have the right to direct the Administrative Agent to so accelerate the Advances when both the Class A Advances, the Class B Advances and all Obligations related thereto, are paid in full.

(b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically.

(c) Service Provider Termination. Upon the occurrence of an Event of Default and so long as such Event of Default continues unremedied, if any member of the AerCap Group or any Affiliate of the Borrower is then serving as a Service Provider, the Administrative Agent may, by written notice to such Service Provider, terminate all of the Service Provider’s rights and obligations as Service Provider under the applicable Service Provider Agreement, and the Administrative Agent may appoint a successor Service Provider in accordance with Section 12.3 (such termination to be effective as specified in this Agreement).

SECTION 13.3  Rights Upon the Facility Termination Date.

(a) Remedies. On the Facility Termination Date, all outstanding Advances under this Agreement, together with accrued Yield, and all other Obligations under this Agreement shall become immediately due and payable, without presentment, demand, protest, or notice of any kind. If the Borrower fails to pay in full all such accrued Yield, and all other Obligations on the Facility Termination Date, the Administrative Agent, shall, upon the direction of the Class A Majority Lenders (and subject to Section 13.3(c)), exercise any of the following remedies (or direct the Collateral Agent in writing so to exercise):

(i)            [Reserved].

(ii)           Subject to any Obligors’ rights under the Leases, immediately sell or otherwise dispose of the Borrower Collateral in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent, in consultation with the Class A Funding Agents, may reasonably deem satisfactory and apply the proceeds thereof to the Obligations in the order of priority set forth in the Flow of Funds hereof.

(iii)          The parties recognize that it may not be possible to purchase or sell all of the Borrower Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market therefor may not be liquid. Accordingly, the Administrative Agent, in consultation with the Class A Funding Agents, may elect, in its sole discretion or at the discretion of any Funding Agent, the time and manner of liquidating any item of Borrower Collateral and nothing contained herein shall (A) obligate the Collateral Agent to liquidate any Borrower Collateral on the occurrence of the Facility Termination Date or to liquidate all of the the Borrower Collateral in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of the Lenders.

(iv)          The Administrative Agent, the Funding Agents and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of any applicable state, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders in law, in equity, or under any other agreement between the Lenders and the Borrower.

(b) Excess Proceeds. Any amounts received from any sale or liquidation of the Borrower Collateral pursuant to this Section 13.3 in excess of the Obligations will be returned to the Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may otherwise direct.

(c) AerCap Sub Note Buyout. Prior to any sale or liquidation or other exercise of remedies against or in respect of the Borrower Collateral pursuant to this Section 13.3, one or more holders of the AerCap Sub Notes may elect to purchase all, but not less than all, of the entire outstanding principal balance of the Advances, at a purchase price equal to the unpaid principal balance of such Advances, plus accrued interest thereon, together with any fees, indemnity amounts or other amounts owed the Lenders hereunder (and not including any amount in respect of expected but lost future benefit or profit). Such right shall be exercised by such holders giving the Administrative Agent written notice of the intent to purchase such Advances within twenty (20) Business Days of the date that the Facility Termination Date has occurred or been declared, and the date on which such purchase is to be consummated, which shall be not more than ten (10) Business Days after delivery of such written notice. None of the Collateral Agent, the Administrative Agent nor any Lender may sell, liquidate or otherwise exercise remedies against or in respect of the Borrower Collateral prior to the end of such twenty and (if applicable) ten Business Day period.

The Administrative Agent shall promptly deliver a copy of each such purchase option notice that is timely given, to the Lenders and each Funding Agent. On the date specified in the purchase option notice, the Lenders shall transfer, by an instrument of assignment suitable for such purpose, all of their right, title and interest in and to such Advances and any related Note, upon the tender to them of the purchase price specified above. If the holder(s) of the AerCap Sub Notes fail to consummate the purchase of such Advances after giving a notice of intent, or fails to timely give a notice of intent, such holder(s) shall be deemed to have irrevocably waived the right to purchase such Advances.

(d) Buyout Rights of Subordinate Lenders. At any time after the occurrence of and during the continuation of an Event of Default, but in no event prior to the end of the twenty and (if applicable) ten Business Day period described in subsection (c) of this Section above,

(i) each Class B Lender shall have the right to purchase all, but not less than all, of the outstanding Class A Advances upon ten days’ written notice to the Administrative Agent, the Collateral Agent and each other Class B Lender, provided that (A) if prior to the end of such ten-day period any other Class B Lender notifies such purchasing Class B Lender that such other Class B Lender wants to participate in such purchase, then such other Class B Lender may join with the purchasing Class B Lender to purchase all, but not less than all, of the Class A Advances pro rata based on the respective Class B Lenders’ proportionate share of all Class B Advances outstanding, and (B) if prior to the end of such ten-day period any other Class B Lender fails to notify the purchasing Class B Lender of such other Class B Lender’s desire to participate in such a purchase, then such other Class B Lender shall lose its right to purchase the Class A Advances pursuant to this Section 13.03(d); and

(ii) each Class C Lender shall have the right (which shall not expire upon any purchase of the Class A Advances pursuant to paragraph (a) above) to purchase all, but not less than all, of the Class A Advances and the Class B Advances upon ten days’ written notice to the Administrative Agent, the Collateral Agent and each other Class C Lender, provided that (A) if prior to the end of such ten-day period any other Class C Lender notifies such purchasing Class C Lender that such other Class C Lender wants to participate in such purchase, then such other Class C Lender may join with the purchasing Class C Lender to purchase all, but not less than all, of the Class A Advances and the Class B Advances pro rata based on the respective Class C Lenders’ proportionate share of all Class C Advances outstanding and (B) if prior to the end of such ten-day period any other Class C Lender fails to notify the purchasing Class C Lender of such other Class C Lender’s desire to participate in such a purchase, then such other Class C Lender shall lose its right to purchase the Class A Advances and Class B Advances pursuant to this Section 13.03(d).

The purchase price with respect to the Class A Advances (or Class B Advances, if applicable) shall be equal to their outstanding unpaid principal balance, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Class A Lenders or Class B Lenders (if applicable) under this Agreement; provided that no such purchase of Class A Advances or Class B Advances shall be effective unless the purchaser(s) shall certify to the Administrative Agent that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement, the outstanding Advances which are senior to the Advances held by such purchaser(s). Each payment of the purchase price of the Class A Advances or Class B Advances, as the case may be, referred to in the first sentence hereof shall be made to an account or accounts designated by the Administrative Agent and each such purchase shall be subject to the terms of this Section 13.03(d). Each Class A Lender agrees by its acceptance of its Class A Advances that it will, upon payment from such Class B Lender or Class C Lender(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Class A Lender under this Agreement but, excluding all right, title and interest under the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or Inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Class A Lender obligations under this Agreement. Each Class B Lender agrees by its acceptance of its Class B Advances that it will, upon payment from such Class C Lender(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Class B Lender under this Agreement but, excluding all right, title and interest under the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or Inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Class B Lender obligations under this Agreement. The Class B Advances  will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Class B Lenders to deliver any Note and, upon such a purchase, (i) the only rights of the Class B Lenders will be to deliver the Class B Advances to the purchaser(s) and receive the purchase price for such Class B Advances and (ii) if the purchaser(s) shall so request, such Class B Lenders will comply with all the provisions of the Credit Agreement to enable new Class B Advances to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Class B Lender shall be borne by the purchaser thereof.

ARTICLE XIV

THE ADMINISTRATIVE AGENT

SECTION 14.1  Authorization and Action. Each of the Lenders and the Funding Agents hereby appoints UBSS as agent for purposes of the Transaction Documents and authorizes UBSS, in such capacity, to take such action on its behalf under each Transaction Document and to exercise such powers, hereunder and thereunder as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

SECTION 14.2  Exculpation. Neither the Administrative Agent (acting in such capacity under the Transaction Documents) nor any of its directors, officers, agents or employees shall be liable to any Lender or Funding Agent for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent:  (a) may consult with legal counsel (including counsel for the Borrower and the Service Providers), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender or Funding Agent, and shall not be responsible to any Lender or Funding Agent, for any statements, warranties or representations made by the Borrower or Service Providers, in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of AerCap, the Borrower, any Service

Provider or any of their respective Affiliates or to inspect the property (including the books and records) of AerCap, the Borrower, any Service Provider or any of their respective Affiliates; (d) shall not be responsible to any Lender or Funding Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note, any other Transaction Document or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith; and (e) shall incur no liability under or in respect of any Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 14.3  Administrative Agent and Affiliates. The Administrative Agent, including, but not limited to, UBSS and any of its Affiliates may generally engage in any kind of business with AerCap, the Borrower, the Service Providers, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of AerCap, the Borrower, the Service Providers, any Obligor or any of their respective Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any Lender or Funding Agent.

SECTION 14.4  Lender’s Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Lender and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 14.5  Certain Matters Affecting the Administrative Agent.

(a) The Administrative Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Administrative Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Administrative Agent under this Agreement in good faith and in accordance with such Opinion of Counsel.

(c) Notwithstanding anything to the contrary, the Administrative Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any Funding Agent or Lender pursuant to the provisions of this Agreement unless such Funding Agent or Lender shall have furnished to the Administrative Agent security or indemnity satisfactory to the Administrative Agent against the costs, expenses and liabilities that may be incurred therein or thereby.

(d) The Administrative Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Class Majority Lenders; provided, however, that if the payment within a reasonable time to the Administrative Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Administrative Agent, not reasonably assured to the Administrative Agent by the security afforded to it by the terms of this Agreement, the Administrative Agent may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request or, if paid by the Administrative Agent, shall be reimbursed by the Person making such request upon demand.

(e) The Administrative Agent may execute any of the trusts or powers under this Agreement or any other Transaction Document or perform any duties under this Agreement or any other Transaction Document either directly or by or through agents or attorneys or custodians. The Administrative Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by the Administrative Agent. The Administrative Agent shall not be responsible for any misconduct or negligence attributable to the acts or omissions of any Service Provider.

(f) The Administrative Agent may rely, as to factual matters relating to any Service Provider, on an officer’s certificate of the applicable Service Provider.

(g) The Administrative Agent shall not be required to take any action or refrain from taking any action under this Agreement, or any Transaction Document referred to herein, nor shall any provision of this Agreement or any such Transaction Document be deemed to impose a duty on the Administrative Agent to take action, if the Administrative Agent shall have been advised by counsel that such action is contrary to the terms of this Agreement or any Transaction Document or is contrary to law.

(h) The Borrower and the Service Providers hereby (i) acknowledge that the Funding Agents and Lenders have the right, in certain instances, to require the Administrative Agent to take or refrain from taking certain actions under the terms of this Agreement and the other Transaction Documents and (ii) agree that the Administrative Agent has no liability to the Borrower, or the Service Providers, with respect to taking or refraining from taking any such actions at the request of any  Funding Agent or Lender.

(i) When this Agreement or any other Credit Document provides that a right, consent, approval or duty is expressly stated to be exercisable or performable by the Administrative Agent, the parties hereto understand and agree that the Administrative Agent is entitled to exercise its rights under such provision without the consent of the Lenders.

SECTION 14.6  Administrative Agent Not Liable. The Administrative Agent makes no representations as to the validity or sufficiency of this Agreement, any Note or any other Transaction Document. The Administrative Agent shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Borrower Collateral, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority or its ability to generate the payments to be distributed to Lenders under this Agreement, including, without limitation, the existence, condition, location and ownership of any property; the performance or enforcement of any Lease; the compliance by the Borrower, AerCap, any Service Provider, or the Collateral Agent with any covenant or the breach by the Borrower, AerCap, any Service Provider or the Collateral Agent, of any warranty or representation made under this Agreement or any other Transaction Document or in any related document and the accuracy of any such warranty or representation prior to the Administrative Agent’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Borrower or the applicable Service Provider, or any loss resulting therefrom (it being understood, however, that the Administrative Agent shall remain otherwise responsible for any Borrower Collateral that it may hold directly); the acts or omissions of the Borrower, any Service Provider, the Collateral Agent, AerCap or any Obligor, any action of a Service Provider taken in the name of AerCap, the Borrower or the Administrative Agent, Funding Agents and/or Lenders which are authorized to provide such instruction in accordance with this Agreement or any of the other Transaction Documents; provided, however, that the foregoing shall not relieve the Administrative Agent of its obligations to perform its duties under this Agreement. The Administrative Agent shall not be accountable for the use or application by the Borrower of any proceeds of the Advances, or for the use or application of any funds paid to a Service Provider in respect of the Leases or any other Aircraft Assets related to the Aircraft.

SECTION 14.7  Agent May Own Notes. The Administrative Agent in its individual or any other capacity may become the owner or pledgee of Notes or any rights evidenced by Section 15.5(a) with the same rights as it would have if it were not the Administrative Agent and may deal with the Service Providers in banking transactions with the same rights as it would have if it were not the Administrative Agent.

SECTION 14.8  Resignation or Removal of Agent.

(a) Subject to the provisions of subsection (c) of this Section 14.8, any Person acting as Administrative Agent may at any time resign as Administrative Agent under this Agreement and the other Transaction Documents by giving thirty (30) days’ written notice thereof to the Service Providers, the Borrower and each of the Funding Agents. Upon receiving such notice of resignation, the Class Majority Lenders (with approval of the Borrower and the Service Providers, not to be unreasonably withheld or delayed) shall promptly appoint a successor Administrative Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Administrative Agent and the other copy of which instrument shall be delivered to the successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. The Borrower shall reimburse the resigning Administrative Agent pursuant to the Flow of Funds for all expenses that shall have been incurred by such resigning Administrative Agent in accordance with this Agreement and the other Transaction Documents prior to the effective date of resignation of such resigning Administrative Agent.

(b) If at any time the Administrative Agent shall be legally unable to act, or shall be adjudged a bankrupt or insolvent or a receiver of the Administrative Agent or of its property shall be appointed or any public officer shall take charge or control of the Administrative Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Funding Agents shall remove the Administrative Agent. If the Administrative Agent shall have been removed under the authority of the immediately preceding sentence, the Class Majority Lenders (with approval of the Borrower and the Service Providers, not to be unreasonably withheld or delayed) shall promptly appoint a successor Administrative Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Administrative Agent so removed and the other copy of which instrument shall be delivered to the successor Administrative Agent. The Borrower shall reimburse the removed Administrative Agent pursuant to the Flow of Funds for all expenses which shall have been incurred by such removed Administrative Agent in accordance with this Agreement and the other Transaction Documents prior to the effective date of removal of such removed Administrative Agent.

(c) Any resignation or removal of the Administrative Agent and appointment of a successor Agent pursuant to any of the provisions of this Section 14.8 shall not become effective until acceptance of appointment by the successor agent as provided in Section 14.9.

SECTION 14.9  Successor Administrative Agent. Any successor Administrative Agent appointed as provided in this Article XIV shall execute, acknowledge and deliver to the Borrower, the Service Providers, each Funding Agent and to its predecessor Administrative Agent an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Administrative Agent shall become effective and such successor Administrative Agent, without any further act, deed or conveyance (except as provided below), shall become fully vested with all the rights, power, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Administrative Agent; but, on request of the Borrower or any Service Provider, or the successor Administrative Agent, such predecessor Administrative Agent shall, upon payment of its expenses then unpaid, execute and deliver an instrument transferring to such successor Administrative Agent all of the rights, powers and trusts of the Administrative Agent so ceasing to act, and shall duly assign, transfer and deliver to such successor Administrative Agent all property and money held by such Administrative Agent so ceasing to act hereunder. Upon request of any such successor Administrative Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Administrative Agent all such rights, powers and trusts. The predecessor Administrative Agent shall deliver to the successor Administrative Agent all documents and statements held by it under this Agreement or any Transaction Document; and the predecessor Administrative Agent and the other parties to the Transaction Documents shall amend any Transaction Document to make the successor Administrative Agent the successor to the predecessor Administrative Agent thereunder; and the applicable Service Provider and the predecessor Administrative Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Administrative Agent all such rights, powers, duties and obligations. No successor Administrative Agent shall accept its appointment as provided in this Section 14.9 unless at the time of such acceptance such successor Administrative Agent shall be eligible under the provisions of Section 14.10. Upon acceptance of appointment by a successor

Administrative Agent as provided in this Section 14.9, the Borrower shall mail notice by first-class mail of the appointment of the successor of such Administrative Agent and the address of the successor Administrative Agent’s corporate trust office under this Agreement to all Lenders at their addresses as shown in the Note Register or if no Note Register is required to be maintained with respect to any Lender pursuant to Section 15.5(b), such other address or such other address as shall be maintained for such Lender by the applicable Funding Agent. If the Borrower fails to mail such notice within ten (10) days after acceptance of appointment by the successor Administrative Agent, the successor Administrative Agent shall cause such notice to be mailed at the expense of the Borrower.

SECTION 14.10  Eligibility Requirements for Successor Agent. Any successor Administrative Agent under this Agreement shall be a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $500,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 14.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time any successor Administrative Agent shall cease to be eligible in accordance with the provisions of this Section 14.10, such successor Administrative Agent shall resign immediately in the manner and with the effect specified in Section 14.8.

SECTION 14.11  Merger or Consolidation of Agent. Any corporation into which the Administrative Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Administrative Agent shall be a party, or any corporation succeeding to the corporate trust business of the Administrative Agent, shall be the successor of the Administrative Agent under this Agreement, provided such corporation shall be eligible under the provisions of Section 14.10, without the execution or filing of any instrument or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

SECTION 14.12  Administrative Agent May Enforce Claims Without Possession of Notes. Whether or not any applicable Funding Agent has requested a Note pursuant to Section 2.5, all rights of action and claims under this Agreement and/or the Notes may be prosecuted and enforced by the Administrative Agent, any Funding Agent or any Lender without the possession of any Note or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Administrative Agent shall be brought in its own name as agent.

SECTION 14.13  Suit for Enforcement. If a Servicer Termination Event shall occur and be continuing, the Administrative Agent, in its discretion may (but shall have no duty or obligation so to proceed) proceed to protect and enforce its rights and the rights of the Lenders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Administrative Agent, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Administrative Agent or the Lenders.

SECTION 14.14  Indemnification of Agent. Each Funding Group agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the amount of the Funding Group Limit of such Funding Group as a percentage of the aggregate Funding Group Limits of all Funding Groups, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided, however, that no Funding Group shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

ARTICLE XIVA

FUNDING AGENTS

SECTION 14A.1  Authorization and Action. Each of the Funding Groups hereby appoints its respective Funding Agent as agent for purposes of the Transaction Documents and authorizes such Funding Agent, in such capacity, to take such action on its behalf under each Transaction Document and to exercise such powers, hereunder and thereunder as are delegated to such Funding Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

SECTION 14A.2  Exculpation. Neither the respective Funding Agent of each Funding Group (acting in such capacity under the Transaction Documents) nor any of its directors, officers, agents or employees shall be liable to any Lender in its Funding Group for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, such Funding Agent:  (a) may consult with legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender in its Funding Group, and shall not be responsible to any such Lender, for any statements, warranties or representations made by the Borrower, any Service Provider or the Administrative Agent, in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of AerCap, the Borrower, any Service Provider, the Administrative Agent or any of their respective Affiliates or to inspect the property (including the books and records) of AerCap, the Borrower, a Service Provider, the Administrative Agent or any of their respective Affiliates; (d) shall not be responsible to any Lender in its Funding Group for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note, any other Transaction Document or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith; and (e) shall incur no liability under or in respect of any Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 14A.3  Funding Agent and Affiliates. The respective Funding Agent of each Funding Group may generally engage in any kind of business with AerCap, the Borrower, the Service Providers, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of AerCap, the Borrower, the Service Providers, any Obligor or any of their respective Affiliates, all as if such Funding Agent were not a Funding Agent hereunder and without any duty to account therefor to any Lender in its respective Funding Group.

SECTION 14A.4  Lender’s Credit Decision. Each Lender in a Funding Group acknowledges that it has, independently and without reliance upon its respective Funding Agent, any of its Affiliates or any other Lender and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each such Lender also acknowledges that it will, independently and without reliance upon such Funding Agent, any of its Affiliates or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 14A.5  Certain Matters Affecting the Funding Agent.

(a) The respective Funding Agent of each Funding Group may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) Such Funding Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by such Funding Agent under this Agreement in good faith and in accordance with such Opinion of Counsel.

(c) Such Funding Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any Lender in its respective Funding Group pursuant to the provisions of this Agreement unless such Lender shall have furnished to such Funding Agent security or indemnity satisfactory to such Funding Agent against the costs, expenses and liabilities that may be incurred therein or thereby.

(d) Such Funding Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by its respective Funding Group Majority Lenders; provided, however, that if the payment within a reasonable time to such Funding Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such Funding Agent, not reasonably assured to such Funding Agent by the security afforded to it by the terms of this Agreement, such Funding Agent may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request or, if paid by such Funding Agent, shall be reimbursed by the Person making such request upon demand.

(e) Such Funding Agent may execute any of the trusts or powers under this Agreement or any other Transaction Document or perform any duties under this Agreement or any other Transaction Document either directly or by or through agents or attorneys or custodians. Such Funding Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by such Funding Agent. Such Funding Agent shall not be responsible for any misconduct or negligence attributable to the acts or omissions of any Service Provider or the Administrative Agent.

(f) Such Funding Agent may rely, as to factual matters relating to any Service Provider, on an officer’s certificate of such Service Provider.

(g) Such Funding Agent shall not be required to take any action or refrain from taking any action under this Agreement, or any Transaction Document referred to herein, nor shall any provision of this Agreement or any such Transaction Document be deemed to impose a duty on such Funding Agent to take action, if such Funding Agent shall have been advised by counsel that such action is contrary to the terms of this Agreement or any Transaction Document or is contrary to law.

(h) The Borrower and the Service Providers hereby (i) acknowledge that the Administrative Agent and Lenders have the right, in certain instances, to require such Funding Agent to take or refrain from taking certain actions under the terms of this Agreement and the other Transaction Documents and (ii) agree that such Funding Agent has no liability to the Borrower or the Service Providers with respect to taking or refraining from taking any such actions at the request of the Administrative Agent or Lender.

SECTION 14A.6  Funding Agent Not Liable. The respective Funding Agent of each Funding Group makes no representations as to the validity or sufficiency of this Agreement, the Notes or any other Transaction Document. Such Funding Agent shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Borrower Collateral, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority or its ability to generate the payments to be distributed to Lenders under this Agreement, including, without limitation, the existence, condition, location and ownership of any property; the performance or enforcement of any Lease; the compliance by the Borrower, AerCap, the Service Providers, or the Collateral Agent with any covenant or the breach by the Borrower, AerCap, the Service Providers or the Collateral Agent, of any warranty or representation made under this Agreement or any other Transaction Document or in any related document and the accuracy of any such warranty or representation prior to such Funding Agent’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Borrower or the Service Providers or any loss resulting therefrom; the acts or omissions of the Borrower, the Service Providers, the Collateral Agent, AerCap or any Obligor; any action of a Service Provider taken in the name of such Funding Agent; or any action by such Funding Agent taken at the instruction of AerCap, the Borrower or the Administrative Agent and/or Lenders which are authorized to provide such instruction in accordance with this Agreement or any of the other Transaction Documents; provided, however, that the foregoing shall not relieve such Funding Agent of its obligations to perform its duties under this Agreement. Such Funding Agent shall not be accountable for the use or application by the Borrower of any proceeds of the Advances, or for the use or application of any funds paid to a Service Provider in respect of the Leases or any other Aircraft Assets related to the Aircraft.

SECTION 14A.7  Agent May Own Notes. The respective Funding Agent of each Funding Group in its individual or any other capacity may become the owner or pledgee of Notes or any rights evidenced by Section 15.5(a) with the same rights as it would have if it were not such Funding Agent and may deal with the Service Providers in banking transactions with the same rights as it would have if it were not such Funding Agent.

SECTION 14A.8  Resignation or Removal of Agent.

(a)           Subject to the provisions of subsection (c) of this Section 14A.8, any Person acting as a Funding Agent of a Funding Group may at any time resign as such Funding Agent under this Agreement and the other Transaction Documents by giving thirty (30) days’ written notice thereof to the Borrower, the Service Providers and the Administrative Agent. Upon receiving such notice of resignation, the Funding Group Majority Lenders of such Funding Group (with approval of the Borrower, the Service Providers and Administrative Agent, in each case not to be unreasonably withheld or delayed) shall promptly appoint a successor Funding Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Funding Agent and the other copy of which instrument shall be delivered to the successor Funding Agent. If no successor Funding Agent shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Funding Agent may petition any court of competent jurisdiction for the appointment of a successor Funding Agent. The Borrower shall reimburse the resigning Funding Agent, pursuant to the Flow of Funds hereof, for all expenses which shall have been incurred by such resigning Funding Agent in accordance with this Agreement and the other Transaction Documents prior to the effective date of resignation of such resigning Funding Agent.

(b)           If at any time such Funding Agent shall be legally unable to act, or shall be adjudged a bankrupt or insolvent or a receiver of such Funding Agent or of its property shall be appointed or any public officer shall take charge or control of such Funding Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the related Funding Group Majority Lenders shall remove such Funding Agent. If such Funding Agent shall have been removed under the authority of the immediately preceding sentence, such Funding Group Majority Lenders (with approval of the Borrower, the Service Providers and Administrative Agent, such approval not to be unreasonably withheld or delayed) shall promptly appoint a successor Funding Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Funding Agent so removed and the other copy of which instrument shall be delivered to the successor Funding Agent. The Borrower shall reimburse the removed Funding Agent pursuant to the Flow of Funds for all expenses which shall have been incurred by such removed Funding Agent in accordance with this Agreement and the Other Transaction Documents prior to the effective date of removal of such removed Funding Agent.

(c)           Any resignation or removal of such Funding Agent and appointment of a successor Agent pursuant to any of the provisions of this Section 14A.8 shall not become effective until acceptance of appointment by the successor agent as provided in Section 14A.9.

SECTION 14A.9  Successor Funding Agent. Any successor Funding Agent appointed as provided in this Article XIVA shall execute, acknowledge and deliver to the Borrower, the Service Providers, the Administrative Agent and to its predecessor Funding Agent an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Funding Agent shall become effective and such successor Funding Agent, without any further act, deed or conveyance (except as provided below), shall become fully vested with all the rights, power, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Funding Agent; but, on request of the Borrower, a Service Provider, the Administrative Agent, or the successor Funding Agent, such predecessor Funding Agent shall, upon payment of its expenses then unpaid, execute and deliver an instrument transferring to such successor Funding Agent all of the rights, powers and trusts of the Funding Agent so ceasing to act, and shall duly assign, transfer and deliver to such successor Funding Agent all property and money held by such Funding Agent so ceasing to act hereunder for the benefit of the Lenders in its Funding Group. Upon request of any such successor Funding Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Funding Agent all such rights, powers and trusts. The predecessor Funding Agent shall deliver to the successor Funding Agent all documents and statements held by it under this Agreement or any Transaction Document; and the predecessor Funding Agent and the other parties to the Transaction Documents shall amend any Transaction Document to make the successor Funding Agent the successor to the predecessor Funding Agent thereunder; and the Borrower, the Service Providers, the Administrative Agent and the predecessor Funding Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Funding Agent all such rights, powers, duties and obligations. No successor Funding Agent shall accept its appointment as provided in this Section 14A.9 unless at the time of such acceptance such successor Funding Agent shall be eligible under the provisions of Section 14A.10. Upon acceptance of appointment by a successor Funding Agent as provided in this Section 14A.9, the Borrower shall mail notice by first-class mail of the appointment of such successor Funding Agent and the address of the successor Funding Agent’s corporate trust office under this Agreement to all Lenders at their addresses as shown in the Note Register or if no Note Register is required to be maintained with respect to any Lender pursuant to Section 15.5(b), such other address or such other address as shall be maintained for such Lender by the applicable Funding Agent. If the Borrower fails to mail such notice within ten (10) days after acceptance of appointment by the successor Funding Agent, the successor Funding Agent shall cause such notice to be mailed at the expense of the Borrower.

SECTION 14A.10 Eligibility Requirements for Successor Agent. Any successor Funding Agent under this Agreement shall be a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $500,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 14A.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time any successor Funding Agent shall cease to be eligible in accordance with the provisions of this Section 14A.10, such successor Funding Agent shall resign immediately in the manner and with the effect specified in Section 14A.8.

SECTION 14A.11  Merger or Consolidation of Agent. Any corporation into which any Funding Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such Funding Agent shall be a party, or any corporation succeeding to the corporate trust business of such Funding Agent, shall be the successor of such Funding Agent under this Agreement, provided such corporation shall be eligible under the provisions of Section 14A.10, without the execution or filing of any instrument or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

SECTION 14A.12  Funding Agent May Enforce Claims Without Possession of Notes. Whether or not any Funding Agent has requested a Note pursuant to Section 2.5, all rights of action and claims under this Agreement or the Notes may be prosecuted and enforced by such Funding Agent without the possession of any Note or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Funding Agent shall be brought in its own name as agent for the applicable Funding Group.

SECTION 14A.13  Indemnification of Agent. Each Lender in a particular Funding Group agrees to indemnify its Funding Agent (to the extent not reimbursed by the Borrower), ratably according to the amount of the outstanding Advances of such Lender as a percentage of the aggregate outstanding Advances of all Lenders in such Funding Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Funding Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Funding Agent under this Agreement or any other Transaction Document; provided, however, that no such Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Funding Agent’s gross negligence or willful misconduct.

SECTION 14A.14  Other Arrangements. No provision contained in this Article XIVA shall, in any way, limit or diminish any duty, obligation or responsibility which any Funding Agent may have to any Lender in its Funding Group pursuant to any other provision of this

Agreement or any separate agreement or arrangement between such Funding Agent and such Lender.

ARTICLE XV

ASSIGNMENTS

SECTION 15.1  Assignments. The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Funding Agent. The Lenders shall have the right to assign and/or participate their respective Non-Conduit Lender Commitments and Advances with prior notice to the Borrower, but without the consent of the Borrower; provided, however, that, at any time prior to the occurrence of an Event of Default, (a) any assignee or participant shall not be an entity which, at the time of assignment or participation, competes with AerCap in a material manner in the leasing of commercial aircraft unless the Borrower has otherwise consented to such assignee or participant (an assignee or participant meeting such criteria, an “Eligible Assignee”), (b) the indemnities to which any such assignee or participant shall be entitled under Section 6.2 or 6.3 hereof shall not be greater at and as of the time of assignment or participation than the indemnity to which the assignor or participant grantor would have been entitled under Section 6.2 or 6.3 hereof had such assignment or participation not occurred, (c) any assignee shall be a Qualifying Lender, and (d) any assignor shall only be released from its Non-Conduit Lender Commitments to the extent provided in the immediately succeeding sentence. Upon the issuance of a Non-Conduit Lender Commitment to provide a portion of the Class A Advances, Class B Advances or Class C Advances by any assignee of such Non-Conduit Lender Commitment of a Class A Lender, Class B Lender or Class C Lender, which assignee either (A) has a long term debt rating of at least “A” from Standard & Poor’s and/or “A2” from Moody’s, or a short term debt rating of at least “A-1” from Standard & Poor’s and/or “P-1” from Moody’s, or (B) has otherwise been consented to by the Borrower (with such consent not to be unreasonably withheld or delayed), such Class A Lender, Class B Lender or Class C Lender shall be released from the portion of its Non-Conduit Lender Commitment in an aggregate amount equal to the Non-Conduit Lender Commitment of such assignee. Notwithstanding the foregoing, UBSRESI shall have the right, at any time, to assign and/or participate its Non-Conduit Lender Commitments and Advances with prior notice to the Borrower, but without the consent of the Borrower, to any Affiliate of UBSRESI that is a Qualifying Lender at the time of such assignment or participation, and/or to any commercial paper conduit, that is a Qualifying Lender at the time of such assignment or participation, and is administered by any Affiliate thereof or administered by any other Person for the exclusive or non-exclusive benefit of any Affiliate of UBSRESI, and UBSRESI shall be released from the portion of its Non-Conduit Lender Commitment in an aggregate amount equal to the Non-Conduit Lender Commitment of the applicable assignee. In addition, any Lender or any of its Affiliates may pledge or assign any of its rights under this Agreement and under the Transaction Documents to any Federal Reserve Bank within the United States, or if a Qualifying Lender at the time of such pledge or assignment, to any liquidity or credit support provider or any commercial paper conduit collateral trustee without notice to or consent of the Borrower or any Funding Agent. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent or any Funding Agent, collaterally assign or pledge all or any portion of its rights under this Agreement and under the Transaction Documents, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities, in each case provided that each such holder is a Qualifying Lender. The parties hereto each acknowledge and agree that a Participant is neither an assignee nor a participant for purposes of this Article XV.

SECTION 15.2  Documentation. The assignor and the assignee involved in an assignment referred to in Section 15.1 shall execute and deliver to the Administrative Agent an Assignment and Assumption, duly executed by each such party, and the assigning Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in, and to enable the assignee to exercise or enforce any rights hereunder or under any applicable Note. The Administrative Agent shall promptly deliver to the Borrower a copy of each Assignment and Assumption that it receives pursuant to the terms of this Section 15.2.

SECTION 15.3  Rights of Assignee. The respective assignee receiving such assignment shall have all of the rights of such Lender hereunder and all references to the Lenders in Section 16.1 shall be deemed to apply to such assignee.

SECTION 15.4  Endorsement. Each Lender authorizes the related Funding Agent to, and each Funding Agent agrees that it shall, endorse any applicable Note to reflect any assignments made pursuant to this Article XV or otherwise (but failure to endorse such Note shall not affect the right of any Lender hereunder).

SECTION 15.5  Registration; Registration of Transfer and Exchange.

(a) Each Funding Agent shall maintain an account or accounts evidencing the indebtedness of the Borrower to each Lender in such Funding Agent’s Funding Group resulting from each Advance made by such Lender hereunder, including the amounts of principal and Yield payable and paid to such Lender from time to time hereunder. The entries made in such accounts shall be conclusive and binding for all purposes, absent manifest error. To the extent that any Funding Agent has not requested a Note pursuant to Section 2.5, such Funding Agent shall keep a register (the “Non-Note Register”) in which, subject to such reasonable regulations as it may prescribe, such Funding Agent shall provide for the registration of Advances and Non-Conduit Lender Commitments held by any member of the Funding Group related to such Funding Agent and of any transfers of such Advances and Non-Conduit Lender Commitments. Each Funding Agent is hereby appointed “Non-Note Registrar” for the purpose of registering any transfers of Advances and Non-Conduit Lender Commitments held by any member of the Funding Group related to such Funding Agent as herein provided. The entries made in the Non-Note Register by the Non-Note Registrar shall be conclusive and binding for all purposes, absent manifest error.

(b) To the extent that any Funding Agent has requested a Note pursuant to Section 2.5, such Funding Agent shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, such Funding Agent shall provide for the registration of Notes held by the Funding Group related to such Funding Agent and of transfer of such Notes.

Each Funding Agent is hereby appointed “Note Registrar” for the purpose of registering any Notes and transfers of Notes held by the Funding Group related to such Funding Agent as herein provided. The entries made in the Note Register by the Note Registrar shall be conclusive and binding for all purposes, absent manifest error.

(c) With respect to any Lender, the transfer of any commitment of any Lender and the rights to principal of, and interest on, any such commitment shall not be effective until such transfer is recorded on the Note Register or Non-Note Register maintained by the applicable Funding Agent with respect to ownership of such commitments prior to such recordation all amounts owing to the transferor with respect to such commitments shall remain owing to the transferor.

(d) Each Person who has or who acquired a Note, any Advances and/or any Non-Conduit Lender Commitment shall be deemed by the acceptance of acquisition thereof to have agreed to be bound by the provisions of this Section 15.5. No Note, Advances and/or Non-Conduit Lender Commitment may be transferred, and no Funding Agent shall register the transfer of a Note, Advance and/or Non-Conduit Lender Commitment, unless the proposed transferee shall have delivered to such Funding Agent and the Administrative Agent either (i) evidence satisfactory to it that the transfer of such Note, Advance and/or Non-Conduit Lender Commitment is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a “prohibited transaction” under ERISA or (ii) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 15.5 and, if applicable, the restrictions noted on the face of such Note.

(e) At the option of the holder thereof, any Note may be exchanged for one or more new Notes of any authorized denominations and of a like Class and aggregate principal amount at an office or agency of the applicable Funding Agent. Whenever any Notes are so surrendered for exchange, the Borrower shall execute and the applicable Funding Agent shall authenticate and deliver the new Notes which the holder making the exchange is entitled to receive.

(f) Upon surrender for registration of transfer of any Note at an office or agency of the applicable Funding Agent, the Borrower shall, at the request of such Funding Agent, execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like Class and aggregate principal amount.

(g) All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.

(h) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the applicable Funding Agent) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the holder thereof or his attorney duly authorized in writing. Each such Note shall be accompanied by a statement providing the name of the transferee and indicating whether the transferee is subject to income tax backup withholding requirements and whether the transferee is the sole beneficial owner of such Notes.

(i) No service charge shall be made for any registration of transfer or exchange of Notes, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of Notes, other than exchanges pursuant to this Section 15.5.

(j) The holders of the Notes shall be bound by the terms and conditions of this Agreement.

SECTION 15.6  Mutilated, Destroyed, Lost and Stolen Notes.

(a) If any mutilated Note is surrendered to the applicable Funding Agent, the Borrower shall, at the request of such Funding Agent, execute and the applicable Funding Agent shall authenticate and deliver in exchange therefor a new Note of like Class and tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Borrower and the applicable Funding Agent prior to the payment of any Note (i) evidence to their satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the applicable Funding Agent that such Note has been acquired by a bona fide purchaser, the Borrower shall, at the request of such Funding Agent, execute and the applicable Funding Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) Upon the issuance of any new Note under this Section 15.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the applicable Funding Agent) connected therewith.

(d) Every new Note issued pursuant to this Section 15.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 15.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 15.7  Persons Deemed Owners. The Borrower, any Service Provider, the applicable Funding Agent, the Administrative Agent and any agent of the Borrower, a Service Provider, the applicable Funding Agent or the Administrative Agent may treat the holder of any Note as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of the Borrower, any Service Provider, the applicable Funding Agent, the

Administrative Agent and any agent of the Borrower, a Service Provider, the applicable Funding Agent, or the Administrative Agent shall be affected by notice to the contrary.

SECTION 15.8  Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be delivered to the applicable Funding Agent, and shall be promptly canceled by it and may be destroyed pursuant to the applicable Funding Agent’s securities retention policies. The Borrower shall promptly deliver to the applicable Funding Agent for cancellation any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the applicable Funding Agent. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 15.8, except as expressly permitted by this Agreement.

ARTICLE XVI

INDEMNIFICATION

SECTION 16.1  General Indemnity of the Borrower. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Administrative Agent, the Collateral Agent, each Funding Agent on behalf of the members in the related Funding Group, each Lender and each of their respective Affiliates, and each of their respective successors, transferees, participants and assigns (and successors, transferees, participants and assigns thereof) and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby or the use of proceeds therefrom by the Borrower, including (without limitation) in respect of the funding of any Advance or in respect of any Aircraft, excluding, however, (a) Indemnified Amounts to the extent determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any Indemnified Party or its Affiliate, (b) any Taxes, loss of Tax benefits, or costs incurred in contesting any Taxes or loss of Tax benefits (the related indemnities for which are set out solely in Section 6.3 of this Agreement), (c) any Indemnified Amounts the liabilities for which are explicitly set out in another provision of this Agreement or the Transaction Documents, including costs and expenses covered by Section 17.4 of this Agreement, and (d) any Indemnified Amounts that constitute a cost or expense that is required to be borne by any Indemnitee pursuant to any other explicit provision of the Transaction Documents. Without limiting the foregoing, but subject to the exclusions described in clauses (a), (b), (c) and (d) above, the Borrower agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

(i)            the grant of a security interest to the Collateral Agent (for the benefit of the Lenders);

(ii)           the breach of any representation or warranty made by the Borrower, any Service Provider, any Borrower Subsidiary (or any of their respective officers) under or in connection with this Agreement or the other Transaction Documents, any Quarterly Report, Monthly Report, officer’s certificate or any other information, report or certificate delivered by the Borrower or any Service Provider pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(iii)          the failure by the Borrower, any Service Provider or any Borrower Subsidiary to comply in any material way with any applicable law, rule or regulation with respect to any Aircraft or Lease, or the nonconformity of any Aircraft or Lease with any such applicable law, rule or regulation;

(iv)          the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Lenders, a first-priority security interest in all the Borrower Collateral, free and clear of any Adverse Claim;

(v)           the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Borrower Collateral;

(vi)          any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Lease (including, without limitation, a defense based on such Lease not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii)         the commingling of the proceeds of the Aircraft, the Leases or any other Borrower Collateral at any time with other funds;

(viii)        any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the Ownership of the Aircraft, the Leases or any other Borrower Collateral;

(ix)           any failure of the Borrower, any Service Provider, or any Borrower Subsidiary to comply with its covenants contained in this Agreement or any other Transaction Document; or

(xi)           any claim brought by any Person other than an Indemnified Party arising from any activity by the Borrower, any Service Provider, or any Borrower Subsidiary or any Affiliate of any of them in servicing, administering or collecting any Aircraft or Lease.

SECTION 16.2  Waiver of Consequential Damages, Etc. To the fullest extent permitted by any applicable Requirement of Law, none of the Borrower, the Service Providers, or any Borrower Subsidiary shall assert, and each of them hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

ARTICLE XVII

MISCELLANEOUS

SECTION 17.1  No Waiver; Remedies. Neither the execution and delivery of this Agreement nor any failure on the part of any Lender, the Administrative Agent, the Collateral Agent, any Funding Agent, any Indemnified Party or any Affected Party to exercise, nor any delay by any such Person in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any such Person of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower, now or hereafter existing under this Agreement, to the Administrative Agent, any Affected Party, any Indemnified Party or any Lender or their respective successors and assigns.

SECTION 17.2  Amendments, Waivers. Neither this Agreement nor any other Transaction Document, nor any provision hereof or thereof, may be waived, amended, supplemented or modified except, in each case, with the written consent of the Class Majority Lenders and Administrative Agent; provided, however, that no such waiver, amendment, supplement or modification shall be effective if the effect thereof would:

(i)            waive, amend, supplement or modify any provision set forth in any of the following definitions without the consent of each of the Lenders:  Additional Advance Commitment Period, Amortization Period, Class A Advances Limit, Class A Borrowing Base, Class A Borrowing Base Deficiency, Class B Advances Limit, Class B Borrowing Base, Class B Borrowing Base Deficiency, Class C Advances Limit, Class C Borrowing Base, Class C Borrowing Base Deficiency, Conversion Date, Facility Termination Date, Initial Class A Borrowing Base, Initial Class B Borrowing Base, Initial Class C Borrowing Base, Initial Liquidity Reserve Amount, Initial Class C Reserve Amount, Required Liquidity Reserve Amount, Required Class C Reserve Amount, Maximum Aggregate Principal Amount, Maximum Class A Principal Amount, Maximum Class B Principal Amount and Maximum Class C Principal Amount;

(ii)           reduce the principal amount of any Advance or reduce the Yield payable in respect thereof, or reduce any fee payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender affected thereby;

(iii)          (A) change the Stated Maturity Date or any scheduled date of payment of any Class A Scheduled Principal Payment, Class B Scheduled Principal Payment or Class C Scheduled Principal Payment, (B) postpone the date for payment of any Obligation hereunder or (C) change the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby;

(iv)          increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender affected thereby;

(v)           permit the assignment or delegation by AerCap, the Borrower or any of the Borrower Subsidiaries of any of its respective rights or obligations under any Transaction Document (except as delegated pursuant to the Service Provider Agreements), without the written consent of each Lender;

(vi)          release any material portion of the Collateral from the Lien of the Security Trust Agreement (other than in connection with a transfer, sale or other disposition permitted under Section 10.8 hereof or as otherwise provided in or contemplated by the Transaction Documents), or alter the relative priorities of the Obligations entitled to the Liens of the Security Trust Agreement, without the consent of each Lender;

(vii)         change the amount of, or order of priority in which, payments of funds on deposit in the Collection Account, or the proceeds of draws from the Liquidity Reserve Account, are to be applied in accordance with the terms hereof, without the written consent of each Lender affected thereby;

(viii)        change any provision in Section 4.4 or any other provision hereof in any manner which would alter the pro rata allocation among the Lenders, Class A Lenders, Class B Lenders or Class C Lenders, respectively, of Advances to be made hereunder or repayments in respect thereof, in each case without the written consent of each Lender affected thereby;

(ix)          change any provision of this Section 17.2, without the consent of each Lender affected thereby;

(x)           change the percentage set forth in the definition of Class Majority Lenders, Class A Majority Lenders, Class B Majority Lenders, Class C Majority Lenders or Funding Group Majority Lenders, without the written consent of each Lender affected thereby;

(xi)          change or waive any provision of Article XIV as the same applies to any Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of any Administrative Agent, in each case without the written consent of such Administrative Agent;

(xii)         change or waive any provision of Article XIVA as the same applies to any Funding Agent, or any other provision hereof as the same applies to the rights or obligations of any Funding Agent, in each case without the written consent of such Funding Agent; or

(xiii)        change or waive any provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the written consent of such Administrative Agent.

The Borrower and the Service Providers agree to make such amendments to this Agreement from time to time as may be necessary to evidence the addition of a new Lender in any Funding Group or the addition of an Other Funding Group hereunder.

SECTION 17.3  Notices, Etc.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by telecopier, to the intended party at the address or telecopier number of such party set forth under its name on the signature pages hereof or at such other address or telecopier number as shall be designated by such party in a written notice to the other parties hereto. Notices sent by hand or overnight courier service shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 17.3(c)) be delivered or furnished by electronic communication (including e mail and Internet or intranet websites); provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Trustee, the Borrower or the Servicer may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 17.3(c)); provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent or a Funding Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Posting. Each of the Borrower and the Service Providers hereby agrees that it will provide to the Administrative Agent and each Funding Agent all information, documents and other materials that it is obligated to furnish to such Person pursuant to this Agreement and any other Transaction Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for an Advance, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to such Person at the e-mail address of such party set forth under its name on the signature pages hereof or at such other e-mail address(es) provided to the Service Providers or the Borrower from time to time or in such other form, including hard copy delivery thereof, as such Person shall require. In addition, each of the Borrower and the Service Providers agrees to continue to provide the Communications to such Person in the manner specified in this Agreement or any other Transaction Document or in such other form, including hard copy delivery thereof, as such Person shall require. Nothing in this Section 17.3 shall prejudice the right of any party hereto to give any notice or other communication pursuant to this Agreement or any other Transaction Document in any other manner specified in this Agreement or any other Transaction Document or as any such party shall require. Also, nothing in this Section 17.3 shall be interpreted as requiring any Borrower Group Member or the Servicer to provide copies of Leases in a manner that would disclose Lease rentals thereon, although copies of Leases with rental redacted, and other portfolio information may be provided.

Each of the Borrower and the Service Providers further agrees that the Administrative Agent and the Funding Agents may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.”  None of the Administrative Agent or the Funding Agents warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and they expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any of them in connection with the Communications or the Platform. In no event shall any of them have any liability to the Borrower, any Service Provider, or any of their Affiliates, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.

SECTION 17.4  Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand, at any time on or after the Closing Date, all costs and expenses (other than with respect to Taxes, the indemnities for which are set out solely in Section 6.3 of this Agreement) in connection with the preparation, execution, delivery and administration of this Agreement, the other Transaction Documents, and the other documents and agreements to be delivered hereunder, and any amendments, waivers or consents executed in connection with this Agreement and/or the other Transaction Documents, including, without limitation, (i) the reasonable legal fees and disbursements of Kaye Scholer LLP, counsel to the Administrative Agent, the initial Funding Agents hereunder and the initial Lenders hereunder, (ii) the other reasonable out-of-pocket costs and expenses of the Administrative Agent, the Funding Agents and the Lenders (the “Credit Parties”), including, without limitation, due diligence expenses, and printing, reproduction, document delivery and communication costs, each as incurred in connection with the transactions contemplated hereunder, or the preparation, review, negotiation, execution and delivery and/or enforcement of the Transaction Documents (but excluding legal fees and disbursements for any counsel other than the counsel described in clause (i) above), (iii) any amendments, waivers and consents (but not any assignments or participation agreements) executed in connection with the Transaction Documents, (iv) all costs and expenses, if any (including counsel fees and expenses), of the Credit Parties, in connection with the enforcement of the Transaction Documents, and (v) all costs and expenses (including counsel fees and expenses) of the Collateral Agent and the Account Bank. The Borrower shall pay all amounts under this Section 17.4 from time to time upon demand pursuant to the Flow of Funds and after the Borrower and the Service Providers have been furnished with reasonably detailed evidence thereof. The Borrower’s obligations under this paragraph shall survive any termination of this Agreement.

SECTION 17.5  Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and the provisions of Article VI, Article XI and Article XVI shall inure to the benefit of the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date when all Obligations have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article VI and Article XVI and Section 17.4 shall be continuing and shall survive any termination of this Agreement and any termination of any member of the AerCap Group’s rights to act as a Service Provider hereunder or under any other Transaction Document.

SECTION 17.6  Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 17.7  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 17.8  Governing Law; Venue.

(a) THIS AGREEMENT SHALL IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE COLLATERAL AGENT FOR THE BENEFIT OF THE LENDERS IN THE BORROWER COLLATERAL, THE PARENT COLLATERAL, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, LEGAL ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS AGREEMENT IN ANY COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK AND HEREBY FURTHER WAIVES ANY CLAIM THAT A COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING.

(c) EACH OF THE BORROWER AND THE SERVICE PROVIDERS, AGREES THAT THE PROCESS BY WHICH ANY SUIT, ACTION OR PROCEEDING IS BEGUN MAY BE SERVED ON IT BY BEING DELIVERED IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN THE CITY OF NEW YORK TO NATIONAL REGISTERED AGENTS, INC., WITH AN OFFICE ON THE DATE HEREOF AT 875 AVENUE OF THE AMERICAS, SUITE 501, NEW YORK, NEW YORK 10001, AND EACH OF THEM HEREBY APPOINTS NATIONAL REGISTERED AGENTS, INC. ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF SUCH SERVICE OF LEGAL PROCESS.

SECTION 17.9  Counterparts.

(a) Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 17.10  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY OTHER AFFECTED PERSON OR INDEMNIFIED PARTY. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

SECTION 17.11  Third Party Beneficiary. This Agreement shall only inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and no third party is entitled to benefit from this Agreement or the terms hereof.

SECTION 17.12  No Proceedings. Each of the Service Providers and the Collateral Agent agrees that it will not institute against the Borrower or any Borrower Subsidiary, or join any other Person in instituting against the Borrower or any Borrower Subsidiary, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as, any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. Each of the Service Providers, the Collateral Agent, each Lender, the Administrative Agent, each Funding Agent and any assignee or other holder of a Note hereby agrees that it will not institute against any Other Conduit, or join any other Person in instituting against any Other Conduit, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any commercial paper or other senior indebtedness issued by such Other Conduit, as applicable, shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall be outstanding.

The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

SECTION 17.13  ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 17.14  Resolution of Drafting Ambiguities. Each of the Borrower and the Service Providers acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Transaction Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

SECTION 17.15  Confidentiality.

(a) Unless otherwise required by applicable law, the Borrower and the Service Providers each agrees to maintain the confidentiality of the financial terms and conditions of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and the identity of the parties hereto, to the other Transaction Documents and otherwise participating in such transactions; provided, that this Agreement may be disclosed to (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrative Agent and each Funding Agent, (ii) the Borrower’s legal counsel and auditors and (iii) any Government Entity if required by law.

(b) Each of the Administrative Agent, each Funding Agent, the Collateral Agent, the Account Bank (in each case, for itself and not on behalf of any Lender or other party hereto) and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including the Japanese central bank, in the case of a Lender organized under the laws of Japan, or any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 17.15(b), to (i) any assignee of or participant in (and including a Participant), or any prospective assignee of or participant in (including a prospective Participant), any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) to the Borrower, any member of the AerCap Group or any of their respective Subsidiaries or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 17.15(b) or (y) becomes available to the Administrative Agent, any Funding Agent, the Collateral Agent, the Account Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a member of the AerCap Group, the Borrower, a Service Provider or any of their respective Subsidiaries. For purposes of this Section, “Information” means all information received from AerCap or any member of the AerCap Group, the Borrower or any of their respective Subsidiaries relating to AerCap, the AerCap Group, the Borrower or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Funding Agent, the Collateral Agent, the Account Bank or any Lender on a nonconfidential basis prior to disclosure by AerCap, any member of the AerCap Group, the Borrower or any of their respective Affiliates. Any person required to maintain the confidentiality of Information as provided in this Section 17.15(b) shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

SECTION 17.16  USA Patriot Act Notice. The Administrative Agent, each Funding Agent (in each case, for itself and not on behalf of any Lender) and each Lender hereby notifies the Borrower and AerCap that pursuant to the requirements of the Patriot Act, such Person is required to obtain, verify, and record information that identifies the Borrower and AerCap, which information includes the name and address of the Borrower and AerCap and other information that will allow such Person to identify the Borrower and AerCap in accordance with the Patriot Act.

SECTION 17.17  Collateral Agent/Account Bank Notice. To help fight the funding of terrorism and money laundering activities, the Collateral Agent and the Account Bank will obtain, verify and record information identifies individuals or entities that establish a relationship or open an account with the Collateral Agent and/or Account Bank. The Collateral Agent and Account Bank will ask for the name, address, tax identification number and other information that will allow either of them to identify the individual or entity who is establishing the relationship or opening the account. The Collateral Agent and Account Bank may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

SECTION 17.18  Collateral Agent/Account Protections. The rights, protections and indemnities of the Collateral Agent as set forth in the Security Trust Agreement shall be incorporated herein for the benefit of the Collateral Agent and the Account Bank, as applicable, as though explicitly set forth herein.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

AERFUNDING 1 LIMITED, as Borrower

By:	/s/ Jonathan Law
	Name:	JONATHAN LAW
	Title:	DIRECTOR

AerFunding 1 Limited
Clarendon House
2 Church Street
Hamilton, HM 11
Bermuda
Facsimile No.: 441 -292-4720 / 295-1861

with a copy to:

AerCap Administrative Services Limited
AerCap House
Shannon
Ireland
Attention: Company Secretary
Facsimile No.: +353 61 723850

AERCAP LRELAND LIMITED

By:	/s/ Sen Brennan
	Name:	Sen Brennan
	Title:	Director

AerCap Ireland Limited
AerCap House
Shannon
Ireland
Attention: Company Secretary
Facsimile No.: +353 61 723850

AERCAP ADMINISTRATIVE SERVICES
LIMITED

By:	/s/ Sen Brennan
	Name:	Sen Brennan
	Title:	Director

AerCap Administrative Services Limited
AerCap House
Shannon
Ireland
Attention: Company Secretary
Facsimile No.: +353 61 723850

AERCAP CASH MANAGER I1 LIMITED

By:	/s/ Sen Brennan
	Name:	Sen Brennan
	Title:	Director

AerCap Cash Manager II Limited
AerCap House
Shannon
Ireland
Attention: Company Secretary
Facsimile No.: : +353 61 723850

UBS REAL ESTATE SECURITIES INC., as a
UBS Non-ConduLLender and Class A Lender

By:	/s/ Prakash Wadhwani
	Name:	Prakash Wadhwani
	Title:	Director

By:	/s/ Shahid Quraishi
	Name:	SHAHID QURAISHI
	Title:	Managing Director

1285 Avenue of the Americas - 1lth Floor
New York, NY 10019
Attention: Prakash Wadhwani
Telephone No.: 212-713-3983
Facsimile No.: 212-713-7999
e-mail: Prakash.Wadhwani@ubs.com

with a copy to:

1285 Avenue of the Americas - 1lth Floor
New York, NY 10019
Attention: Kathy Pringle
Telephone No.: 212-713-9750
e-mail: Kathy-K.Pringle@ubs.com

with a further copy to:

677 Washington Blvd., 6th floor tower
Stamford, CT 06901
Attention: Marc Ferrante
Telephone No.: 203-719-1251
e-mail: DL-RESIFUNDING@ubs.com

UBS SECURITIES LLC, as Administrative Agent
and as UBS Funding Agent

By:	/s/ Prakash Wadhwani
	Name:	Prakash Wadhwani
	Title:	Director

By:	/s/ Mostafiz Shah Mohammed
	Name:	MOSTAFIZ SHAH MOHAMMED
	Title:	Executive Director

1285 Avenue of the Americas - 1lth Floor
New York, NY 10019
Attention: Prakash Wadhwani
Telephone No.: 212-713-3983
Facsimile No.: 212-713-7999
e-mail: Prakash. Wadhwani@ubs.com

with a copy to:

1285 Avenue of the Americas - 1lth Floor
New York, NY 10019
Attention: Kathy Pringle
Telephone No.: 212-713-9750
e-mail: Kathy-K.Pringle@ubs.com

with a further copy to:

677 Washington Blvd., 6th floor tower
Stamford, CT 06901
Attention: Marc Ferrante
Telephone No.: 203-719-1251
e-mail: DL-RESIFUNDING@ubs.com

UBS REAL ESTATE SECURITIES INC., as a
UBS Non-Conduit Lender and Class B Lender

By:	/s/ Prakash Wadhwani
	Name:	Prakash Wadhwani
	Title:	Director

By:	/s/ Shahid Quraishi
	Name:	SHAHID QURAISHI
	Title:	Managing Director

1285 Avenue of the Americas - 1lth Floor
New York, NY 10019
Attention: Prakash Wadhwani
Telephone No.: 212-713-3983
Facsimile No.: 212-713-7999
e-mail: Prakash.Wadhwani@ubs.com

with a copy to:

1285 Avenue of the Americas - 1lth Floor
New York, NY 10019
Attention: Kathy Pringle
Telephone No.: 212-713-9750
e-mail: Kathy-K.Pringle@ubs.com

with a further copy to:

677 Washington Blvd., 6th floor tower
Stamford, CT 06901
Attention: Marc Ferrante
Telephone No.: 203-719-1251
e-mail: DL-RESIFUNDING@ubs.com

UBS REAL ESTATE SECURITIES INC., as a
UBS Non-Conduit Lender and Class C Lender

By:	/s/ Prakash Wadhwani
	Name:	Prakash Wadhwani
	Title:	Director

By:	/s/ Shahid Quraishi
	Name:	SHAHID QURAISHI
	Title:	Managing Director

1285 Avenue of the Americas - 1lth Floor
New York, NY 10019
Attention: Prakash Wadhwani
Telephone No.: 212-713-3983
Facsimile No.: 212-713-7999
e-mail: Prakash.Wadhwani@ubs.com

with a copy to:

1285 Avenue of the Americas - 1lth Floor
New York, NY10019
Attention: Kathy Pringle
Telephone No.: 212-713-9750
e-mail: Kathy-K.Pringle@ubs.com

with a further copy to:

677 Washington Blvd., 6th floor tower
Stamford, CT 06901
Attention: Marc Fenante
Telephone No.: 203-719-1251
e-mail: DL-RESIFUNDING@ubs.com

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and as Account Bank

By:	/s/ Eileen M. Hughes
	Name:	Eileen M. Hughes
	Title:	VICE President

By:	/s/ [ILLEGIBLE]
Name:
Title:

60 Wall Street - 26thFloor
New York, NY 10005
Attention:	Trust and Securities/Structured Finalee Services
Facsimile No.: 1-908-608-3215

Appendix I

Portfolio Limitations and Eligible Aircraft

TABLE 1

		Maximum Aircraft
		Type Concentration	Maximum Age
Aircraft Type	Category	Percentage*	(in months)*
A319-100	1	75%	96-120
A320-200 (A1 Engine)	2	25%	120-189
A320-200 (Non A1 Engine)***	1	75%	96-120
A321-200	1	25-35%	96-120
B737-300	2	20-35%	144-189
B737-300F	2	20-35%	60-84	**
B737-400	2	20-35%	144-189
B737-400F	2	20-35%	60-84	**
B737-500	3	20-35%	144-180
B737-700	1	75%	96-120
B737-800	1	75%	96-120
B747-400F	2	10-15%	60-84	**
B757-200Pax	3	10-20%	144-180
B757-200F	2	20-30%	60-84	**
B767-300ER	3	15-20%	144-180
B777-200ER	2	25%	96-120
B777-300ER	2	25%	96-120
A330-200	2	15%	96-144
A330-300	3	5-10%	96-144
MD-11F	3	10-15%	60-84	**

*                                         Ranges are listed due to their relevance to Advance Rate Adjustment provisions

**                                  Aircraft Age from Freighter Conversion Effective Date

***         A320-200 (Non A1 Engine) older than 120 months of age shall be treated thereafter as an A320-200 (A1 Engine)

A-1-1

Base Advance Rates:

TABLE 2

		Class A	Class A	Class B		Class C	Class C
		Advance	Advance	Advance	Class B	Advance	Advance
		Rate	Rate	Rate	Advance	Rate	Rate
		before	after	before	Rate after	before	after
		Critical	Critical	Critical	Critical	Critical	Critical
Aircraft Type	Category	Mass	Mass	Mass	Mass	Mass	Mass
A319-100	1	62%	67%	72%	77%	80%	85%
A320-200 (A1 Engine)	2	57%	62%	67%	72%	75%	80%
A320-200 (Non A1 Engine) ***	1	62%	67%	72%	77%	80%	85%
A321-200	1	62%	67%	72%	77%	80%	85%
B737-300	2	57%	62%	67%	72%	75%	80%
B737-300F	2	57%	62%	67%	72%	75%	80%
B737-400	2	57%	62%	67%	72%	75%	80%
B737-400F	2	57%	62%	67%	72%	75%	80%
B737-500	3	51%	56%	61%	66%	69%	74%
B737-700	1	63%	68%	73%	78%	81%	86%
B737-800	1	63%	68%	73%	78%	81%	86%
B747-400F	2	58%	63%	68%	73%	76%	81%
B757-200Pax	3	52%	57%	62%	67%	70%	75%
B757-200F	2	60%	65%	70%	75%	78%	83%
B767-300ER	3	51%	56%	61%	66%	69%	74%
B777-200ER	2	58%	63%	68%	73%	76%	81%
B777-300ER	2	58%	63%	68%	73%	76%	81%
A330-200	2	56%	61%	66%	71%	74%	79%
A330-300	3	49%	54%	59%	64%	67%	72%
MD-11F	3	49%	54%	59%	64%	67%	72%

*** see previous page legend

[continues next page]

A-1-2

Geographical Diversification:

Country Concentration Limits

Country	Percentage

United States	30%
United Kingdom	30%
Countries rated BBB/Baa2 (or the equivalent) or better (1)	20%
India	15 — 20	%(2)
Other	15%

Region Concentration Limits

Region	Percentage

Any Developed Market Region (3)	50%
Any Emerging Market Region other than Asia (3)	35%
Emerging Market Asia (3)	45%
Other (3)	20	%(4)
Asia/Pacific (3)	55%

(1)         Based on the sovereign foreign currency debt rating assigned by the rating agencies to the country in which a Lessee is domiciled at the time the relevant lease is executed

(2)         Up to a Facility Limit Percentage of 15% if Aircraft are under lease to only one Lessee or any of its Affiliates (“Lessee Group”) domiciled in India; up to 20% if Aircraft are under lease to more than one Lessee Group domiciled in India, so long as a single Lessee Group domiciled in India does not account for a Facility Limit Percentage of more than 15% of the aggregate Aircraft so leased to Lessee Groups domiciled in India

(3)         The designations of Emerging Markets and Developed Markets are as determined and published by Morgan Stanley Capital International (or such other information source as shall be acceptable to the Administrative Agent) from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, applicable regulatory environment, exchange controls and perceived investment risk. The current designations are set out below:

Region	Country

Developed Markets

Europe	EU (except Greece, Luxembourg, Czech Republic, Hungary, Poland, Cyprus, Estonia, Latvia, Lithuania, Malta, Slovakia and Slovenia), Norway and Switzerland
North America	Canada and United States
Pacific	Australia, Hong Kong, Japan, New Zealand and Singapore

A-1-3

Region (continued)	Country (continued)

Emerging Markets

Asia	China, India, Indonesia, South Korea, Malaysia, Pakistan, Philippines, Sri Lanka, Taiwan and Thailand
Europe and Middle East	Czech Republic, Greece, Hungary, Israel, Jordan, Poland, Russia, Turkey, Cyprus, Estonia, Latvia, Lithuania, Malta, Slovakia and Slovenia

Latin America	Argentina, Brazil, Chile, Colombia, Mexico, Peru and Venezuela

Other	All other countries (generally those that have small or underdeveloped capital markets)

(4)         In addition, within the “Other” designation, no more than 5% shall be leased to Lessees or Affiliates thereof domiciled in “Other” countries in Africa.

A-1-4

EXHIBIT A

Form of Advance Request

[See attached]

A-1-1

EXHIBIT B

FORM OF NOTE

[See attached]

B-1

EXHIBIT C

Form of Assignment and Assumption

[See attached]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [                 ], in its capacity as a Lender under the Credit Agreement identified below (as amended, the “Credit Agreement”) (such Lender, the “Assignor”), and [                 ] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amounts and percentage interests identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, in each case, solely to the extent related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty of any kind, whether express or implied, by the Assignor.

(a)	Assignor:

(b)	Assignee:

(c)	Borrower:	AerFunding 1 Limited

(d)	Administrative Agent:	[ ], as the administrative agent under the Credit Agreement

(e)	Funding Agent with respect
to loans being assigned:		, as the funding agent for the [ ] Funding Group under the
Credit Agreement

(f)	Collateral Agent:	[Deutsche Bank Trust Company Americas]

(g)	Credit Agreement:

That certain Credit Agreement dated as of [        ], 2006 by and among AerFunding 1 Limited as Borrower, AerCap Ireland Limited as Servicer, the Other Service Providers party thereto, UBS Real Estate Securities Inc. (“UBSRESI”) and other financial institutions named therein, as Class A Lenders, UBSRESI (“B Lender”), and other financial institutions named therein, as Class B Lenders, UBSRESI and the other financial institutions named therein, as Class C Lenders, UBS Securities LLC as the Administrative Agent and as UBS Funding Agent, the other funding agents named therein, and the Collateral Agent.

(h)	Assigned Interest:

		Amount of	Percentage of
	Amount of	Non-Conduit	Non-Conduit
Class of	Non-Conduit	Lender	Lender			Amount of	Percentage
Advances and	Lender	Commitment	Commitment		Amount of	Advances of	of Advances
commitments	Commitment	of (2)	of (3)		Advances of	(5)	of (6)
assigned	of (1)	assigned	assigned		(4)	assigned	assigned

[Class A/Class B/Class C]	$	$	.	%	$	$	.	%

(1)           Applicable A Lender, B Lender or C Lender.

(2)           Applicable A Lender, B Lender or C Lender.

(3)           Applicable A Lender, B Lender or C Lender.

(4)           Applicable A Lender, B Lender or C Lender.

(5)           Applicable A Lender, B Lender or C Lender.

(6)           Applicable A Lender, B Lender or C Lender.

Effective Date:                               , 20

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

[NAME OF RELEVANT PARTY], as
Funding Agent

By:
Name:
Title:

By:
Name:
Title:

ANNEX 1 to
Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
(AerFunding 1 Limited Credit Agreement)

1.  Representations and Warranties.

1.1           Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by the Assignor and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, including providing prior notice of the assignment contemplated by this Assignment and Assumption to the Borrower; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.

1.2           Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, [(ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement),](7) (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement, including the requirements concerning confidentiality and indemnification, as a Lender and a [       ] Non-Conduit Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is a Qualifying Lender as of the Effective Date, and it will notify the Borrower reasonably promptly after it becomes aware that it is no longer a Qualifying Lender, (v) it has received a copy of the Credit Agreement and the other Transaction Documents, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Funding Agent, the Assignor or any other Lender, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Funding Agent, the Assignor or any other Lender, and based on such

(7)           Delete if an Event of Default has occurred.

1

documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

2.  Payments.

From and after the Effective Date, the [        ] Funding Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

2

EXHIBIT D

Form of Quarterly Report

[See attached]

Exh. D-1

EXHIBIT E

[Reserved]

Exh. E-1

EXHIBIT F

[Reserved]

Exh. F-1

EXHIBIT G

Form of Servicing Agreement

[See attached]

Exh. G-1

EXHIBIT H

Form of Monthly Report

[See attached]

Exh. H-1

EXHIBIT I

Form of Security Trust Agreement

[See attached]

Exh. I-1

EXHIBIT J

Form of Participation Agreement

[See attached]

Exh. J-1

EXHIBIT K

Forms of Opinion of Counsel

to Borrower Group/AerCap

Exh. K-1

EXHIBIT L

Forms of Opinion of Counsel

To Administrative Agent/Lenders

Exh. L-1

EXHIBIT M

Form of AerCap-Borrower Purchase Agreement

[See attached]

Exh. M-1

EXHIBIT N

Form of Syndication Cooperation Agreement

[See attached]

Exh. N-1

EXHIBIT O

AerFunding 1 Limited Hedging Policy

As Of April 26, 2006

Hedging Methods/Objectives

•                  The Borrower will use interest rate derivatives to hedge the interest rate risk (“Exposure”) arising from the mis-match between its fixed and floating rate lease assets, cash balances held in the Liquidity Reserve Account and Class C Reserve Account, and Advances provided through this Credit Agreement.

Strategy

•                  The Exposure will be calculated based on the current and projected outstanding principal balances of Advances, the Borrower’s existing interest rate derivatives portfolio, the Borrower’s cash balances held in the Liquidity Reserve Account and Class C Reserve Account, and the maturity profile of the Borrower’s Lease portfolio.

•                  At least 70% of the Exposure (the “Hedge Requirement”) will be hedged through the use of Eligible Hedge Agreements.

•                  If any Eligible Hedge Agreement constituting interest rate caps are used, the spread above the then “at-the-money” strike rate shall not exceed 1.50%. Eligible Hedge Agreements constituting interest rate swaps will require the Borrower to pay a fixed rate and receive a monthly floating rate, against the notional amount stated therein.

•                  The Borrower will evaluate monthly whether it is in compliance with the Hedge Requirement and if its determination concludes that it is not in compliance, the Borrower will promptly make adjustments to its portfolio of Eligible Hedge Agreements to restore compliance.

•                  On behalf of the Borrower, the Cash Manager will be obligated to assist the Borrower in implementing and maintaining the Hedging Policy, pursuant to the terms of the Cash Management Agreement and in compliance with this Credit Agreement.

Modification

If the Borrower desires to amend the Hedging Policy, it may present the proposed change in or replacement Hedging Policy to the Administrative Agent. The Administrative Agent must approve the proposed change or replacement in order for it to be adopted and become the Hedging Policy hereunder. Any proposed modification not so approved shall not be given effect, and the existing current Hedging Policy shall continue as the Hedging Policy for purposes of the Credit Agreement.

Exh. N-A

SCHEDULE I

List of Aircraft

[See attached]

1

SCHEDULE II

List of Aircraft Owning Entities, the Aircraft Owned
by Such Aircraft Owning Entities and the associated
Owner Participants and Owner Trustees

[See attached]

1

SCHEDULE III

List of Leases

[See attached]

1

SCHEDULE IV

List of Approved Countries

[See attached]

1

SCHEDULE V

[Reserved]

1

SCHEDULE VI

Account Details

[See attached]

1

SCHEDULE VII

[Reserved]

1

SCHEDULE VIII

Capitalization and Subsidiaries

[See attached]

1